As filed with the Securities and Exchange Commission on November 6, 2014

Registration No. 333-198702

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ben Franklin Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	61-1746204
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

830 East Kensington Road

Arlington Heights, Illinois 60004

(847) 398-0990

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mr. C. Steven Sjogren

Chairman, President and Chief Executive Officer

830 East Kensington Road

Arlington Heights, Illinois 60004

(847) 398-0990

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip Weissman, Esq. Michael Brown, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Daniel C. McKay, II Jennifer Durham King Vedder Price 222 North LaSalle Street Chicago, Illinois 60601

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	998,488 shares	$10.00	$ 9,984,880 (1)	$ 1,287 (2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

BEN FRANKLIN FINANCIAL, INC.

(Proposed Holding Company for Ben Franklin Bank of Illinois)

Up to 486,828 Shares of Common Stock

(Subject to Increase to up to 559,852 Shares)

Ben Franklin Financial, Inc., a Maryland corporation, is offering up to 486,828 shares of common stock for sale at $10.00 per share on a best efforts basis in connection with the conversion of Ben Franklin Financial, MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in Ben Franklin Financial, Inc., a federal corporation, currently held by Ben Franklin Financial, MHC. In this prospectus, we refer to Ben Franklin Financial, Inc., the Maryland corporation, as “New Ben Franklin,” and we refer to Ben Franklin Financial, Inc., the federal corporation, as “Old Ben Franklin.” Old Ben Franklin owns all of the outstanding shares of common stock of Ben Franklin Bank of Illinois, a federal savings bank which we will refer to as “Ben Franklin Bank” or the “Bank”, and will be succeeded by New Ben Franklin upon completion of the conversion. Transactions in Old Ben Franklin’s common stock are currently quoted on the OTCQB tier operated by OTC Markets Group, Inc. under the symbol “BFFI,” and we expect transactions in the shares of New Ben Franklin common stock will be quoted on the OTC Pink tier operated by OTC Markets Group, Inc. under the symbol “BFFI.” We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

The shares of common stock are first being offered in a subscription offering to eligible depositors of Ben Franklin Bank, and to the tax-qualified employee benefit plans of Ben Franklin Bank. Shares not purchased in the subscription offering may be offered for sale to the public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing in Cook County, Illinois and then to public stockholders of Old Ben Franklin. We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering. The syndicated offering may commence before the subscription and community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated offering.

We must sell a minimum of 359,829 shares in order to complete the offering and the conversion. We may sell up to 559,852 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers.

In addition to the shares we are selling in the offering, the shares of Old Ben Franklin held by the public will be exchanged for shares of common stock of New Ben Franklin based on an exchange ratio that will result in the public stockholders of Old Ben Franklin owning approximately the same percentage of New Ben Franklin common stock as they owned of Old Ben Franklin common stock immediately prior to the completion of the conversion. We will issue up to 381,424 shares in the exchange, which may be increased to up to 438,636 shares if we sell 559,852 shares of common stock in the offering.

The minimum order is 25 shares. The subscription offering and community offerings are expected to expire at 12:00 noon, Central Time, on December 17, 2014. We may extend this expiration date without notice to you until January 31, 2015. Once submitted, orders are irrevocable unless the subscription offering and/or community offering are terminated or extended, with regulatory approval, beyond January 31, 2015, or the number of shares of common stock to be sold is increased to more than 559,852 shares or decreased to less than 359,829 shares. If the offering is extended past January 31, 2015, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at [interest rate]% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 559,852 shares or decreased to less than 359,829 shares, we will resolicit subscribers, and all funds received for the purchase of shares of common stock will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at Ben Franklin Bank and will earn interest at [interest rate]% per annum until completion or termination of the offering.

Sterne, Agee & Leach, Inc., will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole book-running manager for any syndicated offering. Sterne, Agee & Leach, Inc. is not required to purchase any shares of common stock offered for sale in the subscription and community offerings.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	359,829	423,329	486,828	559,852
Gross offering proceeds	$3,598,290	$4,233,290	$4,868,280	$5,598,520
Estimated offering expenses, excluding selling agent and underwriters’ commissions and expenses (1)	$804,500	$804,500	$804,500	$804,500
Selling agent and underwriters’ commissions and expenses (2)	$305,000	$305,000	$305,000	$305,000
Selling agent and underwriters’ commissions and expenses per share (2)	$0.85	$0.72	$0.63	$0.54
Estimated net proceeds	$2,488,790	$3,123,790	$3,758,780	$4,489,020
Estimated net proceeds per share (2)	$6.92	$7.38	$7.72	$8.02

(1)	Includes $35,000 payable to Sterne, Agee & Leach, Inc. for records management services. Any material changes in regulations or the plan of conversion and reorganization, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not to exceed $10,000.
(2)

The amounts shown assume that all of the shares are sold in the subscription and/or community offerings. See “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” for information regarding compensation to be received by Sterne, Agee & Leach, Inc. in the subscription and community offerings and the compensation to be received by Sterne, Agee & Leach, Inc., and the other broker-dealers that may participate in a syndicated community offering. If all shares of common stock were sold in the syndicated community offering, excluding insider purchases and shares purchased by our employee stock ownership plan, for which no fee will be paid, the selling agent and broker-dealers’

commissions and expenses would be approximately $305,000, $305,000, $334,850 and $375,600, or approximately $0.82, $0.72, $0.69 and $0.67 per share, at the minimum, midpoint, maximum and adjusted maximum levels of the offering, respectively. In addition, if all of the shares were sold in the syndicated community offering, the estimated net proceeds would be approximately $2.5 million, $3.1 million, $3.7 million, and $4.4 million, or approximately $6.92, $7.38, $7.66, and $7.89 per share, at the minimum, midpoint, maximum and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 17.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sterne Agee

For assistance, please contact the Stock Information Center, toll-free, at (866) 678-3763.

The date of this prospectus is [prospectus date].

Ben Franklin Bank

Lake Michigan
ILLINOIS
Arlington Heights
Rolling Meadows
Chicago
14
12
94
90
294
290
355
88
55

Arlington Heights
Corporate Headquarters
14
12
90
290

★ **Corporate Headquarters**
830 E. Kensington Road
Arlington Heights, IL 60004

● 3148 Kirchoff Road
Rolling Meadows, IL 60008

Wisconsin
Michigan
Chicago
Illinois
Indiana

i

SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Old Ben Franklin common stock for shares of New Ben Franklin common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”

Our Organizational Structure and the Proposed Conversion

Ben Franklin Bank became the wholly owned subsidiary of Old Ben Franklin in October 2006 when Ben Franklin Bank reorganized from a federally chartered mutual savings and loan association into the two-tiered mutual holding company structure. At June 30, 2014, Old Ben Franklin had consolidated assets of $92.1 million, total deposits of $82.0 million and total equity of $9.1 million. Old Ben Franklin’s parent company is Ben Franklin Financial, MHC, a federally chartered mutual holding company. At June 30, 2014, Old Ben Franklin had 1,949,956 shares of common stock outstanding, of which 858,894 shares, or 44.0%, were owned by the public and the remaining 1,091,062 shares of common stock of Old Ben Franklin were held by Ben Franklin Financial, MHC.

Pursuant to the terms of the plan of conversion and reorganization, we are now converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, Ben Franklin Financial, MHC and Old Ben Franklin will cease to exist, and New Ben Franklin will become the successor corporation to Old Ben Franklin and the parent holding company for Ben Franklin Bank. The shares of New Ben Franklin being offered in this offering represent the majority ownership interest in Old Ben Franklin that is currently held by Ben Franklin Financial, MHC. Public stockholders of Old Ben Franklin will receive shares of common stock of New Ben Franklin in exchange for their shares of Old Ben Franklin at an exchange ratio intended to preserve the same aggregate ownership interest in New Ben Franklin as they had in Old Ben Franklin, adjusted downward to reflect certain assets held by Ben Franklin Financial, MHC. Shares of Old Ben Franklin held by Ben Franklin Financial, MHC will be cancelled.

The following diagram shows our current organizational structure, reflecting ownership percentages as of June 30, 2014:

After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:

Our Business

Our business operations are conducted through our wholly-owned subsidiary, Ben Franklin Bank, which is a federally-chartered savings bank headquartered in Arlington Heights, Illinois. Ben Franklin Bank was originally founded in 1893 as a building and loan association. We conduct our business from our main office and one branch office. Both of our offices are located in the northwestern corridor of the Chicago metropolitan area.

Our principal business consists of attracting retail deposits from the general public in our market and investing those deposits, together with funds generated from operations, in one- to four-family residential mortgage loans, commercial real estate loans, multi-family real estate loans, home equity lines of credit and, to a much lesser extent, commercial business loans and consumer loans. In the past we have also made construction and land loans, and we may determine to resume making such loans in the future. We also invest in U.S. government sponsored entity mortgage-backed securities and other securities issued by U.S. government sponsored entities. Our revenues are derived principally from the interest on loans and securities, fees for loan origination services, loan fees, and fees levied on deposit accounts. Our primary sources of funds are deposits and principal and interest payments on loans and securities.

Ben Franklin Bank is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency (the “OCC”), and New Ben Franklin will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System, also referred to herein as the Federal Reserve Board.

New Ben Franklin’s executive offices are located at 830 East Kensington Road, Arlington Heights, Illinois 60004, and our telephone number at that address is (847) 398-0990. Our Internet address is www.benfrankbank.com. Information on this website is not and should not be considered to be a part of this prospectus.

Regulatory Matters

On December 19, 2012, Ben Franklin Bank entered into a Consent Order (the “Consent Order”) with the OCC. The Consent Order requires that the Bank take specific actions to correct certain weaknesses identified by the OCC during regulatory examinations. The OCC has also designated Ben Franklin Bank as being in “troubled condition” under the OCC’s prompt corrective action rules. Consequently, the Bank is subject to additional regulatory restrictions. In addition, pursuant to the Consent Order, the Bank has been directed by the OCC to maintain a minimum Tier 1 Leverage capital ratio of 9% and a minimum Total Risk-Based capital ratio of 13%. At June 30, 2014, Ben Franklin Bank was in compliance with the capital requirements of the Consent Order with a Tier 1 Leverage capital ratio of 9.1% and a Total Risk-Based capital ratio of 15.6%.

In addition, on March 27, 2014, Old Ben Franklin and Ben Franklin Financial, MHC adopted board resolutions requested by the Federal Reserve Board which prohibit us from paying dividends, increasing our debt or redeeming shares of Old Ben Franklin stock without prior written approval from the Federal Reserve Board.

For more information on the Consent Order and the board resolutions requested by the Federal Reserve Board, see “Supervision and Regulation—Consent Order and Board Resolutions.”

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a community-oriented financial institution. We understand the financial needs of our local customers and we offer a broad range of financial products and services specifically designed to meet those needs. To further this key strategy, we seek opportunities to deepen our existing customer relationships and to establish our brand in areas of the community where we are not yet well recognized.

Our board of directors has also recently adopted a strategic plan to increase our net interest income by growing our loan portfolio. Since 2012, we have added three experienced commercial lenders, including the Bank’s new President, and an experienced commercial credit analyst. We have also improved our credit underwriting, review and administration policies and procedures, and have experienced a significant improvement in asset quality. As a result of our addition of experienced staff, and our improvements to our lending policies and procedures, we believe that our current infrastructure is sufficient to support an expansion of our loan portfolio without incurring significant additional operating expenses. We believe that the additional capital raised in the conversion, will allow us to refocus our lending efforts and grow our loan portfolio.

Highlights of our business strategy include:

•	Focusing on relationship banking. We are focused on meeting the financial needs of our customer base through offering a full complement of loan, deposit and online banking solutions (including remote deposit capture and mobile banking). In recent years we have introduced new products and services in order to more fully serve and deepen the relationship with our customers. We believe that these products and services will enable us to grow our core deposit base, which generally represents a customer’s primary banking relationship. Quality customer relationships provide opportunities for cross selling products to existing customers in an effort to deepen our “share of wallet” and we intend to actively develop such opportunities. In addition, we believe our emphasis on commercial business relationships such as commercial real estate and multi-family real estate lending will provide opportunities for transaction account relationships.

•	Growing our commercial real estate and multi-family residential real estate lending. We believe we can enhance interest income in the current interest rate environment by continuing to emphasize the origination of short-term fixed-rate and adjustable-rate commercial real estate and multi-family residential real estate loans. In addition to providing higher yields than our conforming one- to four-family loans, these shorter term and adjustable-rate loans assist us in managing our interest rate risk. In 2008, as a result of the economic downturn’s impact on commercial real estate generally in the Chicago market, and our regulatory capital concerns, we decreased our commercial lending focus. As our local economy improves, we intend to resume originating commercial and multi-family real estate loans consistent with our conservative loan underwriting policies and procedures.

•	Continuing our traditional emphasis on the origination of one- to four-family residential loans and home equity lines of credit. We intend to continue to emphasize the origination of one- to four-family loans. We offer a wide variety of one- to four-family residential loan products, including a bi-weekly loan product that we believe differentiates us from our competitors while providing benefits to our borrowers. We are also developing a new home equity line of credit product that has an interest only five-year draw period, and then automatically converts to a fully amortizing loan for the next 15 years. We believe this product will allow us to retain a higher percentage of our currently maturing or soon to mature lines of credit and is competitive to new borrowers.

•	Continuing to focus on asset quality. We have sought to build strong asset quality through our addition of experienced loan and credit administration staff, and through enhanced lending and credit policies and procedures and credit administration procedures and controls. Our non-performing assets have decreased from a peak of $6.7 million at December 31, 2010, to $2.4 million at June 30, 2014.

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Enhance our regulatory capital position. A strong capital position is essential to achieving our long-term objective of building stockholder value. While Ben Franklin Bank currently meets the individual minimum capital requirements of the Consent Order with the OCC, the proceeds from the offering will further strengthen our capital position and support our strategic growth plan. Minimum regulatory capital requirements will also increase in the future under recently adopted regulations, and compliance with these new requirements will be essential to the continued implementation of our business strategy.

•	Support the future growth contemplated by our business strategy. As a result of regulatory capital concerns, including the increased capital requirements under the Consent Order, the Bank has significantly decreased the size of its balance sheet over the last few years, including the size of its loan portfolio. The decrease in loans, and increased level of non-performing loans, as well as the increase in the balance of our lower yielding cash equivalents, has negatively impacted our net interest income. The proceeds from the offering will strengthen our capital position and enable us to support the increased lending contemplated by our business strategy. See “—Business Strategy” above.

•	Transition us to a more familiar and flexible organizational structure. The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings. In addition, although we are not permitted to consider a transaction that would result in a change in control for a period of three years following the conversion, we believe that the stock holding company structure could be attractive to merger partners.

•	Eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, which has resulted in changes in regulations applicable to Ben Franklin Financial, MHC and Old Ben Franklin. The conversion will eliminate the risk that the Federal Reserve Board will amend existing regulations applicable to the conversion process in a manner disadvantageous to our public stockholders or depositors.

Terms of the Offering

We are offering between 359,829 and 486,828 shares of common stock to eligible depositors of Ben Franklin Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to residents of Cook County, Illinois, and to our existing public stockholders and to the general public. If necessary, we may also offer shares to the general public in a syndicated offering. The number of shares of common stock to be sold may be increased to up to 559,852 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock to be offered is increased to more than 559,852 shares or decreased to fewer than 359,829 shares, or the subscription and community offerings are extended beyond January 31, 2015, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the offering is extended past January 31, 2015, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order, promptly return your funds with interest for funds received in the subscription and community offerings or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 559,852 shares or decreased to less than 359,829 shares, all subscribers’ stock orders will be cancelled, their withdrawal authorizations will be cancelled and funds received for the purchase of shares of common stock in the subscription and community offerings will be returned promptly with interest. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of a syndicated offering, if any.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Sterne, Agee & Leach, Inc., our marketing agent in the subscription and community offerings, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock being offered for sale in the subscription and community offerings.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Old Ben Franklin for shares of New Ben Franklin are based on an independent appraisal of the estimated market value of New Ben Franklin, assuming the offering has been completed. Keller and Company, Inc., our independent appraiser, has estimated that, as of August 15, 2014, this market value was $7,550,000. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $6,417,500 and a maximum of $8,682,500. Based on this valuation range, the 56.07% pro forma ownership interest of Ben Franklin Financial, MHC in Old Ben Franklin as of June 30, 2014 being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by New Ben Franklin ranges from 359,829 shares to 486,828 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 0.3282 of a share at the minimum of the offering range to 0.4441 of a share at the maximum of the offering range, and will preserve the existing percentage ownership of public stockholders of Old Ben Franklin (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional shares, and taking into account the assets of Ben Franklin Financial, MHC). If demand for shares or market conditions warrant, the appraisal can be increased by 15%, which would result in an appraised value of $9,984,875, an offering of 559,852 shares of common stock, and an exchange ratio of 0.5107 shares.

The appraisal is based in part on Old Ben Franklin’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded thrift holding companies listed in the table below that Keller and Company, Inc. considers comparable to Old Ben Franklin. The larger asset size of the comparable group is related to the fact that one of the general parameters for the selection of the comparables is that they must all be traded on one of the three major stock exchanges—the NYSE, American Stock Exchange or NASDAQ. As a result, these financial institutions are noticeably larger in size then institutions quoted on the OTCQB.

Company Name	Ticker Symbol	Headquarters	Total Assets (1)
			(in millions)

Citizens Community Bancorp, Inc.	CZWI	Eau Claire, WI	$564.8
First Clover Leaf Financial Corp.	FCLF	Edwardsville, IL	639.4
First Federal of Northern Michigan Bancorp, Inc.	FFNM	Alpena, MI	219.8
First Savings Financial Group, Inc.	FSFG	Clarksville, IN	701.8
IF Bancorp, Inc.	IROQ	Watseka, IL	551.3
Jacksonville Bancorp, Inc.	JXSB	Jacksonville, IL	308.8
Laporte Bancorp, Inc.	LPSB	La Porte, IN	535.2
United Community Bancorp	UCBA	Lawrenceburg, IN	530.5
Wayne Savings Bancshares, Inc.	WAYN	Wooster, OH	415.4
Wolverine Bancorp, Inc.	WBKC	Midland, MI	337.8

(1)	Assets as of June 30, 2014, as used in the appraisal.

The following table presents a summary of selected pricing ratios for New Ben Franklin (on a pro forma basis) and the peer group companies used by Keller & Company, Inc., our independent appraiser, in its appraisal. These ratios are based on Old Ben Franklin’s book value and tangible book value as of and for the twelve months ended June 30, 2014 and the latest date for which complete financial data were publicly available for the peer group as of August 15, 2014, the date of the appraisal. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 22.06% on a price-to-book value basis and a discount of 22.06% on a price-to-tangible book value basis.

	Price-to-earnings multiple	Price-to-book value ratio	Price-to-tangible book value ratio
New Ben Franklin (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	NM	76.63%	76.63%
Maximum	NM	70.18%	70.18%
Midpoint	NM	63.98%	63.98%
Minimum	NM	57.15%	57.15%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	25.04x	81.91%	89.30%
Medians	22.51x	82.47%	89.73%

NM Not meaningful.

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by Keller and Company, Inc. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

Effect of Ben Franklin Financial, MHC’s Assets on Minority Stock Ownership

In the exchange, the public stockholders of Old Ben Franklin will receive shares of common stock of New Ben Franklin in exchange for their shares of common stock of Old Ben Franklin pursuant to an exchange ratio that is designed to provide, subject to adjustment, existing public stockholders with the same ownership percentage of the common stock of New Ben Franklin after the conversion as their ownership percentage in Old Ben Franklin immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by Ben Franklin Financial, MHC (other than shares of stock of Old Ben Franklin), which assets consist primarily of cash. Ben Franklin Financial, MHC had net assets of $52,000 as of June 30, 2014, not including Old Ben Franklin common stock. This adjustment would decrease Old Ben Franklin’s public stockholders’ ownership interest in New Ben Franklin from 44.04% to 43.93%, and would increase the ownership interest of persons who purchase stock in the offering from 55.96% (the amount of Old Ben Franklin’s outstanding common stock held by Ben Franklin Financial, MHC) to 56.07%.

The Exchange of Existing Shares of Old Ben Franklin Common Stock

If you are currently a stockholder of Old Ben Franklin, your shares will be exchanged for shares of common stock of New Ben Franklin. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value, the percentage of outstanding shares of Old Ben Franklin common stock owned by public stockholders immediately prior to the completion of the conversion, and the number of shares sold in the offering. Depending on the exchange ratio and the market value of Old Ben Franklin common stock at the time of the exchange, the initial market value of the New Ben Franklin common stock that you receive in the share exchange could be less than the market value of the Old Ben Franklin common stock that you currently own. The following table shows how the exchange ratio will adjust, based on the appraised value of New Ben Franklin as of August 15, 2014, assuming public stockholders of Old Ben Franklin own 44.0% of Old Ben Franklin common stock and Ben Franklin Financial, MHC had net assets of $52,000 immediately prior to the completion of the conversion. The table also shows the number of shares of New Ben Franklin common stock a hypothetical owner of Old Ben Franklin common stock would receive in exchange for 100 shares of Old Ben Franklin common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of New Ben Franklin to be Issued for Shares of Old Ben Franklin		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share (2)	Shares to be Received for 100 Existing Shares (3)
	Amount	Percent	Amount	Percent

Minimum	359,829	56.1%	281,921	43.9%	641,750	0.3282	$3.28	$5.74	33
Midpoint	423,329	56.1%	331,672	43.9%	755,001	0.3862	3.86	6.04	39
Maximum	486,828	56.1%	381,422	43.9%	868,250	0.4441	4.44	6.33	44
Adjusted Maximum	559,852	56.1%	438,636	43.9%	998,488	0.5107	5.11	6.66	51

(1)	Represents the value of shares of New Ben Franklin common stock to be received in the conversion by a holder of one share of Old Ben Franklin, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

If you own shares of Old Ben Franklin common stock in a brokerage account in “street name,” your shares will be exchanged automatically within your account, so you do not need to take any action to exchange your shares of common stock. If your shares are represented by physical Old Ben Franklin stock certificates, after the completion of the conversion, our transfer agent will mail to you a transmittal form with instructions to surrender your stock certificate(s). You should not submit a stock certificate until you receive a transmittal form. A statement reflecting your ownership of New Ben Franklin common stock will be mailed to you after the transfer agent receives a properly executed transmittal form and your Old Ben Franklin stock certificate(s). New Ben Franklin will not issue stock certificates.

No fractional shares of New Ben Franklin common stock will be issued to any public stockholder of Old Ben Franklin. For each fractional share that otherwise would be issued, New Ben Franklin will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Outstanding options to purchase shares of Old Ben Franklin common stock also will convert into and become options to purchase shares of New Ben Franklin common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At June 30, 2014, there were 86,740 outstanding options to purchase shares of Old Ben Franklin common stock, all of which have vested. Such outstanding options will be converted into options to purchase 28,468 shares of common stock at the minimum of the offering range and 38,521 shares of common stock at the maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the offering, stockholders would experience ownership dilution of approximately 3.6% at the minimum of the offering range.

How We Intend to Use the Proceeds From the Offering

We intend to invest the greater of $2.0 million or 65.0% of the net proceeds from the stock offering in Ben Franklin Bank, loan funds to our employee stock ownership plan to fund its expected purchase of 7% of the shares of common stock sold in the offering and retain the remainder of the net proceeds from the offering at New Ben Franklin. Therefore, assuming we sell 423,329 shares of common stock in the stock offering, and have net proceeds of $3.1 million, we intend to invest $2.03 million in Ben Franklin Bank, loan $296,000 to our employee stock ownership plan to fund its purchase of shares of common stock and retain the remaining $797,000 of the net proceeds at New Ben Franklin.

The remainder of the net proceeds will be used by New Ben Franklin for general corporate purposes. Funds invested in Ben Franklin Bank will be used to increase capital levels and to support our business strategy, including our planned lending activity, to support the development of new products and services, to invest in securities and for other general corporate purposes. Initially, we anticipate that a substantial portion of the net proceeds will be invested in mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored entities and other securities issued by U.S. Government sponsored entities or U.S. Government agencies.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at Ben Franklin Bank with aggregate balances of at least $50 at the close of business on June 30, 2013.

(ii)	To our tax-qualified employee benefit plans (including Ben Franklin Bank’s employee stock ownership plan), which may subscribe for in the aggregate up to 10% of the shares of common stock sold in the offering. Although we expect our employee stock ownership plan to purchase 7% of the shares of common stock sold in the stock offering, we reserve the right to have the employee stock ownership plan purchase more than 7% of the shares sold in the offering to the extent necessary to complete the offering at the minimum of the offering range.

(iii)	To depositors with accounts at Ben Franklin Bank with aggregate balances of at least $50 at the close of business on September 30, 2014.

(iv)	To depositors of Ben Franklin Bank at the close of business on October 31, 2014.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Cook County, Illinois. To the extent shares of common stock remain available, we may also offer the shares to Old Ben Franklin’s public stockholders as of October 31, 2014 and then to the general public. The community offering may begin at the same time as or after the subscription offering commences. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering. Sterne, Agee & Leach, Inc. will act as sole book-running manager in the event of a syndicated offering. We have the right to accept or reject, in whole or in part, in our sole discretion, orders received in the community offering or syndicated offering. Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased in the offering is 25.

Generally, no person, or multiple persons exercising subscription rights through a single account, may purchase more than 15,000 shares ($150,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 25,000 shares ($250,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 25,000 shares ($250,000).

In addition to the above purchase limitations, there is an ownership limitation for stockholders of Old Ben Franklin other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Old Ben Franklin common stock, may not exceed 9.9% of the total shares of common stock of New Ben Franklin to be issued and outstanding after the completion of the conversion.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription and Community Offerings

In the subscription and community offerings, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable to Ben Franklin Financial, Inc.; or

(ii)	authorizing us to withdraw available funds from the types of Ben Franklin Bank deposit accounts designated on the stock order form.

Ben Franklin Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Ben Franklin Bank line of credit check or any type of third-party check to pay for shares of common stock. Please do not submit cash or wire transfers. You may not designate a withdrawal from a Ben Franklin Bank deposit account with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds from your Ben Franklin Bank checking account, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Additionally, you may not authorize direct withdrawal from a Ben Franklin Bank retirement account. See “—Using Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Ben Franklin Financial, Inc. or authorization to withdraw funds from one or more of your Ben Franklin Bank deposit accounts, provided that the stock order form is received before 12:00 noon, Central Time, on December 17, 2014, which is the expiration of the subscription and community offering period. You may submit your stock order form and payment in one of three ways: by mail using the stock order reply envelope provided; by overnight delivery to our Stock Information Center at the address noted on the stock order form; or by hand-delivery to Ben Franklin Bank’s executive office located at 830 East Kensington Road, Arlington Heights, Illinois 60004. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our branch office. Please do not mail stock order forms to Ben Franklin Bank.

Please see “The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA. If you wish to use some or all of the funds in your Ben Franklin Bank IRA or other retirement account, the applicable funds must first be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee and/or a fee to establish the account may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement account orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the December 17, 2014 offering deadline, for assistance with purchases using your individual retirement account or other retirement account held at Ben Franklin Bank or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Payment for Shares” and “—Using Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares in the stock offering.

Market for Common Stock

Old Ben Franklin’s common stock is not currently listed on a national securities exchange. Trades in the common stock are quoted on the OTCQB tier operated by OTC Markets Group, Inc. under the symbol “BFFI.” Upon completion of the conversion, the shares of common stock of New Ben Franklin will replace the existing shares of Old Ben Franklin common stock. We expect transactions in the shares of New Ben Franklin common stock will be quoted on OTC Pink operated by OTC Markets Group, Inc. under the symbol “BFFI”. In order to have our stock quoted on the OTC Pink tier, we are required to have at least one broker-dealer who will make a market in our common stock. Sterne, Agee & Leach, Inc. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

Our Dividend Policy

We do not intend to pay dividends until such time as we are generating sufficient net income to support our strategic growth plan and the payment of any such dividends. Any future payment of dividends will depend upon the board of directors’ consideration of a number of factors, including the amount of net proceeds retained by us in the offering, investment opportunities available to us, capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid, or that if paid, they will not be reduced or eliminated in future periods.

Old Ben Franklin and Ben Franklin Financial, MHC have adopted board resolutions requested by the Federal Reserve Board which, among other things, prohibit us from paying dividends without prior written approval from the Federal Reserve Board. We cannot determine when New Ben Franklin would no longer be subject to the conditions of the board resolutions. See “Supervision and Regulation—Consent Order and Board Resolutions.”

Purchases by Officers and Directors

We expect our directors and executive officers, together with their associates, will subscribe for 28,000 shares of common stock in the offering, representing 7.8% of shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the offering, our directors and executive officers, together with their associates, are expected to beneficially own 104,626 shares of New Ben Franklin common stock (including stock options exercisable within 60 days of October 31, 2014, or 15.6% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of New Ben Franklin.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for subscribing for shares of common stock in the subscription offering and community offering is 12:00 noon, Central Time, on December 17, 2014, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 noon, Central Time, on December 17, 2014 (unless extended) whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for subscribing in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying account. Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Delivery of Shares of Common Stock in the Subscription and Community Offerings

Stock certificates will not be issued (except to directors and executive officers, whose ability to sell their shares of common stock is restricted by federal securities and banking laws). Instead, all shares of common stock sold in the subscription and community offerings will be issued in book-entry form, through the Direct Registration System, which allows each investor’s shares to be maintained on the books of our transfer agent. Shortly after the conversion is completed, our transfer agent will issue DRS statements to investors, reflecting their stock ownership. Statements will be sent by first class mail to the stock registration address noted by the investor on the stock order form. Though investors will not possess a stock certificate, they will retain all stockholder rights, including the ability to sell shares. Although the shares of common stock will have begun trading, brokerage firms may require that you have received your statement prior to selling your shares. You will be able to purchase additional shares of New Ben Franklin common stock through a brokerage firm. If you are currently a stockholder of Old Ben Franklin, see “The Conversion and Offering—The Exchange of Existing Shares of Old Ben Franklin Common Stock.”

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Ben Franklin Financial, MHC (depositors of Ben Franklin Bank) as of October 31, 2014;

•	The plan of conversion and reorganization is approved by Old Ben Franklin stockholders holding at least two-thirds of the outstanding shares of common stock of Old Ben Franklin as of October 31, 2014, including shares held by Ben Franklin Financial, MHC;

•	The plan of conversion and reorganization is approved by Old Ben Franklin stockholders holding at least a majority of the outstanding shares of common stock of Old Ben Franklin as of October 31, 2014, excluding shares held by Ben Franklin Financial, MHC;

•	We sell at least the minimum number of shares of common stock offered in the offering; and

•	We receive final approval of the Federal Reserve Board to complete the conversion and offering.

Ben Franklin Financial, MHC intends to vote its shares in favor of the plan of conversion and reorganization. At October 31, 2014, Ben Franklin Financial, MHC owned 56.0% of the outstanding shares of common stock of Old Ben Franklin. The directors and executive officers of Old Ben Franklin and their affiliates owned 151,593 shares of Old Ben Franklin (excluding exercisable options), or 7.8% of the outstanding shares of common stock and 17.6% of the outstanding shares of common stock excluding shares held by Ben Franklin Financial, MHC. They intend to vote those shares in favor of the plan of conversion and reorganization.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 359,829 shares of common stock, we may take several steps in order to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond January 31, 2015, so long as we resolicit subscribers who previously submitted subscriptions in the offering; and/or

(iii)	increase the number of shares purchased by the employee stock ownership plan.

If we extend the offering beyond January 31, 2015, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order, promptly return your funds with interest for funds received in the subscription and community offerings or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the corresponding maximum amount will be given the opportunity to increase their subscriptions up to the new limit. In our sole discretion, we may also resolicit other subscribers to give them the opportunity to increase their subscriptions up to the new limit.

Possible Change in the Offering Range

Keller and Company, Inc. will update its appraisal before we complete the offering. If our pro forma market value at that time is either below $6,417,500 or above $9,984,875, then, after consulting with the Federal Reserve Board, we may:

•	terminate the stock offering, promptly return all funds (with interest paid on funds received in the subscription and community offerings) and cancel any deposit account withdrawal authorizations;

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will cancel all stock orders, promptly return funds with interest for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Ben Franklin Financial, MHC that has been called to vote on the plan of conversion and reorganization, and at any time after member approval with the approval of the Federal Reserve Board. If we terminate the offering, we will cancel all stock orders, promptly return funds with interest for funds received in the subscription and community offerings, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees, to purchase up to 7% of the shares of common stock we sell in the offering.

Federal regulations permit us to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Our current intention is to implement one or more new stock-based benefit plans, but we have not determined whether we would adopt the plans within 12 months following the completion of the conversion or more than 12 months following the completion of the conversion. Stockholder approval of these plans would be required. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would reserve a number of shares (i) up to 4% of the shares of common stock sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients (unless the Bank’s tangible capital is less than 10% upon completion of the offering in which case awards of restricted stock will be limited to 3% of the common stock sold in the offering), and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We currently intend to adopt a stock-based benefit plan that would reserve for the exercise of stock options and the grant of stock awards a number of shares equal to 10% and 3%, respectively, of the shares sold in the stock offering. We have not yet determined the number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management—Benefit Plans.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that would be available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 3% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans	Value of Grants (In Thousands) (1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering
					At Minimum of Offering Range	At Adjusted Maximum of Offering Range

Employee stock ownership plan	25,188	39,190	7.00%	NA (2)	$252	$392
Restricted stock awards	10,795	16,796	3.00	1.65%	108	168
Stock options	35,983	55,985	10.00	5.30%	360	560

Total	71,966	111,971	20.00%	6.79%	$720	$1,120

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.19 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; a dividend yield of 0%; a risk-free rate of return of 2.52%; and expected volatility of 18.32%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under our existing stock-based benefit plan or under extraordinary circumstances.

The following table presents information as of June 30, 2014 regarding our employee stock ownership plan, our Equity Incentive Plan and our proposed stock-based benefit plan. The table below assumes that 868,250 shares are outstanding after the offering, which includes the sale of 486,828 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Old Ben Franklin using an exchange ratio of 0.4441. It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2006 offering (1)		34,535	(2)	$345,350		3.98%
Shares to be purchased in this offering		34,078		340,780		3.92%

Total employee stock ownership plan shares		68,613		$686,130		7.90%

Restricted Stock Awards:	Directors, Officers and Employees
Equity Incentive Plan (1)		17,267	(3)	$172,670	(4)	1.99%
New shares of restricted stock		14,605		146,050	(4)	1.68%

Total shares of restricted stock		31,872		$318,720		3.67%

Stock Options:	Directors, Officers and Employees
Equity Incentive Plan (1)		43,168	(5)	$94,538	(6)	4.97%
New stock options		48,683		106,616	(6)	5.61%

Total stock options		91,861		$201,154		10.58%

Total of stock benefit plans		192,318		$1,205,724		22.15%

(1)	The number of shares indicated has been adjusted for the 0.4441 exchange ratio at the maximum of the offering range.
(2)	As of June 30, 2014, 14,515 of these shares, or 32,685 shares prior to adjustment for the exchange, have been allocated.
(3)	As of June 30, 2014, 15,310 of these shares, or 34,476 shares prior to adjustment for the exchange, have been awarded and all of these shares have vested.
(4)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.
(5)	As of June 30, 2014, options to purchase 38,521 of these shares, or 86,740 shares prior to adjustment for the exchange, have been awarded and are outstanding, and all such options have vested.
(6)	The weighted-average fair value of stock options to be granted has been estimated at $2.19 per option, using the Black-Scholes option pricing model. The fair value of stock options uses the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 0%; expected term, 10 years; expected volatility, 18.32%; and risk-free rate of return, 2.52%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. The weighted-average fair value of the new stock options of $2.19 per option has been used to illustrate the estimated fair value of the existing equity incentive plan.

In addition to the stock-based benefit plans that we may adopt, in the future New Ben Franklin may enter into employment agreements with certain senior executives. If adopted, such employment agreements will contain terms substantially similar to those set forth in the existing Ben Franklin Bank employment agreements, and will have terms of up to three years. In addition, as permitted by applicable law, New Ben Franklin may enter into separate change in control agreements with certain officers which would provide a severance benefit in the event of a change in control equal to up to two times compensation (as defined in the change in control agreements). See “Management—Executive Compensation—Employment Agreements.”

Tax Consequences

Ben Franklin Financial, MHC, Old Ben Franklin, Ben Franklin Bank and New Ben Franklin have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding the material federal income tax consequences of the conversion, and have received an opinion of Crowe Horwath LLP regarding the material Illinois state income tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Ben Franklin Financial, MHC, Old Ben Franklin (except for cash paid for fractional shares), Ben Franklin Bank, New Ben Franklin, persons eligible to subscribe in the subscription offering, or existing stockholders of Old Ben Franklin. Existing stockholders of Old Ben Franklin who receive cash in lieu of fractional shares of New Ben Franklin will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. For as long as we are an emerging growth company, we may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payment not previously approved, and an exemption from Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. In addition, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. New Ben Franklin has elected to comply with new or amended accounting pronouncements in the same manner as a private company. See “Supervision and Regulation—Emerging Growth Company Status”.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is (866) 678-3763. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

Ben Franklin Bank is subject to a Consent Order with the OCC, including an individual minimum capital requirement, that may adversely affect our operations and our financial performance. Old Ben Franklin and Ben Franklin Financial, MHC have also adopted board resolutions requested by the Federal Reserve Board which, among other things, prohibit us from paying dividends, increasing our debt or redeeming shares of Old Ben Franklin stock without prior written approval from the Federal Reserve Board. Continued compliance with the Consent Order and board resolutions may restrict our operations and adversely affect our financial condition and results of operations.

On December 19, 2012, the Bank entered into a Consent Order with the OCC. The Consent Order requires that the Bank correct certain weaknesses identified by the OCC during regulatory examinations. Specifically, the Consent Order required that the board of directors take the following actions, among others.

•	develop, adopt, implement, and ensure adherence to a three-year capital plan.

•	maintain a Tier 1 leverage ratio of at least 9% and a total risk-based capital ratio of at least equal to 13%.

•	develop, adopt, implement and ensure adherence to a detailed three-year strategic plan that establishes objectives and projections for the Bank’s overall risk profile, earnings performance, balance sheet mix, off-balance sheet activities, liability structure, capital and liquidity adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop, together with specific strategies to achieve those objectives.

•	ensure that Ben Franklin Bank has competent and effective management, and add two new independent board members.

•	adopt, implement and ensure adherence to workout plans for each of the Bank’s criticized assets, including review of quarterly management reports of criticized assets. The Consent Order also prohibits the Bank from extending any further credit with respect to criticized assets unless certain requirements are met, including a requirement that a majority of the board of directors approve the extension of credit and document in writing why such extension of credit is in the best interests of the Bank.

•	revise the Bank’s risk rating program to ensure that proper risk ratings are assigned to Bank assets and that the Bank’s assets are timely placed on nonaccrual status.

•	adopt, implement and ensure adherence to a program for obtaining and analyzing certain credit and collateral information to monitor consumer/retail credit risk, properly account for loans, and assign accurate risk ratings. The Consent Order also prohibits the Bank from extending any loan, lease, or other extension of credit unless certain requirements have been met, including documenting the specific reason(s) for the extension of credit, identifying the expected source of repayment in writing, structuring the repayment terms to coincide with the expected source of repayment, obtaining and analyzing current and satisfactory credit information, and adequately documenting the current value of collateral.

•	revise the Bank’s appraisal policies and obtain current appraisals on certain loans identified by the OCC.

•	conduct semiannual, independent loan and lease reviews, provide a written report to the board of directors of the findings noted in such reviews, and document board action in response to the written report to ensure appropriate remedial action on findings noted in such reviews has been taken.

•	adopt, implement and ensure adherence to policies and procedures for maintaining an adequate allowance for loan losses.

•	establish written policies and procedures designed to identify, measure, monitor, and control concentrations of credit, and perform an analysis of concentrations at least annually.

•	establish a comprehensive formal liquidity risk management policy consistent with regulatory guidance.

•	revise, implement, and thereafter ensure Bank adherence to written policies and procedures designed to address and correct weaknesses in the Bank’s consumer compliance program identified in regulatory exams.

A federal savings bank is considered to be in “troubled condition” if (i) it has a composite rating of 4 or 5 under the Uniform Financial Institutions Rating System, (ii) it is informed in writing by the OCC that it has been designated as being in troubled condition, or (iii) it is subject to a formal enforcement order with the OCC. Consequently, Ben Franklin Bank is in troubled condition, and is subject to additional regulatory restrictions that require it to:

•	obtain the prior written approval of the OCC before appointing any new director or senior executive officer;

•	obtain the prior written approval of the OCC before making or entering into any “golden parachute” payments or agreements;

•	obtain the prior written approval of the OCC before declaring or paying any dividends or making any other capital distributions; and

•	provide advance notice to and receive a written notice of non-objection from the OCC before entering into or amending any contractual arrangements for compensation or benefits with any director or senior executive officer of Ben Franklin Bank.

The Consent Order requires that we make quarterly progress reports to the OCC as to our compliance with the requirements of the Consent Order. The requirements of the Consent Order will remain in effect until the OCC suspends or terminates the Consent Order. While the board of directors believes that the Bank is in substantial compliance with the Consent Order, it has not achieved full compliance because the Bank has not been able to adhere to all of the financial projections set forth in its three-year strategic plan. The Bank has submitted a new strategic plan in connection with the conversion. Failure to comply with the Consent Order could result in additional enforcement actions by the OCC. We have incurred significant expense in complying with the Consent Order, and continued compliance with the Consent Order may restrict our operations or result in continued expense, either of which may adversely affect our financial condition and results of operations. For more information regarding the Consent Order, and the actions that we have taken to comply with the Consent Order, see “Supervision and Regulation—Consent Order and Board Resolutions.”

On March 27, 2014, Old Ben Franklin and Ben Franklin Financial, MHC adopted board resolutions requested by the Federal Reserve Board which prohibit us from paying dividends, increasing our debt or redeeming shares of Old Ben Franklin stock without prior written approval from the Federal Reserve Board. Continued compliance with the board resolutions may restrict our operations and adversely affect our financial condition and results of operations. Failure to comply with the Consent Order could result in additional enforcement actions by the Federal Reserve Board. We cannot determine when New Ben Franklin would no longer be subject to the conditions of the board resolutions.

Our business strategy, which contemplates asset and liability growth, including significant loan growth, was recently adopted and implemented and has not yet had the time to be proven successful. If we fail to grow or fail to manage our growth effectively, our financial condition and results of operations could be negatively affected.

In September 2014, the Board of Directors of Ben Franklin Bank approved a strategic plan that contemplates growth in assets and liabilities, including significant loan growth, over the next several years. Under the plan, we intend to increase our commercial and multi-family real estate loans, home equity lines of credit and, to a lesser extent, commercial business loans, while attracting favorably priced deposits. We have incurred substantial additional expenses due to the implementation of our strategic plan, including salaries related to new lending officers and related support staff. Many of these increased expenses are considered fixed expenses. Unless we can successfully implement our strategic plan, our financial condition and results of operations will continue to be negatively affected by these increased costs.

The successful implementation of our strategic plan will require, among other things, that we increase our market share by attracting new customers that currently bank at other financial institutions in our market area. In addition, our ability to successfully grow will depend on several factors, including continued favorable market conditions, the competitive responses from other financial institutions in our market area, and our ability to maintain high asset quality as we increase our commercial and multi-family real estate loans, home equity lines of credit and commercial business loans. While we believe we have the management resources and internal systems in place to successfully manage our future growth, growth opportunities may not be available and we may not be successful in implementing our business strategy. Further, it will take time to implement our business strategy, especially for our lenders to originate enough loans and for our branches to attract enough favorably priced deposits to generate the revenue needed to offset the associated expenses. Assuming the successful execution of our business plan, we do not expect that we will return to profitability until fiscal 2017. We may be unsuccessful, however, in executing on our business plan and may not be able to return to profitability in the timeframe we expect, or at all.

If our problem assets increase, our results of operations may decline.

At June 30, 2014, our non-performing assets were 2.56% of our total assets and consisted of $877,000 of non-accrual troubled debt restructurings, $516,000 of non-accrual loans, and $965,000 of repossessed assets. In addition, our classified assets totaled $2.4 million at June 30, 2014. Our problem assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or repossessed assets. Based on our estimate of the level of allowance for loan losses required, we record a provision for loan losses as a charge to earnings to maintain the allowance for loan losses at an appropriate level. We also write down the value of properties in our repossessed assets to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to our repossessed assets. Further, the resolution of problem assets requires the active involvement of management, which could detract from the overall supervision of our operations and implementation of our business strategy. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance accordingly.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, a sustained increase in interest rates generally would tend to reduce our interest income. At June 30, 2014, a portion (13.1%) of our loan portfolio was comprised of fixed-rate loans with remaining terms of over 15 years while a significant portion (41.3%) of our certificates of deposit had terms of one year or less. In the event that interest rates suddenly rise our interest expense may rise more quickly than our interest income. Consequently, we may experience a related decrease in our net interest income.

Changes in interest rates also may affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable-rate loans. Also, increases in interest rates may extend the life of fixed-rate assets, which would restrict our ability to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit early so long as the early withdrawal penalty is less than the interest they could receive on a new investment.

Changes in interest rates also affect the current fair value of our interest-earning securities portfolio. Generally, the value of our securities classified as available for sale changes inversely with changes in interest rates. At June 30, 2014, the fair value of our portfolio of investment securities classified as available for sale totaled $4.8 million. At that date, net unrealized gains on these securities totaled $18,000.

Our business plan contemplates an increase in our origination of commercial and multi-family real estate loans and, to a lesser extent, commercial business loans, which carry greater credit risk than loans secured by owner occupied one- to four-family real estate.

Pursuant to our strategic plan, following the offering we intend to increase our level of multi-family and commercial real estate loans and, to a lesser extent, our commercial business loan originations. Given their larger balances and the complexity of the underlying collateral, commercial and multi-family real estate loans generally expose a lender to greater credit risk than loans secured by owner occupied one- to four-family real estate. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the impact of local and general economic conditions on the borrower’s ability to repay the loan, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial and multi-family properties typically depends upon the successful operation of the real property securing the loan. If the cash flow from the property is reduced, the borrower’s ability to repay the loan may be impaired. Commercial business loans expose us to additional risks since they typically are made on the basis of the borrower’s ability to make repayments from the cash flow of the borrower’s business and are secured by non-real estate collateral that may depreciate over time, may be illiquid and may fluctuate in value based on the success of the business. A secondary market for most types of commercial real estate, commercial business and multi-family loans is not readily liquid, so we have less opportunity to mitigate credit risk by selling part or all of our interest in these loans. If these loans become non-performing, we may have to increase our provision for loan losses which would negatively affect our results of operations.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other community banks which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. At June 30, 2014, we had $92.1 million of total assets, $64.0 million of loans receivable, net of the allowance for loan losses, $4.8 million of available-for-sale investment securities, $82.0 million of total deposits and $9.1 million of total equity. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Our small size also means that we are not always able to offer competitive salaries and benefits. In addition, our smaller customer base makes it relatively more difficult to generate significant noninterest income from other activities. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

A worsening of economic conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.

Although the U.S. economy has emerged from the severe recession that occurred in 2008 and 2009, economic growth has been slow and, until recently, unemployment levels remain high despite the Federal Reserve Board’s unprecedented efforts to encourage economic growth by maintaining low interest rates through its targeted federal funds rate and the purchase of U.S. Treasury and mortgage-backed securities. Recovery by many businesses has been impaired by lower consumer spending. If the Federal Reserve Board increases the federal funds rate or more rapidly curtails its bond purchasing program, higher interest rates would likely result, which may reduce our loan originations, and housing markets and U.S. economic activity would be negatively affected. Our operations are significantly affected by national and local economic conditions. Substantially all of our loans are to businesses and individuals in the metropolitan Chicago area. Both of our branches and most of our deposit customers also are located in this area. A decline in the economies in which we operate could have a material adverse effect on our business, financial condition and results of operations.

A deterioration in economic conditions in the market areas we serve could result in the following consequences, any of which could have a material adverse effect on our business, financial condition and results of operations:

•	demand for our loans, deposits and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	weak economic conditions may limit the demand for loans by creditworthy borrowers, limiting our capacity to leverage our retail deposits and maintain our net interest income;

•	the value of the collateral for our loans may decline; and

•	the amount of our low-cost or non-interest-bearing deposits may decrease.

Moreover, a significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

If the allowance for loan losses is not sufficient to cover actual loan losses, our results of operations could decline.

Our customers may not repay their loans according to the original terms, and the collateral, if any, securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which may have a material adverse effect on our operating results. We make various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. If our assumptions are incorrect, the allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to the allowance. Our emphasis on loan growth and on increasing our originations of multi-family and commercial real estate loans and commercial business loans, as well as any future credit deterioration, could require us to further increase our allowance in the future. Additions to the allowance would decrease our net income. At June 30, 2014, our allowance for loan losses was $1.3 million, or 92.89% of non-performing loans and 1.98% of gross loans, compared to $1.3 million, or 56.41% non-performing loans and 1.81% of gross loans at December 31, 2013.

Bank regulators also periodically review our allowance for loan losses and may require an increase in the provision for loan losses or further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs would adversely affect our results of operations or our financial condition.

Changes in the valuation of our securities portfolio may impact our profits.

Our securities portfolio may be impacted by fluctuations in market value, potentially reducing accumulated other comprehensive income and/or earnings. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Management evaluates securities for other-than-temporary impairment on a quarterly basis, with more frequent evaluation for selected issues. If this evaluation shows impairment to the actual or projected cash flows associated with one or more securities, a potential loss to earnings may occur. Changes in interest rates can also have an adverse effect on our financial condition, as our available-for-sale securities are reported at their estimated fair value, and therefore are impacted by fluctuations in interest rates. We increase or decrease our stockholders’ equity by the amount of change in the estimated fair value of the available-for-sale securities, net of taxes. The declines in market value could result in other-than-temporary impairments of these assets, which would lead to accounting charges that could have a material adverse effect on our net income and capital levels.

Strong competition and the changing banking environment may limit our growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms operating locally and elsewhere, and non-traditional financial institutions, including non-depository financial services providers. Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide. Additionally, non-traditional financial institutions may not have the same regulatory requirements or burdens as we do even while playing a rapidly increasing role in the financial services industry, which could ultimately limit our growth, profitability and stockholder value. Our profitability depends upon our ability to successfully compete in our market areas and adapt to the changing financial services environment.

We may not be able to realize our deferred tax asset.

We recognize deferred tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities. At June 30, 2014, we had a $2.6 million net deferred tax asset, excluding the valuation allowance. In 2009, we established a full valuation allowance for our net deferred tax asset after evaluating the positive and negative evidence regarding our ability to generate future taxable income in order to utilize the deferred tax asset in accordance with U.S. GAAP. At June 30, 2014, our valuation allowance was $2.6 million. U.S. GAAP requires more weight be given to objective evidence, and since realization is dependent on future operating results, our three-year cumulative operating loss carried more weight than forecasted earnings.

Management regularly reviews the net deferred tax asset for recoverability based on our history of earnings, expectations for future earnings and expected timing of reversals of temporary differences. Realization of the net deferred tax asset ultimately depends on the existence of sufficient taxable income, including taxable income in prior carryback years, as well as future taxable income. The net deferred tax asset at June 30, 2014 will not become fully realizable until our future earnings will support realization of the asset. In addition, future events such as the expiration of net operating loss carryfowards, capital raises or transactions that result in a change in control, could trigger the application of certain tax laws which materially limit the utilization of the net deferred tax asset. This is a complex analysis and requires us to make certain judgments in determining the annual limitation. It is possible that we could ultimately not be able to use or lose a significant portion of the net deferred tax asset. Realization of our net deferred tax asset would significantly improve our results of operations and capital.

Declines in property values can increase the loan-to-value ratios on our residential mortgage loan portfolio, which could expose us to greater risk of loss.

Some of our residential mortgage loans are secured by liens on mortgage properties in which the borrowers have little or no equity because either we originated the loan with a relatively high combined loan-to-value ratio or because of the decline in home values in our market areas. Residential loans with high combined loan-to-value ratios will be more sensitive to declining property values than those with lower combined loan-to-value ratios and therefore may experience a higher incidence of default and severity of losses. In addition, if the borrowers sell their homes, such borrowers may be unable to repay their loans in full from the sale proceeds. As a result, these loans may experience higher rates of delinquencies, defaults and losses.

Financial reform legislation has, among other things, eliminated the Office of Thrift Supervision, tightened capital standards and created a new Consumer Financial Protection Bureau, and will result in new laws and regulations that are expected to increase our costs of operations.

The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently many of the details and much of the impact of the Dodd-Frank Act may not be known for many months or years.

Among other things, as a result of the Dodd-Frank Act:

•	the OCC became the primary federal regulator for federal savings associations such as Ben Franklin Bank (replacing the Office of Thrift Supervision), and the Federal Reserve Board now supervises and regulates all savings and loan holding companies that were formerly regulated by the Office of Thrift Supervision, including Old Ben Franklin and Ben Franklin Financial, MHC;

•	the Federal Reserve Board is required to set minimum capital levels for depository institution holding companies that are as stringent as those required for their insured depository subsidiaries, and the components of Tier 1 capital are required to be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. There is a five-year transition period (from the July 21, 2010 effective date of the Dodd-Frank Act) before the capital requirements will apply to savings and loan holding companies. However, the new rule for savings and loan holding companies has set January 1, 2015 as the date the new capital requirements will begin to apply. See “Supervision and Regulation—Capital Requirements;”

•	the federal banking regulators are required to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives;

•	a new Consumer Financial Protection Bureau has been established, which has broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets, like Ben Franklin Bank, will be examined by their applicable bank regulators; and

•	federal preemption rules that have been applicable for national banks and federal savings banks have been weakened, and state attorneys general have the ability to enforce federal consumer protection laws.

In addition to the risks noted above, we expect that our operating and compliance costs, and possibly our interest expense, could increase as a result of the Dodd-Frank Act and the implementing rules and regulations. The need to comply with additional rules and regulations, as well as state laws and regulations to which we were not previously subject, will also divert management’s time from managing our operations. Higher capital levels would reduce our ability to grow and increase our interest-earning assets which would adversely affect our return on stockholders’ equity.

The short-term and long-term impact of the changing regulatory capital requirements and new capital rules are uncertain.

In July 2013, the OCC and the Federal Reserve Board approved a new rule that will substantially amend the regulatory risk-based capital rules applicable to Ben Franklin Bank and New Ben Franklin. The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act.

The final rule includes new minimum risk-based capital and leverage ratios, which will be effective for Ben Franklin Bank and New Ben Franklin on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements will be: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also establishes a “capital conservation buffer” of 2.5% above the new regulatory minimum capital ratios, and will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 to risk-based assets capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement would be phased in beginning in January 2016 at 0.625% of risk-weighted assets and would increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

Although the Consent Order requires that Ben Franklin Bank currently maintain capital levels above those required by the new rules described above, the new rules will impact Ben Franklin Bank and New Ben Franklin when the Consent Order is terminated. The application of more stringent capital requirements for Ben Franklin Bank and New Ben Franklin could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions such as the inability to pay dividends or repurchase shares if we were to be unable to comply with such requirements.

Government responses to economic conditions may adversely affect our operations, financial condition and earnings.

The Dodd-Frank Act has changed the bank regulatory framework, created an independent consumer protection bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, and established more stringent capital standards for banks and bank holding companies. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. Ongoing uncertainty and adverse developments in the financial services industry and the domestic and international credit markets, and the effect of the Dodd-Frank Act and regulatory actions, may adversely affect our operations by increasing ongoing compliance costs and restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans. These risks could affect the performance and value of our loan and investment securities portfolios, which also would negatively affect our financial performance.

If the Federal Reserve Board increases the federal funds rate, overall interest rates will likely rise, which may negatively impact the housing markets and the U.S. economic recovery. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Changes in laws and regulations may increase our costs of compliance which may adversely affect our operations and our income.

In response to the financial crisis of 2008 and early 2009, Congress has taken actions that are intended to increase confidence and encourage liquidity in financial institutions, and the Federal Deposit Insurance Corporation has taken actions to increase insurance coverage on deposit accounts. In addition, there have been proposals made by members of Congress and others that would reduce the amount delinquent borrowers are otherwise contractually obligated to pay on their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral.

Moreover, bank regulatory agencies have responded aggressively to concerns and trends identified in examinations, and have issued many formal enforcement orders requiring capital ratios in excess of regulatory requirements. Bank regulatory agencies, such as the OCC and the Federal Deposit Insurance Corporation, govern the activities in which we may engage, primarily for the protection of depositors, and not for the protection or benefit of potential investors. In addition, new laws and regulations are likely to increase our costs of regulatory compliance and costs of doing business, and otherwise affect our operations. New laws and regulations may significantly affect the markets in which we do business, the markets for and value of our loans and investments, the fees we can charge, and our ongoing operations, costs and profitability. Further, legislative proposals limiting our rights as a creditor could result in credit losses or increased expense in pursuing our remedies as a creditor. Regulations limit interchange fees for banks with assets of more than $10.0 billion. It is unclear whether in the future these limits will apply to smaller banks such as Ben Franklin Bank.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions. During the last year, several banking institutions have received large fines for non-compliance with these laws and regulations. While we have developed policies and procedures designed to assist in compliance with these laws and regulations, these policies and procedures may not be effective in preventing violations of these laws and regulations.

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the Securities and Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.

We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions. Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of: fraud by employees or persons outside our company; the execution of unauthorized transactions by employees; errors relating to transaction processing and technology; breaches of the internal control systems and compliance requirements; and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of an operational deficiency or as a result of noncompliance with applicable regulatory standards, adverse business decisions or their implementation, and customer attrition due to negative publicity. In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, we could suffer financial loss, face regulatory action, and suffer damage to our reputation.

System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

The computer systems and network infrastructure we use could be vulnerable to unforeseen problems. Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in violations of consumer privacy laws including the Gramm-Leach-Bliley Act, cause significant liability to us and give reason for existing and potential customers to refrain from doing business with us. Although we, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures to prevent such damage and potential liability, there can be no assurance that these security measures will be successful. In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

Proposed and final regulations could restrict our ability to originate and sell loans.

The Consumer Financial Protection Bureau has issued a rule designed to clarify for lenders how they can avoid legal liability under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard. Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

•	excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);

•	interest-only payments;

•	negative-amortization; and

•	terms longer than 30 years.

Also, to qualify as a “qualified mortgage,” a borrower’s total monthly debt-to-income ratio may not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments. The Consumer Financial Protection Bureau’s rule on qualified mortgages could limit our ability or desire to make certain types of loans or loans to certain borrowers, or could make it more expensive/and or time consuming to make these loans, which could limit our growth or profitability.

Risks Related to the Offering

The future price of the shares of our common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of our common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of New Ben Franklin and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

We expect transactions in the shares of New Ben Franklin common stock will be quoted on the OTC Pink tier operated by OTC Markets Group, Inc. under the symbol “BFFI”. In order to have our stock quoted on OTC Pink, we are required to have at least one broker-dealer who will make a market in our common stock. Sterne, Agee & Leach, Inc. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so or to continue to do so once it begins.

The development of an active trading market for our common stock depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Startups Act of 2012. We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, disclosure, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. We also will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including the requirement that an independent registered public accounting firm attest to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important. If we take advantage of any of these exemptions, some investors may find our common stock less attractive, which could hurt our stock price. In addition, we have elected to use the extended transition period to delay adoption of new or revised accounting standards applicable to public companies until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We may remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.0 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities in the stock offering; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (which would generally require us to have at least $700 million of voting and non-voting equity held by non-affiliates).

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $2.0 million and $2.9 million of the net proceeds of the offering in Ben Franklin Bank. We may use the remaining net proceeds to invest in short-term investments or for other general corporate purposes. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. Ben Franklin Bank may use the net proceeds it receives to fund new loans, purchase investment securities or for other general corporate purposes, including enhancing our branch facilities. However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we reinvest such proceeds. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds. Our failure to utilize these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our stock-based benefit plans will increase our expenses and negatively impact our results of operations.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under a stock-based benefit plan(s). The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. In the event we adopt a stock-based benefit plan within 12 months following the conversion, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans will be limited by regulation to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering (unless the Bank’s tangible capital is less than 10% upon completion of the offering in which case awards of restricted stock will be limited to 3% of the shares sold in the Offering). If we award shares of restricted common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than 12 months after the completion of the conversion, our costs would increase further. We intend to adopt a stock-based benefit plan that would reserve for the exercise of stock options and the grant of stock awards a number of shares equal to 10% and 3%, respectively, of the shares sold in the stock offering.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased in the offering has been estimated to be approximately $59,000 at the adjusted maximum of the offering range assuming the employee stock ownership plan purchases 7.0% of the shares of common stock sold in the offering as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 6.79% dilution in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in an amount equal to 10% and 3%, respectively, of the shares sold in the offering. In the event we adopt a stock-based benefit plan more than 12 months following the conversion, new stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of the stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of restricted common stock or stock options under our existing and proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the offering (unless the Bank’s tangible capital is less than 10% upon completion of the offering in which case awards of restricted stock will be limited to 3% of the common stock sold in the offering). Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and negatively impact our results of operations.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the determination as to when such plans would be implemented will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Our articles of incorporation and bylaws, federal regulations, Ben Franklin Bank’s charter, Maryland law, shares of restricted stock and stock options that we have granted or may grant to employees and directors, stock ownership by our management and directors, employment agreements or change in control agreements that we have entered into, or may enter into to, with our executive officers and other factors may make it more difficult for companies or persons to acquire control of New Ben Franklin without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock.

For additional information, see “Restrictions on Acquisition of New Ben Franklin,” “Management—Executive Compensation—Employment Agreements” and “—Benefits to be Considered Following Completion of the Conversion.”

There may be a decrease in stockholders’ rights for existing stockholders of Old Ben Franklin.

As a result of the conversion, existing stockholders of Old Ben Franklin will become stockholders of New Ben Franklin. In addition to the provisions discussed above that may discourage takeover attempts that may be favored by stockholders, some rights of stockholders of New Ben Franklin will be reduced compared to the rights stockholders currently have in Old Ben Franklin. The reduction in stockholder rights results from differences between the federal and Maryland chartering documents and bylaws, and from differences between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Ben Franklin are not mandated by Maryland law but have been chosen by management as being in the best interests of New Ben Franklin and its stockholders. The articles of incorporation and bylaws of New Ben Franklin include the following provisions: (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (ii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Old Ben Franklin” for a discussion of these differences.

You may not revoke your decision to subscribe for New Ben Franklin common stock in the subscription or community offerings after you submit your stock order.

Funds submitted or deposit account withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Keller and Company, Inc., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond January 31, 2015, or the number of shares to be sold in the offering is increased to more than 559,852 shares or decreased to fewer than 359,829 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors of Ben Franklin Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

We may be adversely affected by the soundness of other financial institutions.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Bank and non-bank financial services companies are interrelated as a result of trading, clearing, counterparty and other relationships. We have exposure to different industries and counterparties and through transactions with counterparties in the bank and non-bank financial services industries, including brokers and dealers, commercial banks, investment banks and other institutional clients. As a result, defaults by, or even rumors or questions about, one or more bank or non-bank financial services companies, or the bank or non-bank financial services industries generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. These losses or defaults could have an adverse effect on our business, financial condition and results of operations.

We rely heavily on our management team and could be adversely affected by the unexpected loss of key officers.

We are led by an experienced core management team with substantial experience in the markets that we serve and the financial products that we offer. Our operating strategy focuses on providing products and services through long-term relationship managers. Accordingly, our success depends in large part on the performance of our key personnel, as well as on our ability to attract, motivate and retain highly qualified senior management. Competition for employees is intense, and the process of locating key personnel with the combination of skills and attributes required to execute our business plan may be lengthy. We may not be successful in retaining our key employees and the unexpected loss of services of one or more of our key personnel could have a material adverse effect on our business because of their skills, knowledge of our market and financial products, years of industry experience, long-term customer relationships and the difficulty of promptly finding qualified replacement personnel. If the services of any of our key personnel should become unavailable for any reason, we may not be able to identify and hire qualified persons on terms acceptable to us, which could have an adverse effect on our business, financial condition and results of operations.

A lack of liquidity could adversely affect our operations and jeopardize our business, financial condition and results of operations.

Liquidity is essential to our business. We rely on our ability to generate deposits and effectively manage the repayment and maturity schedules of our loans and investment securities, respectively, to ensure that we have adequate liquidity to fund our operations. An inability to raise funds through deposits, borrowings, the sale of our investment securities, Federal Home Loan Bank of Chicago advances, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our most important source of funds consists of deposits. Deposit balances can decrease when customers perceive alternative investments as providing a better risk/return tradeoff. If customers move money out of bank deposits and into other investments, we would lose a relatively low-cost source of funds, increasing our funding costs and reducing our net interest income and net income.

Other primary sources of funds consist of cash flows from operations, investment maturities and sales of investment securities Additional liquidity is provided by the ability to borrow from the Federal Home Loan Bank of Chicago. We also may borrow funds from third-party lenders, such as other financial institutions. Our access to funding sources in amounts adequate to finance or capitalize our activities, or on terms that are acceptable to us, could be impaired by factors that affect us directly or the bank or non-bank financial services industries or economy in general, such as disruptions in the financial markets or negative views and expectations about the prospects for the bank or non-bank financial services industries.

Any decline in available funding could adversely impact our ability to originate loans, invest in securities, meet our expenses, or meet deposit withdrawal demands, any of which could have a material adverse impact on our liquidity, business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to execute on our business strategy to increase our origination of loans;

•	our ability to comply with the Consent Order, including our individual minimum capital requirements, or the board resolutions requested by the Federal Reserve Board;

•	general economic conditions, either nationally or in our market areas, that are worse than expected, and our ability to manage operations in such economic conditions;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues or reduce the fair value of financial instruments or reduce the origination levels in our lending business, or increase the level of defaults, losses and prepayments on loans we have made and make whether held in portfolio or sold in the secondary markets;

•	adverse changes in the securities or secondary mortgage markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations;

•	our ability to manage market risk, credit risk and operational risk in the current economic conditions;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans;

•	changes in the level of government support for housing finance;

•	significant increases in our loan losses; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 17.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Old Ben Franklin and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old Ben Franklin contained elsewhere in this prospectus, including the consolidated financial statements and notes beginning on page F-1 of this prospectus. The information at December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at December 31, 2011 and for the fiscal year then ended is derived in part from audited consolidated financial statements that are not included in this prospectus. The information at June 30, 2014 and for the six months ended June 30, 2014 and 2013 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the results to be achieved for all of 2014 or any other interim period.

	At June 30, 2014	At December 31,
		2013	2012	2011
	(In thousands)
Selected Financial Condition Data:
Total assets	$92,094	$96,361	$100,782	$106,005
Cash and cash equivalents	20,420	19,960	12,236	10,771
Loans receivable, net	64,044	70,560	81,429	84,289
Securities available for sale at fair value	4,821	2,904	3,232	5,621
Federal Home Loan Bank stock	921	921	921	1,337
Total deposits	81,976	85,744	89,407	92,561
Total equity	9,100	9,617	10,482	12,536

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2014	2013	2013	2012	2011
	(In thousands)
Selected Operating Data:
Interest income	$1,672	$2,042	$3,882	$4,449	$4,784
Interest expense	231	293	559	703	954

Net interest income	1,441	1,749	3,323	3,746	3,830
Provision for loan losses	—	—	565	1,903	815

Net interest income after provision for loan losses	1,441	1,749	2,758	1,843	3,015
Non-interest income	75	115	204	90	87
Non-interest expense	2,043	1,902	3,757	4,040	3,815

Loss before income taxes	(527)	(38)	(795)	(2,107)	(713)
Income tax provision (benefit)	(4)	25	32	13	10

Net loss	$(523)	$(63)	$(827)	$(2,120)	$(703)

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2014	2013	2013	2012	2011
	(unaudited)
Selected Financial Ratios and Other Data:

Performance Ratios (1):
Return on assets (ratio of net income (loss) to average total assets)	(1.10)%	(0.12)%	(0.84)%	(2.07)%	(0.64)%
Return on equity (ratio of net income (loss) to average equity)	(10.94)%	(1.20)%	(7.87)%	(18.12)%	(5.32)%
Interest rate spread (2)	3.10%	3.58%	3.41%	3.76%	3.60%
Net interest margin (3)	3.16%	3.65%	3.49%	3.85%	3.70%
Efficiency ratio (4)	134.21%	105.67%	108.84%	103.32%	94.52%
Non-interest expense to average total assets	4.32%	3.80%	3.80%	3.95%	3.48%
Average interest-earning assets to average interest-bearing liabilities	112.48%	111.84%	112.07%	111.57%	111.01%
Loans to deposits	79.70%	87.44%	83.81%	93.42%	92.29%
Average equity to average total assets	10.10%	10.58%	10.62%	11.43%	12.04%

Asset Quality Ratios:
Non-performing loans to gross loans	2.13%	2.01%	3.21%	1.22%	2.08%
Non-performing assets to total assets	2.56%	2.43%	3.52%	2.65%	3.96%
Allowance for loan losses to non-performing loans	92.89%	130.61%	56.41%	205.19%	64.09%
Allowance for loan losses to total loans	1.98%	2.62%	1.81%	2.51%	1.33%
Net charge-offs to average gross loans	0.02%	0.19%	1.77%	1.12%	1.17%

Capital Ratios:
Equity to total assets at end of period	9.9%	10.57%	10.0%	10.4%	11.8%
Total capital (to risk-weighted assets) (5)	15.6%	14.6%	14.8%	12.0%	12.2%
Tier I capital (to risk-weighted assets) (5)	14.4%	13.3%	13.6%	10.7%	10.9%
Tier I capital (to total adjusted assets) (5)	9.1%	9.3%	9.2%	8.2%	8.4%

Other Data:
Number of full service banking offices	2	2	2	2	2
Full-time equivalent employees	26	23	24	22	22

(1)	All ratios are expressed as percentages. Performance ratios for the six months ended June 30, 2014 and 2013 are annualized, where appropriate.
(2)	The interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Capital ratios are for Ben Franklin Bank only.

RECENT DEVELOPMENTS

The following tables set forth certain consolidated historical financial and other data of Old Ben Franklin and its subsidiaries for the periods and at the dates indicated. The information at December 31, 2013 is derived in part from, and should be read together with, the audited consolidated financial statements and notes thereto of Old Ben Franklin beginning on page F-1 of this prospectus. The information at or for the three and nine months ended September 30, 2014 and 2013 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results to be achieved for the remainder of fiscal 2014 or any other interim period.

	At September 30, 2014	At December 31, 2013
	(Unaudited)
	(In thousands)
Financial Condition Data:

Total assets	$87,218	$96,361
Cash and cash equivalents	18,014	19,960
Loans receivable, net	61,532	70,560
Securities available for sale at fair value	4,683	2,904
Federal Home Loan Bank stock	921	921
Total deposits	77,670	85,744
Total equity	8,683	9,617

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
Selected Operating Data:

Interest income	$795	$948	$2,467	$2,990
Interest expense	105	136	336	429

Net interest income	690	812	2,131	2,561
Provision for loan losses	—	—	—	—

Net interest income after provision for loan losses	691	812	2,131	2,561
Non-interest income	(14)	36	61	151
Non-interest expense	1,054	958	3,098	2,860

Loss before income taxes	(378)	(110)	(906)	(148)
Income tax provision (benefit)	6	3	1	28

Net loss	$(384)	$(113)	$(907)	$(176)

	At or for the Three Months Ended September 30,		At or for the Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)
Selected Financial Ratios and Other Data:

Performance Ratios (1):
Return on assets (ratio of net income (loss) to average total assets)	(1.72)%	(0.48)%	(1.31)%	(0.24)%
Return on equity (ratio of net income (loss) to average equity)	(16.92)%	(4.32)%	(13.48)%	(2.23)%
Interest rate spread (2)	3.10%	3.30%	3.10%	3.50%
Net interest margin (3)	3.16%	3.40%	3.16%	3.57%
Efficiency ratio (4)	145.78%	112.97%	137.93%	108.01%
Non-interest expense to average total assets	4.68%	3.92%	4.45%	3.84%
Average interest-earning assets to average interest-bearing liabilities	112.55%	112.33%	112.50%	112.00%
Loans to deposits	80.89%	85.06%	80.89%	85.06%
Average equity to average total assets	10.10%	10.71%	9.68%	10.62%

Asset Quality Ratios:
Non-performing loans to gross loans	2.17%	2.22%	2.17%	2.22%
Non-performing assets to total assets	2.38%	3.06%	2.38%	3.06%
Allowance for loan losses to non-performing loans	95.08%	123.89%	95.08%	123.89%
Allowance for loan losses to total loans	2.06%	2.75%	2.06%	2.75%
Net charge-offs to average gross loans	(0.01)%	(0.05)%	0.01%	0.11%

Capital Ratios:
Equity to total assets at end of period	9.96%	10.51%	9.96%	10.51%
Total capital (to risk-weighted assets) (5)	15.61%	15.04%	15.61%	15.04%
Tier I capital (to risk-weighted assets) (5)	14.35%	13.77%	14.35%	13.77%
Tier I capital (to total adjusted assets) (5)	9.11%	9.38%	9.11%	9.38%

Other Data:
Number of full service banking offices	2	2	2	2
Full-time equivalent employees	26	24	26	24

(1)	All ratios are expressed as percentages. Performance ratios for the three and nine months ended September 30, 2014 and 2013 are annualized, where appropriate.
(2)	The interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Capital ratios are for Ben Franklin Bank only.

Comparison of Financial Condition at September 30, 2014 and December 31, 2013

Assets. Total assets at September 30, 2014 were $87.2 million compared to $96.4 million at December 31, 2013, a decrease of $9.2 million or 9.5%. This decrease was primarily due to the $9.0 million decrease in the balance of our loan portfolio and $1.9 million decrease in the balance of our interest earning deposits, partially offset by the $1.8 million increase in the balance of our securities available for sale.

During the first nine months of 2014, our home equity line of credit loan portfolio decreased $3.6 million, our multi-family loan portfolio decreased $2.0 million, our commercial real estate loan portfolio decreased $1.0 million, our commercial business loan portfolio decreased $784,000, and our automobile loan portfolio decreased $800,000. The decreases were primarily due to the repayments from existing loans exceeding the $6.3 million of new loans and lines of credit originated and purchased during the first nine months of 2014.

At September 30, 2014 our allowance for loan losses was $1.3 million or 2.06% of total loans compared to $1.3 million or 1.81% of total loans at December 31, 2013. Our allowance reflected $221,000 of loans charged-off during the first nine months of 2014 offset by $214,000 of recoveries primarily due to the discounted payoff settlement of a non-performing loan, resulting in a recovery of $186,000. Our loans classified as substandard or doubtful decreased to $1.4 million or 2.2% of total loans at September 30, 2014 compared to $2.3 million or 3.2% of total loans at December 31, 2013. Our nonaccrual loans totaled $1.4 million or 2.17% of total loans at September 30, 2014 compared to $2.3 million or 3.2% of total loans at December 31, 2013. Our loans classified as TDRs totaled $4.1 million at September 30, 2014 of which $3.2 million were accruing compared to $4.3 million of TDRs at December 31, 2013 of which $3.0 million were accruing.

Our securities portfolio increased $1.8 million or 61.3% to $4.7 million at September 30, 2014 primarily due to the purchase of $3.0 million of callable government sponsored entities notes during 2014 to increase interest income earned on our excess liquidity until loan origination volume begins to increase. These increases were partially offset by the maturity of a $1.0 million note and the repayments on mortgage-backed securities. The three $1.0 million notes have rates of 1.25%, 1.65%, and 2.14% and terms of 3.5 years, 4.0 years, and 5.75 years, respectively. Our cash and cash equivalents decreased $1.9 million to $18.0 million at September 30, 2014.

Our repossessed assets decreased $374,000 during the first nine months of 2014 primarily due to the sale of two properties with a recorded value of $285,000 and the $190,000 write down of three real estate properties. These decreases were partially offset by the $102,000 transfer from loans to vacant land. During 2014, we repossessed three automobiles totaling $66,000. All of our repossessed automobiles were sold during the first six months of 2014.

Liabilities. Our total liabilities decreased $8.2 million or 9.5% to $78.5 million at September 30, 2014. Our deposits decreased by $8.0 million or 9.3% to $77.7 million at September 30, 2014 compared to $85.7 million at December 31, 2013, primarily due to the $6.2 million or 13.0% decrease in our certificate of deposit accounts to $41.8 million at September 30, 2014 and the $2.5 million or 15.9% decrease in our money market accounts. These decreases were partially offset by the $891,000 or 9.4% increase in our savings accounts. Management has elected to not aggressively price deposits resulting in some deposit run-off to help manage the Company’s capital and liquidity position over the past several years.

Stockholders’ Equity. Total stockholders’ equity at September 30, 2014 was $8.7 million, a decrease of $934,000 or 9.7% from December 31, 2013. The decrease resulted primarily from the net loss of $907,000 for the nine months ended September 30, 2014, a decrease of $25,000 for ESOP and other stock-based compensation and the $2,000 decrease in the unrealized gains on available-for-sale securities.

Comparison of Operating Results for the Nine Months Ended September 30, 2014 and 2013

General. For the nine months ended September 30, 2014 our net loss was $907,000 compared to a net loss of $176,000 for the nine months ended September 30, 2013. The increase in our net loss was primarily due to the decreases in our net interest income and non-interest income and the increase in our non-interest expenses.

Interest Income. Interest income was $2.5 million for the nine months ended September 30, 2014, $523,000 or 17.5% less than the prior year period. Interest income from loans decreased $534,000 or 18.3% to $2.4 million for the nine months ended September 30, 2014 primarily due to the $10.4 million decrease in the average balance of our loan portfolio to $65.8 million for the nine months ended September 30, 2014 compared to $76.2 million for the prior year period. The decrease in the average balance of our loan portfolio was due to repayments, pay-offs, transfers of loans to repossessed assets, and low origination volume for loans and included a $4.7 million decrease in the average balance of our multi-family and commercial real estate loan portfolio, a $2.9 million decrease in the average balance of our home equity line of credit portfolio, and a $2.0 million decrease in the average balance of our commercial business loan portfolio. The average yield of our loan portfolio was 4.85% for the first nine months of 2014 compared to 5.13% for the prior year period primarily due to the payoff of higher yielding loans.

Interest income from securities was $52,000 for the nine months ended September 30, 2014 compared to $45,000 for the prior year period. The average balance of our securities portfolio increased $932,000 to $4.5 million for the nine months ended September 30, 2014 compared to the prior year period primarily due to the purchase of $3.0 million of government sponsored entity notes during 2014 partially offset by the maturity of a $1.0 million note and the repayments on mortgage-backed securities. The average yield on securities for the nine months ended September 30, 2014 was 1.55% compared to 1.69% for the prior year period. Interest income from interest earning deposits increased $4,000 to $23,000 for the nine months ended September 30, 2014 compared to the prior year period. The average balance of our interest earning deposits increased $3.6 million to $19.7 million for the nine months ended September 30, 2014 compared to the prior year period primarily due to the decrease in our loan portfolio.

Interest Expense. Interest expense for the nine months ended September 30, 2014 was $336,000, a decrease of $93,000 or 21.7% from the prior year period due to the decrease in interest expense on deposits. The average cost of deposits decreased to 0.56% for the nine months ended September 30, 2014 compared to 0.67% for the prior year period as the average cost of our certificate of deposit and money market accounts decreased to 0.89% and 0.15%, respectively, for the nine months ended September 30, 2014 compared to 0.98% and 0.29% respectively, for the prior year period due to the general low market interest rates. The average balance of our certificate of deposit accounts decreased $5.7 million to $45.5 million for the first nine months of 2014. We have not aggressively priced our certificate of deposit accounts to stabilize the decline, given our high level of liquidity and low loan origination volume.

Net Interest Income. Net interest income for the nine months ended September 30, 2014 was $2.1 million compared to $2.6 million for the nine months ended September 30, 2013. For the nine months ended September 30, 2014, the average yield on interest-earning assets was 3.66% and the average cost of interest-bearing liabilities was 0.56% compared to 4.17% and 0.67%, respectively, for the nine months ended September 30, 2013. The decrease in the average yield of our interest earning assets was primarily due to the decline in the average balance of our loan portfolio due to the payoff of higher yielding loans and the increase in the balance of our lower yielding interest earning deposits. These changes resulted in a decrease in our net interest rate spread and net interest margin to 3.10% and 3.16% respectively for the first nine months of 2014 compared to a net interest rate spread of 3.50% and net interest margin of 3.57% for the prior year period.

Provision for Loan Losses. We had no provision for loan losses for the nine months ended September 30, 2014 and 2013. At September 30, 2014, management concluded that the balance in our allowance for loan losses appropriately reflected the probable incurred credit losses in the portfolio based on an analysis of the Bank’s historical loss history and other current factors including market values and current economic conditions and trends. The improvement in the credit quality of our portfolio is reflected in the $7,000 net charge-offs for the nine months ended September 30, 2014

Non-interest Income. For the nine months ended September 30, 2014, non-interest income was $61,000 compared to $151,000 for the nine months ended September 30, 2013 primarily due to $54,000 loss on sale of other repossessed assets for the first nine months of 2014 compared to the $64,000 gain on sale of such assets the prior year period. Fees for originating loans for other institutions decreased $13,000 during the first nine months of 2014 compared to the prior year period. These decreases were partially offset by the $39,000 increase in rental income from other repossessed assets.

Non-interest Expense. For the nine months ended September 30, 2014, our non-interest expense totaled $3.1 million compared to $2.9 million for the nine months ended June 30, 2013, an increase of $238,000 or 8.3%. Our repossessed asset costs increased $109,000 primarily due to the $190,000 partial write down of three real estate properties during 2014. Our compensation and employee benefit costs increased $100,000 or 7.8% primarily due to the increase in staff during 2014. Data processing fees increased $27,000 primarily due to system enhancements. Professional fees decreased $44,000 primarily due to the $40,000 decrease in foreclosure related legal fees and the $29,000 decrease in consulting fees. Our FDIC insurance premium decreased $19,000 primarily due to the decrease in our assessment base. Other costs increased $54,000 and included $47,000 for costs related to the collateral reviews of our retail loan portfolio.

Income Tax. We recorded immaterial amounts for income taxes for the nine months ended September 30, 2014 and 2013.

Comparison of Operating Results for the Three Months Ended September 30, 2014 and 2013

General. For the three months ended September 30, 2014 our net loss was $384,000 compared to a net loss of $113,000 for the three months ended September 30, 2013. The increase in our net loss was primarily due to the decreases in our net interest income and non-interest income and an increase in our non-interest expenses.

Interest Income. Interest income was $795,000 for the three months ended September 30, 2014, $153,000, or 16.1%, less than the prior year period. Interest income from loans decreased $158,000 or 17.1% to $767,000 for the three months ended September 30, 2014 primarily due to the $11.0 million decrease in the average balance of our loan portfolio to $62.9 million for the three months ended September 30, 2014 compared to $73.9 million for the prior year period. The decrease in the average balance of our loan portfolio included a $5.2 million decrease in our multi-family and commercial real estate loans, a $3.5 million decrease in our home equity line-of-credit loans, a $1.2 million decrease in our commercial business loans, and $831,000 decrease in our consumer loans. The decrease in the average balance of our loan portfolio was due to repayments, pay-offs, transfers of loans to repossessed assets, and low origination volume for loans. The average yield on loans for the three months ended September 30, 2014 was 4.86% compared to 4.99% in the prior year period.

Interest income from securities was $21,000 for the three months ended September 30, 2014 compared to $15,000 for the prior year period. The average balance of our securities portfolio was $5.5 million for the three months ended September 30, 2014 compared to the prior year period primarily due to the purchase of $3.0 million of government sponsored entity notes during 2014 partially offset by maturity of a $1.0 million note and the repayments on mortgage-backed securities. The average yield on securities for the three months ended September 30, 2014 was 1.55% compared to 1.58% for the prior year period. Interest income from interest earning deposits was $7,000 for the three months ended September 30, 2014 compared $8,000 the prior year period. The average balance of our interest earning deposits increased $1.4 million to $18.6 million for the three months ended September 30, 2014. The yield on our interest earning deposits was 0.16% for the three months ended September 30, 2014 compared to 0.17% the prior year period.

Interest Expense. Interest expense for the three months ended September 30, 2014 was $105,000, a decrease of $31,000 or 22.8% from the prior year period due to the decrease in interest expense on deposits. The average cost of deposits decreased to 0.54% for the three months ended September 30, 2014 compared to 0.64% for the prior year period as the average cost of our certificate of deposit and money market accounts decreased to 0.86% and 0.15%, respectively, for the three months ended September 30, 2014 compared to 0.96% and 0.24%, respectively, for the prior year period due to the general low market interest rates. The average balance of our certificate of deposit accounts decreased $6.6 million to $43.4 million for the three months ended September 30, 2014. We have not aggressively priced our certificate of deposit accounts to stabilize the decline, given our high level of liquidity and low loan origination volume.

Net Interest Income. Net interest income for the three months ended September 30, 2014 was $690,000 compared to $812,000 for the three months ended September 30, 2013. For the three months ended September 30, 2014, the average yield on interest-earning assets was 3.64% and the average cost of interest-bearing liabilities was 0.54% compared to 3.97% and 0.64%, respectively, for the three months ended September 30, 2013. The decrease in the average yield of our interest earning assets was primarily due to the decline in the average balance of our loan portfolio due to the payoff of higher yielding loans and the increase in the balance of our lower yielding interest earning deposits. These changes resulted in a decrease in our net interest rate spread and net interest margin to 3.10% and 3.16% respectively for the first three months of 2014 compared to a net interest rate spread of 3.33% and net interest margin of 3.40% for the prior year period.

Provision for Loan Losses. We had no provision for loan losses for the three months ended September 30, 2014 and 2013. At September 30, 2014, management concluded that the balance in our allowance for loan losses appropriately reflected the probable incurred credit losses in the portfolio based on an analysis of the Bank’s historical loss history and other current factors including market values and current economic conditions and trends.

Non-interest Income. For the three months ended September 30, 2014, non-interest income was a loss of $14,000 compared to income of $36,000 for the three months ended September 30, 2013 primarily due to 47,000 loss on the sale of two repossessed assets for the three months ended September 30, 2014 and the $9,000 decrease in fees from originating loans for other institutions. These decreases were partially offset by the $10,000 increase in rental income from other repossessed assets.

Non-interest Expense. For the three months ended September 30, 2014, our non-interest expense totaled $1.1 million compared to $958,000 for the three months ended September 30, 2013, an increase of $96,000 or

10.0%. Our compensation and employee benefit costs increased $85,000 or 21.0% primarily due to the increase in staff and the health insurance costs during 2014. Professional fees increased $16,000 primarily due to the $35,000 increase in audit fees partially offset the $18,000 decrease in consulting fees. Our FDIC insurance premium decreased $6,000 primarily due to the decrease in our assessment base.

Income Tax. We recorded immaterial amounts for income taxes for the three months ended September 30, 2014 and 2013.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $2.5 million and $4.5 million.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	359,829 Shares		423,329 Shares		486,828 Shares		559,852 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$3,598		$4,233		$4,868		$5,599
Less offering expenses	(1,110)		(1,110)		(1,110)		(1,110)

Net offering proceeds	$2,488	100.0%	$3,123	100.0%	$3,758	100.0%	$4,489	100.0%

Distribution of net proceeds:
To Ben Franklin Bank	$(2,000)	(80.38)%	$(2,030)	(65.00)%	$(2,443)	(65.00)%	$(2,918)	(65.00)%
To fund loan to employee stock ownership plan	$(252)	(10.13)%	$(296)	(9.48)%	$(341)	(9.07)%	$(392)	(8.73)%

Retained by New Ben Franklin (2)(3)	$236	9.49%	$797	25.52%	$974	25.93%	$1,179	26.27%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	In the event stock-based benefit plans providing for stock awards and stock options are approved by stockholders, and assuming shares are purchased for stock awards at $10.00 per share, an additional $108,000, $127,000, $146,000 and $168,000 of net proceeds will be used by New Ben Franklin. In this case, the net proceeds retained by New Ben Franklin would be $128,000, $670,000, $828,000 and $1.0 million, respectively, or approximately 5.1%, 21.5%, 22.0% and 22.5% of the net offering proceeds, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range.
(3)	The table above assumes that the employee stock ownership plan will purchase 7% of the shares sold in the offering. The employee stock ownership plan could purchase up to 10% of the shares sold in the offering in order to sell the minimum number of shares required to complete the offering. If the employee stock ownership plan were to purchase 10% of the shares of common stock sold in the offering in order to reach the minimum of the offering range, the proceeds retained by New Ben Franklin would equal approximately $128,000.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Ben Franklin Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if we were required to use a syndicated offering to sell some of the shares that we are offering. In addition, amounts shown for the distribution of the net proceeds at the minimum of the offering range to fund the loan to the employee stock ownership plan and proceeds to be retained by New Ben Franklin may change if we exercise our right to have the employee stock ownership plan purchase more than 7% of the shares of common stock offered if necessary to complete the offering at the minimum of the offering range.

New Ben Franklin may use the proceeds it retains from the offering:

•	to invest in securities; and

•	for other general corporate purposes.

In addition, we may, if necessary, distribute additional proceeds to Ben Franklin Bank in the future.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.

Ben Franklin Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to improve existing products and services and to support the development of new products and services;

•	to invest in securities;

•	to enhance our existing branch presence; and

•	for other general corporate purposes.

Until we are able to deploy funds as set forth above, we anticipate that a substantial portion of the net proceeds will be invested in mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored entities and other securities issued by U.S. Government-sponsored entities or U.S. Government agencies. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, and overall market conditions.

OUR DIVIDEND POLICY

Old Ben Franklin and Ben Franklin Financial, MHC have adopted board resolutions requested by the Federal Reserve Board which, among other things, prohibit us from paying dividends without prior written approval from the Federal Reserve Board. We cannot determine when New Ben Franklin would no longer be subject to the conditions of the board resolutions. See “Supervision and Regulation—Consent Order and Board Resolutions.”

We do not intend to pay dividends until such time as we are generating sufficient net income to support our strategic growth plan and the payment of any such dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors is expected to take into account a number of factors, including regulatory capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future.

The declaration of dividends on our shares of common stock is subject to statutory and regulatory requirements. Specifically, the Federal Reserve Board has issued a policy statement proving that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with the its capital needs and overall financial condition. In addition, New Ben Franklin will be subject to Maryland state law limitations on the payment of dividends. See “Description of Capital Stock of New Ben Franklin Following the Conversion—Common Stock—Dividends.” Further, New Ben Franklin will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New Ben Franklin in connection with the conversion.

Dividends we can declare and pay to our stockholders will depend, in part, upon receipt of dividends from Ben Franklin Bank, because initially we will have no source of income other than dividends from Ben Franklin Bank, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments received in connection with the loan to the employee stock ownership plan. Ben Franklin Bank will not be permitted to make a capital distribution to New Ben Franklin if, after making such distribution, it would be undercapitalized. Ben Franklin Bank must generally file an application with the OCC for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of Ben Franklin Bank’s net income for that year to date plus its retained net income for the preceding two years or Ben Franklin Bank would not be at least adequately capitalized following the distribution. In addition, any payment of dividends by Ben Franklin Bank to New Ben Franklin that would be deemed to be drawn from Ben Franklin Bank’s bad debt reserves established prior to 1988, if any, would require a payment of taxes at the then-current tax rate by Ben Franklin Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Ben Franklin Bank does not intend to make any distribution that would create such a federal tax liability. For further information concerning additional federal law and regulations regarding the ability of Ben Franklin Bank to make capital distributions, including the payment of dividends to New Ben Franklin, see “Taxation—Federal Taxation” and “Supervision and Regulation—Capital Distributions.”

New Ben Franklin will file a consolidated federal tax return with Ben Franklin Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, pursuant to Federal Reserve Board regulations, during the three-year period following the conversion, we will not make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Old Ben Franklin’s common stock is not currently listed on a national securities exchange. Trades in Old Ben Franklin’s common stock are quoted on the OTCQB tier operated by OTC Markets Group, Inc. under the symbol “BFFI.” Upon completion of the conversion, the shares of common stock of New Ben Franklin will replace the existing shares of Old Ben Franklin common stock. We expect that transactions in the shares of New Ben Franklin common stock will be quoted on the OTC Pink tier operated by OTC Markets Group, Inc. under the symbol “BFFI.” In order to have our stock quoted on OTC Pink, we are required to have at least one broker-dealer who will make a market in our common stock. Sterne, Agee & Leach, Inc. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

The following table sets forth the high and low bid quotations for shares of Old Ben Franklin common stock for the periods indicated, as obtained from the OTCQB. The stated high and low bid quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. We have never paid a dividend on our common stock. As of the close of business on October 31, 2014, there were 1,949,956 shares of Old Ben Franklin common stock outstanding, including 858,894 publicly held shares (shares held by stockholders other than Ben Franklin Financial, MHC), and approximately 115 stockholders of record of Old Ben Franklin.

	Bid Price Per Share
	High	Low
Year Ending December 31, 2014
Fourth quarter (through October 31, 2014)	$3.50	$2.85
Third quarter	3.50	2.50
Second quarter	2.75	2.25
First quarter	2.85	2.25

Year Ended December 31, 2013
Fourth quarter	3.48	2.80
Third quarter	3.19	1.99
Second quarter	1.99	1.80
First quarter	2.01	1.60

Year Ended December 31, 2012
Fourth quarter	1.68	1.25
Third quarter	1.73	1.47
Second quarter	2.00	1.02
First quarter	2.00	1.02

On September 5, 2014, the business day immediately preceding the public announcement of the conversion, and on November     , 2014, the closing prices of Old Ben Franklin common stock as reported on the OTCQB were $2.60 per share and $         per share, respectively. On the effective date of the conversion, all publicly held shares of Old Ben Franklin common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New Ben Franklin common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Public Stockholders.” Options to purchase shares of Old Ben Franklin common stock will be converted into options to purchase a number of shares of New Ben Franklin common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

To be categorized as well capitalized under the federal Prompt Corrective Action rules, a savings bank must maintain minimum a Tier 1 leverage capital ratio of 5.0%, a Tier 1 risk-based capital ratio of 6% and a total risk based capital ratio of 10%. However, on December 19, 2012, Ben Franklin Bank entered into a Consent Order with the OCC (see “Supervision and Regulation—Consent Order and Board Resolutions”) which among other things included an individual minimum capital requirement to maintain a total risk-based capital ratio of at least 13% and a minimum Tier 1 leverage capital ratio of at least 9% beginning on March 31, 2013. As a result of entering into the Consent Order, Ben Franklin Bank’s capital classification under the Prompt Corrective Action rules was “adequately capitalized” at June 30, 2014. At June 30, 2014, Ben Franklin Bank met the individual minimum capital requirements of the Consent Order with a Tier 1 leverage capital level of $8.3 million, or 9.1% of adjusted total assets, and a total risk-based capital level of $9.1 million, or 15.6% of risk-weighted assets.

The table below sets forth the historical equity capital and regulatory capital of Ben Franklin Bank at June 30, 2014, and the pro forma equity capital and regulatory capital of Ben Franklin Bank, after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by Ben Franklin Bank of the greater of $2.0 million or 65% of the net offering proceeds. The table does not include the effect of $325,000 that Old Ben Franklin intends to distribute to Ben Franklin Bank in the quarter ending December 31, 2014. The capital requirements shown in the table do not include the individual minimum capital requirements of the Consent Order. See “How We Intend to Use the Proceeds from the Offering.”

	Ben Franklin Bank Historical at June 30, 2014		Pro Forma at June 30, 2014, Based Upon the Sale in the Offering of (1)
			359,829 Shares		423,329 Shares		486,828 Shares		559,852 Shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$8,341	9.1%	$9,981	10.6%	$9,948	10.6%	$10,297	10.9%	$10,699	11.3%

Tier 1 leverage capital	$8,330	9.1%	$9,970	10.6%	$9,937	10.6%	$10,286	10.9%	$10,688	11.3%
Leverage requirement (4)	4,601	5.0	4,701	5.0	4,702	5.0	4,723	5.0	4,746	5.0

Excess	$3,729	4.1%	$5,270	5.6%	$5,235	5.6%	$5,563	5.9%	$5,941	6.3%

Tier 1 risk-based capital (5)	$8,330	14.4%	$9,970	17.1%	$9,937	17.0%	$10,286	17.6%	$10,688	18.2%
Risk-based requirement (4)	3,480	6.0	3,504	6.0	3,504	6.0	3,509	6.0	3,515	6.0

Excess	$4,850	8.4%	$6,466	11.1%	$6,433	11.0%	$6,777	11.6%	$7,173	12.2%

Total risk-based capital (5)	$9,062	15.6%	$10,702	18.3%	$10,669	18.3%	$11,018	18.8%	$11,420	19.5%
Risk-based requirement (4)	5,800	10.0	5,840	10.0	5,840	10.0	5,849	10.0	5,858	10.0

Excess	$3,262	5.6%	$4,863	8.3%	$4,829	8.3%	$5,169	8.8%	$5,562	9.5%

Reconciliation of capital infused into Ben Franklin Bank:
Net proceeds to Ben Franklin Bank			$2,000		$2,030		$2,443		$2,918
Less: Common stock acquired by stock-based benefit plan			108		127		146		168
Less: Common stock acquired by employee stock ownership plan			252		296		341		392

Pro forma increase			$1,640		$1,607		$1,956		$2,358

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 7% of the shares of common stock sold in the stock offering with funds we lend to such plan. Pro forma generally accepted accounting principles (“GAAP”) capital and regulatory capital have been reduced by the amount required to fund this plan. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	On December 19, 2012, we entered into a Consent Order with the OCC which included an individual minimum capital requirement, that requires that Ben Franklin Bank to maintain a Tier 1 leverage capital ratio of 9.0% and a total risk-based capital ratio of 13.0%. Effective January 1, 2015, the Prompt Corrective Action Well Capitalized Thresholds will be 5%, 8% and 10% for the tier 1 leverage capital requirement, tier 1 risk-based capital requirement and total risk-based capital requirement, respectively. Additionally, effective January 1, 2015, a new capital standard, common equity tier 1 capital ratio, will be implemented with a 6.5% well capitalized threshold. At June 30, 2014, assuming the completion of the conversion and offering, Ben Franklin Bank would have capital that exceeds all of the requirements described in this footnote.
(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Old Ben Franklin at June 30, 2014 and the pro forma consolidated capitalization of New Ben Franklin after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Old Ben Franklin Historical at June 30, 2014	Pro Forma at June 30, 2014 Based upon the Sale in the Offering at $10.00 per Share of
		359,829 Shares	423,329 Shares	486,828 Shares	559,852 Shares (1)
	(Dollars in thousands)

Deposits (2)	$81,976	$81,976	$81,976	$81,976	$81,976

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion) (3)	—	—	—	—	—
Common stock, $0.01 par value, 30,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	20	6	8	9	10
Additional paid-in capital (3)	8,250	10,752	11,385	12,019	12,749
Retained earnings (5)	1,748	1,748	1,748	1,748	1,748
Accumulated other comprehensive income	11	11	11	11	11
Less:
Treasury stock	(462)	(462)	(462)	(462)	(462)
Common stock to be acquired by existing stock-based benefit plan	(467)	(467)	(467)	(467)	(467)

Common stock held by employee stock ownership plan (6)	—	(252)	(296)	(341)	(392)
Common stock acquired by new stock-based benefit plan (7)	—	(108)	(127)	(146)	(168)

Total stockholders’ equity	$9,100	$11,228	$11,800	$12,371	$13,029

Pro Forma Shares Outstanding
Shares offered for sale	—	359,829	423,329	486,828	559,852
Exchange shares issued	—	281,921	331,672	381,422	438,636
Total shares outstanding	1,949,956	641,750	755,001	868,250	998,488

Total stockholders’ equity as a percentage of total assets	9.88%	11.92%	12.45%	12.97%	13.57%
Tangible equity as a percentage of total assets	9.88%	11.92%	12.45%	12.97%	13.57%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	Old Ben Franklin currently has 1,000,000 authorized shares of preferred stock and 20,000,000 authorized shares of common stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New Ben Franklin common stock to be outstanding.
(4)	No effect has been given to the issuance of additional shares of New Ben Franklin common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New Ben Franklin common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”
(5)	The retained earnings of Ben Franklin Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”
(6)	Assumes that 7% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New Ben Franklin (although the employee stock ownership plan may purchase more than 7% of the shares sold in the offering to the extent such purchases are necessary to complete the offering at the minimum of the offering range). The loan will be repaid principally from Ben Franklin Bank’s contributions to the employee stock ownership plan. Since New Ben Franklin will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New Ben Franklin’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(footnotes continue on following page)

(continued from previous page)

(7)	Assumes a number of shares of common stock equal to 3% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by the plan to purchase the shares will be provided by New Ben Franklin. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. New Ben Franklin will accrue compensation expense to reflect the vesting of shares pursuant to the plan and will credit capital in an amount equal to the charge to operations. Implementation of the plan will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data of Old Ben Franklin and pro forma data of New Ben Franklin at and for the six months ended June 30, 2014 and at and for the year ended December 31, 2013. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

(i)	all shares of common stock will be sold in the subscription and community offerings;

(ii)	our employee stock ownership plan will purchase 7% of the shares of common stock sold in the offering with a loan from New Ben Franklin. The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, calculated as of the date of the origination of the loan) over a period of 20 years. Interest income that we earn on the loan will offset the interest paid by Ben Franklin Bank;

(iii)	we will pay Sterne, Agee & Leach, Inc. a fee (including reimbursable expenses and legal fees) equal to $305,000; and

(iv)	total expenses of the offering, other than the sales fees and commissions to be paid to Sterne, Agee & Leach, Inc. will be $804,500.

We calculated pro forma consolidated net loss for the six months ended June 30, 2014 and the year ended December 31, 2013, as if the estimated net proceeds we received had been invested at the beginning of each period at an assumed interest rate of 1.70%. This represents the yield on the five-year U.S. Treasury Note as of August 15, 2014, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal regulations.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net loss and stockholders’ equity by the indicated number of shares of common stock. For purposes of pro forma loss per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 3% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We assume that awards of common stock granted under the plans vest over a five-year period.

We have also assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.19 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 18.32% for the shares of common stock, a dividend yield of 0%, an expected option term of 10 years and a risk-free rate of return of 2.52%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” we intend to contribute the greater of $2.0 million or 65% of the net proceeds from the stock offering to Ben Franklin Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma tables do not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the date on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Ben Franklin Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”

	At or for the Six Months Ended June 30, 2014 Based upon the Sale at $10.00 Per Share of
	359,829 Shares		423,329 Shares		486,828 Shares		559,852 Shares (1)
	(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$3,598		$4,233		$4,868		$5,599
Market value of shares issued in the exchange	2,820		3,317		3,815		4,386

Pro forma market capitalization	$6,418		$7,550		$8,683		$9,985

Gross proceeds of offering	$3,598		$4,233		$4,868		$5,599
Expenses	(1,110)		(1,110)		(1,110)		(1,110)

Estimated net proceeds	2,488		3,123		3,758		4,489
Common stock purchased by employee stock ownership plan	(252)		(296)		(341)		(392)
Common stock purchased for new stock awards	(108)		(127)		(146)		(168)

Estimated net proceeds, as adjusted	$2,128		$2,700		$3,271		$3,929

For the Six Months Ended June 30, 2014
Consolidated net loss:
Historical	$(523)		$(523)		$(523)		$(523)
Pro forma adjustments:
Income on adjusted net proceeds	18		23		28		33
Employee stock ownership plan (2)	(6)		(7)		(9)		(10)
Stock awards (3)	(11)		(13)		(15)		(17)
Stock options (4)	(8)		(9)		(11)		(12)

Pro forma net loss	$(530)		$(529)		$(530)		$(529)

Loss per share (5):
Historical	$(0.87)		$(0.74)		$(0.64)		$(0.56)
Pro forma adjustments:
Income on adjusted net proceeds	0.03		0.03		0.03		0.03
Employee stock ownership plan (2)	(0.01)		(0.01)		(0.01)		(0.01)
Stock awards (3)	(0.02)		(0.02)		(0.02)		(0.02)
Stock options (4)	(0.01)		(0.01)		(0.01)		(0.01)

Pro forma loss per share (5)	$(0.88)		$(0.75)		$(0.65)		$(0.56)

Offering price to pro forma net loss per share	(5.68	)x	(6.67	)x	(7.69	)x	(8.93	)x
Number of shares used in loss per share calculations	603,881		710,445		817,012		939,565

At June 30, 2014
Stockholders’ equity:
Historical	$9,100		$9,100		$9,100		$9,100
Estimated net proceeds	2,488		3,123		3,758		4,489
Common stock acquired by employee stock ownership plan (2)	(252)		(296)		(341)		(392)
Common stock acquired for new stock awards (3)	(108)		(127)		(146)		(168)

Pro forma stockholders’ equity	$11,228		$11,800		$12,371		$13,029

Intangible assets	$—		$—		$—		$—

Pro forma tangible stockholders’ equity (6)	$11,228		$11,800		$12,371		$13,029

Stockholders’ equity per share (7):
Historical	$14.18		$12.05		$10.48		$9.11
Estimated net proceeds	3.88		4.14		4.33		4.50
Common stock acquired by employee stock ownership plan (2)	(0.39)		(0.39)		(0.39)		(0.39)
Common stock acquired for new stock awards (3)	(0.17)		(0.17)		(0.17)		(0.17)

Pro forma stockholders’ equity per share (6) (7)	$17.50		$15.63		$14.25		$13.05

Intangible assets	$0.00		$0.00		$0.00		$0.00

Pro forma tangible stockholders’ equity per share (6) (7)	$17.50		$15.63		$14.25		$13.05

Offering price as percentage of pro forma stockholders’ equity per share	57.14%		63.98%		70.18%		76.63%
Offering price as percentage of pro forma tangible stockholders’ equity per share	57.14%		63.98%		70.18%		76.63%
Number of shares outstanding for pro forma book value per share calculations	641,750		755,001		868,250		998,488

(footnotes begin on following page)

(continued from previous page)

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 7% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New Ben Franklin. Ben Franklin Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Ben Franklin Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Ben Franklin Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects no combined federal or state taxes. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 630, 741, 852 and 980 shares were committed to be released at the beginning of the period at the minimum, midpoint, maximum and maximum, as adjusted of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
(3)	Assumes that, if approved by New Ben Franklin’s stockholders, one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 3% of the shares to be sold in the offering (and may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New Ben Franklin or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New Ben Franklin. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 10% of the amount contributed to the plan is amortized as an expense during the six months ended June 30, 2014, and (iii) the plan expense reflects an effective combined federal and state tax rate of 0.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 3.0% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 1.46%.
(4)	Assumes that, if approved by New Ben Franklin’s stockholders, one or more stock-based benefit plans grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (and may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.19 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.7%.
(5)	Per share figures include publicly held shares of Old Ben Franklin common stock that will be exchanged for shares of New Ben Franklin common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Public Stockholders.” Net loss per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the period. See note 1. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(6)	The retained earnings of Ben Franklin Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”
(7)	Per share figures include publicly held shares of Old Ben Franklin common stock that will be exchanged for shares of New Ben Franklin common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.3282, 0.3862, 0.4441 and 0.5107 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

	At or for the Year Ended December 31, 2013 Based upon the Sale at $10.00 Per Share of
	359,829 Shares		423,329 Shares		486,828 Shares		559,852 Shares (1)
	(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$3,598		$4,233		$4,868		$5,599
Market value of shares issued in the exchange	2,820		3,317		3,815		4,386

Pro forma market capitalization	$6,418		$7,550		$8,683		$9,985

Gross proceeds of offering	$3,598		$4,233		$4,868		$5,599
Expenses	(1,110)		(1,110)		(1,110)		(1,110)

Estimated net proceeds	2,488		3,123		3,758		4,489
Common stock purchased by employee stock ownership plan	(252)		(296)		(341)		(392)
Common stock purchased for new stock awards	(108)		(127)		(146)		(168)

Estimated net proceeds, as adjusted	$2,128		$2,700		$3,271		$3,929

For the Year Ended December 31, 2013
Consolidated net loss:
Historical	$(827)		$(827)		$(827)		$(827)
Pro forma adjustments:
Income on adjusted net proceeds	36		46		56		67
Employee stock ownership plan (2)	(13)		(15)		(17)		(20)
Stock awards (3)	(22)		(25)		(29)		(34)
Stock options (4)	(16)		(19)		(21)		(25)

Pro forma net loss	$(842)		$(840)		$(838)		$(839)

Loss per share (5):
Historical	$(1.37)		$(1.16)		$(1.01)		$(0.88)
Pro forma adjustments:
Income on adjusted net proceeds	0.06		0.06		0.07		0.07
Employee stock ownership plan (2)	(0.02)		(0.02)		(0.02)		(0.02)
Stock awards (3)	(0.04)		(0.04)		(0.04)		(0.04)
Stock options (4)	(0.03)		(0.03)		(0.03)		(0.03)

Pro forma loss per share (5)	$(1.40)		$(1.19)		$(1.03)		$(0.90)

Offering price to pro forma net loss per share	(7.18	)x	(8.47	)x	(9.76	)x	(11.21	)x
Number of shares used in loss per share calculations	604,510		711,186		817,864		940,545

At December 31, 2013
Stockholders’ equity:
Historical	$9,617		$9,617		$9,617		$9,617
Estimated net proceeds	2,488		3,123		3,758		4,489
Common stock acquired by employee stock ownership plan (2)	(252)		(296)		(341)		(392)
Common stock acquired for new stock awards (3)	(108)		(127)		(146)		(168)

Pro forma stockholders’ equity	$11,745		$12,317		$12,888		$13,546

Intangible assets	$—		$—		$—		$—

Pro forma tangible stockholders’ equity (6)	$11,745		$12,317		$12,888		$13,546

Stockholders’ equity per share (7):
Historical	$14.99		$12.74		$11.08		$9.63
Estimated net proceeds	3.88		4.14		4.33		4.50
Common stock acquired by employee stock ownership plan (2)	(0.39)		(0.39)		(0.39)		(0.39)
Common stock acquired for new stock awards (3)	(0.17)		(0.17)		(0.17)		(0.17)

Pro forma stockholders’ equity per share (6) (7)	$18.31		$16.32		$14.85		$13.57

Intangible assets	$0.00		$0.00		$0.00		$0.00

Pro forma tangible stockholders’ equity per share (6) (7)	$18.31		$16.32		$14.85		$13.57

Offering price as percentage of pro forma stockholders’ equity per share	54.61%		61.27%		67.34%		73.69%
Offering price as percentage of pro forma tangible stockholders’ equity per share	54.61%		61.27%		67.34%		73.69%
Number of shares outstanding for pro forma book value per share calculations	641,750		755,001		868,250		998,488

(footnotes begin on following page)

(continued from previous page)

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 7% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New Ben Franklin. Ben Franklin Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Ben Franklin Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. ASC 718-40 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Ben Franklin Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects no federal or state taxes. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 1,259, 1,482, 1,704 and 1,960 shares were committed to be released at the beginning of the year at the minimum, midpoint, maximum and maximum, as adjusted of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the year were considered outstanding for purposes of net income per share calculations.
(3)	Assumes that, if approved by New Ben Franklin’s stockholders, one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 3% of the shares to be sold in the offering (and may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New Ben Franklin or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New Ben Franklin. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2013, and (iii) the plan expense reflects an effective combined federal and state tax rate of 0.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4.0% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.91%.
(4)	Assumes that, if approved by New Ben Franklin’s stockholders, one or more stock-based benefit plans grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (and may be a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.19 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.7%.
(5)	Per share figures include publicly held shares of Old Ben Franklin common stock that will be exchanged for shares of New Ben Franklin common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Public Stockholders.” Net loss per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See note 1. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(6)	The retained earnings of Ben Franklin Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Capital Distributions.”
(7)	Per share figures include publicly held shares of Old Ben Franklin common stock that will be exchanged for shares of New Ben Franklin common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.3282, 0.3862, 0.4441 and 0.5107 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reviews our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from audited and unaudited consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Old Ben Franklin and the financial statements provided in this prospectus.

Overview

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities and other interest-earning assets (primarily cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting of deposits. Our results of operations also are affected by provisions for loan losses, noninterest income, and noninterest expense. Noninterest income consists of fees and service charges and other income. Noninterest expense consists of employee compensation and benefits, occupancy and equipment, data processing, professional fees, expenses associated with managing and working out our repossessed assets, FDIC assessments and other expenses.

We have recorded net losses in each of the years from 2008 through 2013, and for the six months ended June 30, 2014. The primary reasons for our net losses during the years 2008 through 2012 were increases in non-performing assets due to the severe recession that began in 2008, which resulted in increases in loans charged off and provisions for loan losses. We also experienced increases in non-interest expenses, including expenses associated with managing and working out our repossessed assets, and regulatory compliance.

To improve asset quality and enhance our credit review and underwriting processes and procedures, in 2012 we added two experienced commercial lenders and an experienced commercial credit analyst and implemented a detailed problem asset resolution plan. We also enhanced our lending and credit policies and procedures and our credit administration procedures and controls. As a result, non-performing assets have decreased from a peak of $6.7 million, or 5.81% of total assets at December 31, 2010, to $2.4 million, or 2.56% of total assets, at June 30, 2014. In addition, the provision for loan losses has decreased from a peak of $1.9 million for the year ended December 31, 2012, to $565,000 for the year ended December 31, 2013 and no provision for the six months ended June 30, 2014.

Despite the improvements in asset quality, we have continued to record net losses. Net losses equaled $2.1 million in 2012, $827,000 for 2013 and $523,000 for the six months ended June 30, 2014. The primary reason for our continued losses is a reduction in net interest income due to a decrease in the size of our loan portfolio, a heightened level of non-performing loans and an increase in the balance of our lower yielding cash equivalents. We have decreased our asset size, primarily by decreasing the size of our loan portfolio, to address regulatory capital concerns following the increase in non-performing assets and losses due to the recession. At the same time, the severe recession resulted in lower loan demand which impacted our loan origination volumes. More recently, we have been required to shrink our assets further in order to meet increased capital requirements under the Consent Order (the “Consent Order”) we entered into with the OCC on December 19, 2012. See “Supervision and Regulation—Consent Order and Board Resolutions.”

As with most financial institutions, our results of operations have also been impacted by the increased cost of operating in today’s regulatory environment. We do not believe that we can materially reduce our noninterest expenses in the current environment without impairing our customer service, competitiveness and our ability to maintain regulatory compliance. Our results of operations will be negatively impacted until we are able to increase our net interest income relative to our noninterest expense. Accordingly, we have adopted a strategic plan to increase our net interest income by growing our earnings base, especially the size of our loan portfolio.

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a community-oriented financial institution. We understand the financial needs of our local customers and we offer a broad range of financial products and services specifically designed to meet those needs. To further this key strategy, we seek opportunities to deepen our existing customer relationships and to establish our brand in areas of the community where we are not yet well recognized.

Our board of directors has also recently adopted a strategic plan to increase our net interest income by growing our loan portfolio. Since 2012, we have added three experienced commercial lenders, including the Bank’s new President, and an experienced commercial credit analyst. We have also improved our credit underwriting, review and administration policies and procedures, and have experienced a significant improvement in asset quality. As a result of our addition of experienced staff, and our improvements to our lending policies and procedures, we believe that our current infrastructure is sufficient to support an expansion of our loan portfolio without incurring significant additional operating expenses. We believe that the additional capital raised in the conversion, will allow us to refocus our lending efforts and grow our loan portfolio.

Highlights of our business strategy include:

•	Focusing on relationship banking. We are focused on meeting the financial needs of our customer base through offering a full complement of loan, deposit and online banking solutions (including remote deposit capture and mobile banking). In recent years we have introduced new products and services in order to more fully serve and deepen the relationship with our customers. We believe that these products and services will enable us to grow our core deposit base, which generally represents a customer’s primary banking relationship. Quality customer relationships provide opportunities for cross selling products to existing customers in an effort to deepen our “share of wallet” and we intend to actively develop such opportunities. In addition, we believe our emphasis on commercial business relationships such as commercial real estate and multi-family real estate lending will provide opportunities for transaction account relationships.

•	Growing our commercial real estate and multi-family residential real estate lending. We believe we can enhance interest income in the current interest rate environment by continuing to emphasize the origination of short-term fixed-rate and adjustable-rate commercial real estate and multi-family residential real estate loans. In addition to providing higher yields than our conforming one- to four-family loans, these shorter term and adjustable-rate loans assist us in managing our interest rate risk. In 2008, as a result of the economic downturn’s impact on commercial real estate generally in the Chicago market, and our regulatory capital concerns, we decreased our commercial lending focus. As our local economy improves, we intend to resume originating commercial and multi-family real estate loans consistent with our conservative loan underwriting policies and procedures.

•	Continuing our traditional emphasis on the origination of one- to four-family residential loans and home equity lines of credit. We intend to continue to emphasize the origination of one- to four-family loans. We offer a wide variety of one- to four-family residential loan products, including a bi-weekly loan product that we believe differentiates us from our competitors while providing benefits to our borrowers. We are also developing a new home equity line of credit product that has an interest only five-year draw period, and then automatically converts to a fully amortizing loan for the next 15 years. We believe this product will allow us to retain a higher percentage of our currently maturing or soon to mature lines of credit and is competitive to new borrowers.

•	Continuing to focus on asset quality. We have sought to build strong asset quality through our addition of experienced loan and credit administration staff, and through enhanced lending and credit policies and procedures and credit administration procedures and controls. Our non-performing assets have decreased from a peak of $6.7 million at December 31, 2010, to $2.4 million at June 30, 2014.

Anticipated Increase in Non-interest expense

Although the capital raised in the conversion will support our efforts to increase the size of our loan portfolio, the conversion will have a short-term adverse impact on our operating results due to increased expenses. These additional expenses include the costs of becoming a public company, increased compensation expenses associated with our new employee stock ownership plan and the possible implementation of one or more new stock-based benefit plans after the completion of the conversion. See “Risk Factors—Our new stock-based benefit plans will increase our expenses and negatively impact our results of operations;” and “Management—Benefits to be Considered Following Completion of the Conversion.”

Based on the above, we do not anticipate net income until we experience significant growth in our earning assets base pursuant to our business plan. Assuming the successful execution of our business plan, we expect that we will return to profitability for the year ending December 31, 2017. There can be no assurances, however, that we will successfully execute on our business plan and be able to return to profitability in the timeframe we expect or at all.

Critical Accounting Policies

We consider accounting policies that require management to exercise significant judgment or discretion or make significant assumptions that have, or could have, a material impact on the carrying value of certain assets or on income, to be critical accounting policies. We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we can choose to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use the extended transition period to delay adoption of new or revised accounting standards applicable to public companies until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards. We consider the following to be our critical accounting policies:

Allowance for Loan Losses. Our allowance for loan losses is the estimated amount considered necessary to absorb probable incurred credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of the most critical for Ben Franklin Bank. The methodology for determining the allowance for loan losses is considered a critical accounting policy by management due to the high degree of judgment involved, the subjectivity of the current factors assumptions utilized and the potential for changes in the economic environment that could result in changes to the amount of the recorded allowance for loan losses.

As a substantial amount of our loan portfolio is collateralized by real estate, appraisals of the underlying value of property securing loans and discounted cash flow valuations of properties are critical in determining the amount of the allowance required for specific loans. Assumptions for appraisals and discounted cash flow valuations are instrumental in determining the collateral value of properties. Overly optimistic assumptions or negative changes to assumptions could significantly impact the valuation of a property securing a loan. The assumptions supporting such appraisals and discounted cash flow valuations are reviewed by management to determine that the resulting values reasonably reflect amounts realizable on the related loans.

Management performs a quarterly evaluation of the allowance for loan losses. The allowance of loan losses has two components: specific and general. The specific component relates to loans that are individually classified as impaired. The allowance related to impaired loans is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and estimated selling expenses. The general portion of the allowance is determined by historical loss experience and consideration of a variety of current factors including, but not limited to; levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision based on new information as it becomes known. Actual loan losses may be significantly more than the allowance for loan losses we have established which could have a material negative effect on our financial results.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis measured using enacted tax rates. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. These judgments and estimates are reviewed on a continual basis as regulatory and business factors change. We have established a full valuation allowance for our deferred tax assets. Our assessment of our ability to realize the deferred tax asset was primarily based on our net losses during recent years.

Comparison of Financial Condition at June 30, 2014 and December 31, 2013

Assets. Total assets at June 30, 2014 were $92.1 million compared to $96.4 million at December 31, 2013, a decrease of $4.3 million or 4.4%. This decrease was primarily due to the $6.5 million decrease in our loan portfolio, partially offset by the $1.9 million increase in the balance of our securities available-for-sale.

During the first six months of 2014, our multi-family loan portfolio decreased $1.9 million, our home equity line of credit loan portfolio decreased $1.9 million, our commercial real estate loan portfolio decreased $1.2 million, our commercial business loan portfolio decreased $651,000, and our automobile loan portfolio decreased $589,000. These decreases were primarily due to the repayments from existing loans exceeding the $4.5 million of new loans and lines of credit originated and purchased during the first six months of 2014.

At June 30, 2014 our allowance for loan losses was $1.3 million or 1.98% of total loans compared to $1.3 million or 1.81% of total loans at December 31, 2013. Our allowance reflected $209,000 of loans charged-off during the first six months of 2014 partially offset by $201,000 of recoveries primarily due to the discounted payoff settlement of a non-performing loan, resulting in a recovery of $186,000. Our loans classified as substandard or doubtful decreased to $1.5 million or 2.3% of total loans at June 30, 2014 compared to $2.3 million or 3.2% of total loans at December 31, 2013. Our nonaccrual loans totaled $1.4 million or 2.1% of total loans at June 30, 2014 compared to $2.3 million or 3.2% of total loans at December 31, 2013. Our loans classified as TDRs totaled $4.1 million at June 30, 2014 of which $3.2 million were accruing compared to $4.3 million of TDRs at December 31, 2013 of which $3.0 million were accruing.

Our securities portfolio increased $1.9 million or 66.0% to $4.8 million at June 30, 2014 primarily due to the purchase of $2.0 million of callable government sponsored entities notes to increase interest income earned on our excess liquidity until loan origination volume begins to increase. These increases were partially offset by the repayments on mortgage-backed securities. The two $1.0 million notes have rates of 1.25% and 2.14% and terms of 3.5 years and 5.75 years, respectively. Our cash and cash equivalents increased $460,000 to $20.4 million at June 30, 2014.

Our repossessed assets decreased $123,000 during the first six months of 2014 primarily due to the $122,000 write down of three real estate properties. During 2014, we repossessed three automobiles totaling $66,000. All of our repossessed automobiles were sold during the first six months of 2014.

Liabilities. Our total liabilities decreased $3.8 million or 4.3% to $83.0 million at June 30, 2014. Our deposits decreased by $3.8 million or 4.4% to $82.0 million at June 30, 2014 compared to $85.7 million at December 31, 2013, primarily due to the $2.8 million or 5.8% decrease in our certificate of deposit accounts to $45.2 million at June 30, 2014 and the $1.2 million or 7.2% decrease in our money market accounts. Management has elected to not aggressively price deposits resulting in some deposit run-off to help manage the Company’s capital and liquidity position over the past several years.

Stockholders’ Equity. Total stockholders’ equity at June 30, 2014 was $9.1 million, a decrease of $517,000 or 5.4% from December 31, 2013. The decrease resulted primarily from the net loss of $523,000 for the six months ended June 30, 2014, partially offset by an increase of $1,000 for ESOP and other stock-based compensation and the $7,000 increase in the unrealized gains on available-for-sale securities.

Comparison of Financial Condition at December 31, 2013 and December 31, 2012

Assets. At December 31, 2013, total assets decreased by $4.4 million or 4.4% to $96.4 million compared to $100.8 million at December 31, 2012 primarily due to the $10.9 million decrease in our net loan portfolio, the $564,000 decrease in our repossessed assets, and the $328,000 decrease in our securities available-for-sale. These decreases were partially offset by the $7.7 million increase in our cash and cash equivalents. Our loan portfolio, net of allowance, decreased to $70.6 million at December 31, 2013 compared to $81.4 million at December 31, 2012 primarily due to repayments and charge-offs exceeding loan originations and purchases. During 2013, our loan origination and purchase activity for our portfolio, excluding home equity lines of credit, was $7.0 million compared to $8.6 million during 2012. Originations of our home equity-lines of credit were $1.5 million in 2013 compared to $2.1 million in 2012. Lower origination volume, charge-offs, and payment activity for 2013 also resulted in a decrease of $3.8 million in our commercial business loan portfolio, a $2.7 million decrease in our commercial real estate loan portfolio, a $2.3 million decrease in our home equity line of credit loan portfolio, and a $900,000 decrease in our one- to four-family residential mortgage loan portfolio.

At December 31, 2013 our allowance for loan losses was $1.3 million or 1.81% of total loans compared to $2.1 million or 2.51% of total loans at December 31, 2012. The decrease in the balance of our allowance for loan losses at December 31, 2013 was primarily due to the $1.4 million of net charge-offs offset by the $565,000 provision during 2013 compared to the $945,000 of net charge-offs and the $1.9 million provision in the prior year. Charge-offs during 2013 included $539,000 related to a commercial real estate loan which was downgraded and classified as “doubtful” at year end 2013 and $554,000 related to TDRs in accordance with recently issued regulatory guidance. Our loans classified as substandard or doubtful decreased $4.2 million to $2.3 million at December 31, 2013 compared to $6.5 million at December 31, 2012. The decrease in our classified loans was primarily due to the upgrade of $2.8 million of loans due to their improved credit conditions; $1.3 million of charge-offs on substandard and doubtful classified loans; and the payoff of $459,000 of such loans. These decreases were partially offset by the addition of two new substandard loans totaling $614,000. Our nonperforming loans, including non-accruing TDR loans, totaled $2.3 million or 3.21% of total loans at December 31, 2013 compared to $1.0 million or 1.22% of total loans at December 31, 2012 primarily due to changes related to the treatment of TDR loans. Our loans classified as performing TDRs totaled $3.0 million at December 31, 2013 compared to $4.4 million at December 31, 2012 due to several loans that were classified as non-performing due to the change in their accrual status during 2013 along with regular payments applied to the performing TDRs.

Our securities portfolio decreased $328,000 to $2.9 million at December 31, 2013 compared to $3.2 million at the prior year end. This decrease in our securities portfolio was primarily due to the call of $1.0 million in U.S. government sponsored entity notes, repayments on our mortgage-backed securities, and the decrease in the unrealized gain on the securities portfolio as a result of the increase in interest rates during the second half of 2013. This decrease in securities was partially offset by the purchase of a $1.0 million U.S. government sponsored entity note.

Cash and cash equivalents increased $7.8 million to $20.0 million at December 31, 2013 from $12.2 million at December 31, 2012 due to the decrease in loan originations in 2013.

The balance of our repossessed assets decreased $564,000 to $1.1 million at December 31, 2013 compared to $1.7 million at December 31, 2012. We sold $1.0 million of repossessed assets and had charge-offs that totaled $102,000 during 2013, partially offset by the transfer of a $552,000 loan to repossessed assets.

Liabilities. Total deposits decreased $3.7 million or 4.1% to $85.7 million at December 31, 2013 compared to $89.4 million at December 31, 2012. Our certificate of deposit accounts decreased $5.0 million or 9.4% to $48.0 million at December 31, 2013 compared to $53.0 million at the prior year-end. Our savings, demand, and money market account balances increased $1.3 million to $37.7 million at December 31, 2013 compared to $36.4 million at the prior year-end. This increase reflects a preference of our customers to remain in short term liquid investment in this low interest rate environment.

Stockholders’ Equity. Total stockholders’ equity decreased $865,000 or 8.3% to $9.6 million at December 31, 2013 compared to $10.5 million at December 31, 2012. The decrease resulted from the net loss of $827,000 in 2013 and a $50,000 decrease in the unrealized gain on available-for-sale securities, partially offset by a $12,000 increase in ESOP and stock incentive compensation amounts. As part of the Consent Order, the Bank is required to maintain Tier 1 and Total Risk Based capital ratios of 9% and 13%, respectively. The Company contributed an additional $1.3 million to the Bank to meet these minimum capital requirements during 2013. At December 31, 2013, the Bank was in compliance with the capital requirements of the Consent Order.

Comparison of Operating Results for the Six Months Ended June 30, 2014 and 2013

General. For the six months ended June 30, 2014 our net loss was $523,000 compared to a net loss of $63,000 for the six months ended June 30, 2013. The increase in our net loss was primarily due to the decreases in our net interest income and non-interest income and an increase in our non-interest expenses.

Interest Income. Interest income was $1.7 million for the six months ended June 30, 2014, $370,000 or 18.1% less than the prior year period. Interest income from loans decreased $376,000 or 18.8% to $1.6 million for the six months ended June 30, 2014 primarily due to the $10.0 million decrease in the average balance of our loan portfolio to $67.3 million for the six months ended June 30, 2014 compared to $77.3 million for the prior year period. The decrease in the average balance of loan portfolio was due to repayments, pay-offs, transfers of loans to repossessed assets, and low origination volume for loans and included a $4.4 million decrease in the average balance of our multi-family and commercial real estate loan portfolio, a $2.6 million decrease in the average balance of our home equity line of credit portfolio, and a $2.6 million decrease in the average balance of our commercial business loan portfolio. The average yield of our loan portfolio was 4.85% for the first six months of 2014 compared to 5.20% for the prior year period primarily due to the payoff of higher yielding loans.

Interest income from securities was $31,000 for the six months ended June 30, 2014 compared to $30,000 the prior year period. The average balance of our securities portfolio increased $593,000 to $4.0 million for the six months ended June 30, 2014 compared to the prior year period primarily due to the purchase of $2.0 million of government sponsored entity notes during the second quarter of 2014 partially offset by repayments on mortgage-backed securities. The average yield on securities for the six months ended June 30, 2014 was 1.55% compared to 1.75% for the prior year period. Interest income from interest earning deposits increased $5,000 to $16,000 for the six months ended June 30, 2014 compared to prior year period. The average balance of our interest earning deposits increased $4.7 million to $20.2 million for the six months ended June 30, 2014 compared to the prior year period primarily due to the decrease in our loan portfolio.

Interest Expense. Interest expense for the six months ended June 30, 2014 was $231,000, a decrease of $62,000 or 21.2% from the prior year period due to the decrease in interest expense on deposits. The average cost of deposits decreased to 0.57% for the six months ended June 30, 2014 compared to 0.69% for the prior year period as the average cost of our certificate of deposit and money market accounts decreased to 0.91% and 0.15%, respectively, for the six months ended June 30, 2014 compared to 1.00% and 0.37%, respectively, for the prior year period due to the general low market interest rates. The average balance of our certificate of deposit accounts decreased $5.3 million to $46.6 million for the first six months of 2014. We have not aggressively priced our certificate of deposit accounts to stabilize the decline, given our high level of liquidity and low loan origination volume.

Net Interest Income. Net interest income for the six months ended June 30, 2014 was $1.4 million compared to $1.7 million for the six months ended June 30, 2013. For the six months ended June 30, 2014, the average yield on interest-earning assets was 3.67% and the average cost of interest-bearing liabilities was 0.57% compared to 4.27% and 0.69%, respectively, for the six months ended June 30, 2013. The decrease in the average yield of our interest earning assets was primarily due to the decline in the average balance of our loan portfolio due to the payoff of higher yielding loans and the increase in the balance of our lower yielding interest earning deposits. These changes resulted in a decrease in our net interest rate spread and net interest margin to 3.10% and 3.15% respectively for the first six months of 2014 compared to a net interest rate spread of 3.58% and net interest margin of 3.64% for the prior year period.

Provision for Loan Losses. We had no provision for loan losses for the six months ended June 30, 2014 and 2013. At June 30, 2014, management concluded that the balance in our allowance for loan losses appropriately reflected the probable incurred credit losses in the portfolio based on an analysis of the Bank’s historical loss history and other current factors including market values and current economic conditions and trends. The improvement in the credit quality of our portfolio is reflected in the $8,000 net charge-offs for the six months ended June 30, 2014

Non-interest Income. For the six months ended June 30, 2014, non-interest income was $75,000 compared to $115,000 for the six months ended June 30, 2013 primarily due to the $7,000 loss on the sale of repossessed assets for the first six months of 2014 compared to the $64,000 gain on sales for the prior year period which included the sale of a single family residential property and a commercial real estate property and loss on the sale of a repossessed automobile. This decrease was partially offset by the $31,000 increase in income from repossessed assets for the first six months of 2014 compared to the prior year period.

Non-interest Expense. For the six months ended June 30, 2014, our non-interest expense totaled $2.0 million compared to $1.9 million for the six months ended June 30, 2013, an increase of 7.4%. Our repossessed asset costs increased $114,000 primarily due to the $122,000 partial write down of three real estate properties. Our data processing fees increased by $22,000 primarily related to upgrades and new applications. Our compensation and employee benefit expense increased $15,000 primarily due to the increase in staff during 2014. Our professional fees decreased $60,000 due to a $41,000 decrease in legal fees, primarily related to non-performing assets, a $16,000 decrease in consulting fees, and a $16,000 decrease in internal audit related fees. Our FDIC insurance premium decreased $13,000 due to the decrease in our assessment base. Other costs increased $58,000 and included $38,000 for costs related to the collateral reviews of our retail loan portfolio.

Income Tax. We recorded immaterial amounts for income taxes for the six months ended June 30, 2014 and 2013.

Comparison of Operating Results for the Years Ended December 31, 2013 and December 31, 2012

General. Our net loss for the year ended December 31, 2013 was $827,000 compared to a net loss of $2.1 million for the prior year. The decrease in our net loss was primarily due to the decrease in our provision for loan losses of $1.3 million and the decrease in non-interest expense due to the decrease in costs related to our repossessed assets. Our efforts to reduce our problem assets was aided in 2013 by improving real estate values in our local market as the economy slowly recovers from the deep recession.

Interest Income. Interest income decreased $567,000 or 12.7% to $3.9 million for 2013. Interest income from loans decreased $547,000 or 12.6% to $3.8 million for the year ended December 31, 2013 compared to the prior year. This decrease was primarily due to the decrease in the average balance of our loan portfolio to $74.9 million during 2013 compared to $82.9 million in 2012. The decrease in the average balance of our loan portfolio was primarily due to decreases in the average balance of: $3.5 million in our multi-family and commercial real estate loans, $2.2 million in our home equity line of credit loans, $170,000 in our commercial business loans, and $745,000 in our consumer loans. These decreases in the average balance of our loans were primarily due to the impact of low origination volumes and the repayment of existing loans. The average yield on loans for the year ended December 31, 2013 was 5.07% compared to 5.24% in the prior year.

Interest income from securities decreased $37,000 or 38.1% to $60,000 for the year ended December 31, 2013 compared to the prior year. The average balance of our securities portfolio for 2013 was $3.6 million compared to $5.1 million for the prior year primarily due to the call of $3.0 million of government sponsored entities notes during 2012 and the pay down of our mortgage-backed securities during 2013. The average yield on our securities portfolio for the year ended December 31, 2013 was 1.65% compared to 1.89% for the prior year. The average balance of our Federal Home Loan Bank of Chicago stock was $921,000 for the year ended December 31, 2013 compared to $996,000 for the prior year due to the redemption of stock during 2012. For the year ended December 31, 2013, interest from other interest earning assets was $26,000 compared to $9,000 for the prior year primarily due to the $7.4 million increase in the average balance of other interest earning assets to $16.8 million for year ended December 31, 2013 compared to $9.4 million for the prior year.

Interest Expense. Interest expense for the year ended December 31, 2013 was $559,000, a decrease of $144,000 or 20.5% from the prior year. The decrease was primarily due to the decrease in the average cost of deposits to 0.66% for 2013 compared to 0.81% for 2012 as the average cost of our certificates of deposit decreased to 0.97% for the year ended December 31, 2013 compared to 1.11% for the prior year as the general low market interest rates led to the downward repricing of maturing certificate of deposit accounts. The average balance of our deposits decreased $2.2 million to $85.1 million for 2013 due to a decrease of $3.9 million in the average balance of our certificate of deposit accounts to $50.6 million, partially offset by a $1.7 million increase in the average balance of our savings, demand, and money market accounts to $34.5 million for the year ended December 31, 2013.

Net Interest Income. Net interest income for the year ended December 31, 2013 decreased $423,000 or 11.3% to $3.3 million from the prior year primarily due to the change in our asset mix as the average balance of our lower yielding interest earning deposits increased and the average balance of our loan portfolio decreased. The average yield on interest-earning assets for 2013 was 4.07% compared to 4.57% for the prior year primarily due to the change in our asset mix. The average cost of interest-bearing liabilities decreased to 0.66% in 2013 from 0.81% in 2012. The result was a net interest rate spread of 3.41% for the year ended December 31, 2013 compared to 3.76% for the prior year. Our net interest margin also decreased to 3.49% in 2013 compared to 3.85% in 2012 due to the decrease in the net interest rate spread.

Provision for Loan Losses. Our provision for loan losses was $565,000 for the year ended December 31, 2013 compared to $1.9 million in 2012. The decrease was primarily due to the decrease in the collateral value of our loans individually evaluated for impairment in 2012 and the stabilization of collateral values of real estate in our market area during 2013 and the decrease in the balance of our loan portfolio. Our $565,000 provision for loan losses for the year ended December 31, 2013 included $163,000 related to our multi-family loans, $277,000 related to our commercial real estate loans, and $115,000 related to our commercial business loans. Our provision for loan losses for the year ended December 31, 2012 included $1.2 million related to our one- to four-family residential loans, $333,000 related to our commercial real estate loans, $187,000 related to our multi-family loans, and $147,000 related to our home equity line of credit loans.

Non-interest Income. Non-interest income increased $114,000 to $204,000 for the year ended December 31, 2013 compared to $90,000 for the prior year. Our gain on sale of repossessed assets was $75,000 for the year ended December 31, 2013 compared to a loss of $74,000 for the prior year. Our service fee income decreased $45,000 primarily due to a $32,000 decrease in fees for originating loans for another financial institution.

Non-interest Expense. Non-interest expense totaled $3.8 million for the year ended December 31, 2013, a decrease of $283,000 or 7.0% from the prior year. Our repossessed asset expense decreased $595,000 to $160,000 in 2013 compared to $755,000 for the prior year primarily due to a decrease in write-downs of $337,000. Our write-downs for 2013 consisted of $12,000 for commercial real estate and $90,000 for land. Our total write-downs for 2012 included $194,000 related to commercial real estate, $96,000 for land, $93,000 for one- to four-family real estate, $39,000 for multi-family real estate, and $17,000 for other assets. Compensation and employee benefits expenses increased $136,000 primarily due to the increase in staff. Data processing costs increased $28,000 due to the installation of new software applications. Our FDIC insurance premium increased $81,000 due to the change in our regulatory classification. Professional fees increased $19,000 primarily due to a $56,000 increase in internal audit and compliance related fees partially offset by a $64,000 decrease in foreclosure related legal fees. Other expenses increased $43,000 on a net basis including $15,000 for the provision for losses on off balance sheet commitments and a $21,000 increase for regulatory fees.

Income Tax. We recorded immaterial amounts for income taxes for the years ended December 31, 2013 and 2012.

Average Balances and Yields

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as we had no tax-free interest-earning assets during the periods. All average balances are daily average balances. Nonaccrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of net deferred costs, discounts and premiums that are accreted to interest income.

		For the Six Months Ended June 30,
	At	2014			2013
	June 30, 2014	Average			Average
		Outstanding		Yield/	Outstanding		Yield/
	Yield/Cost	Balance	Interest	Cost (1)	Balance	Interest	Cost (1)
		(Dollars in thousands)
Interest-earning assets:
Loans	4.78%	$67,332	$1,625	4.85%	$77,322	$2,001	5.20%
Available-for-sale securities	1.55%	3,987	31	1.55%	3,393	30	1.75%
Other interest-earning assets (2)	0.16%	20,190	16	0.16%	15,508	11	0.15%

Total interest-earning assets	3.59%	91,509	1,672	3.67%	96,223	2,042	4.27%

Noninterest-earning assets		3,181			3,800

Total assets		$94,690			$100,023

Interest-bearing liabilities:
Demand deposit accounts	0.06%	$9,458	3	0.06%	$8,697	5	0.16%
Money market accounts	0.15%	15,457	12	0.15%	16,432	25	0.37%
Savings accounts	0.15%	9,881	7	0.15%	9,044	7	0.15%
Certificates of deposit	0.88%	46,562	209	0.91%	51,867	256	1.00%

Total interest-bearing liabilities	0.55%	81,358	231	0.57%	86,040	293	0.69%
Noninterest-bearing demand deposits		2,826			2,670
Other liabilities		939			733

Total liabilities		85,123			89,443
Stockholders’ equity		9,567			10,580

Total liabilities and stockholders’ equity		$94,690			$100,023

Net interest income			$1,441			$1,749

Net interest rate spread (3)	3.04%			3.10%			3.58%

Net interest-earning assets (4)		$10,151			$10,183

Net interest margin (5)	3.10%			3.15%			3.64%

Average interest-earning assets to interest-bearing liabilities	113.00%			112.48%			111.84%

(1)	Yield and costs for the six months ended June 30, 2014 and 2013 are annualized.
(2)	Consists of stock in the FHLB of Chicago and cash and cash equivalents.
(3)	Net interest spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Years Ended December 31,
	2013			2012
	Average Outstanding Balance	Interest	Yield/ Cost	Average Outstanding Balance	Interest	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Loans	$74,895	$3,796	5.07%	$82,850	$4,343	5.24%
Available-for-sale securities	3,632	60	1.65%	5,149	97	1.89%
Other interest-earning assets (1)	16,816	26	0.16%	9,368	9	0.09%

Total interest-earning assets	95,343	3,882	4.07%	97,367	4,449	4.57%

Noninterest-earning assets	3,515			5,004

Total assets	$98,858			$102,371

Interest-bearing liabilities:
Demand deposit accounts	$8,834	9	0.10%	$8,391	11	0.13%
Money market accounts	16,437	44	0.27%	16,058	76	0.47%
Savings accounts	9,209	14	0.15%	8,322	12	0.15%
Certificates of deposit	50,596	492	0.97%	54,502	604	1.11%

Total interest-bearing liabilities	85,076	559	0.66%	87,273	703	0.81%
Noninterest-bearing demand deposits	2,551			2,639
Other liabilities	729			757

Total liabilities	88,356			90,669
Stockholders’ equity	10,502			11,702

Total liabilities and stockholders’ equity	$98,858			$102,371

Net interest income		$3,323			$3,746

Net interest rate spread (2)			3.41%			3.76%

Net interest-earning assets (3)	$10,267			$10,094

Net interest margin (4)			3.49%			3.85%

Average interest-earning assets to interest-bearing liabilities	112.07%			111.57%

(1)	Consists of stock in the FHLB of Chicago and cash and cash equivalents.
(2)	Net interest spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated to the changes due to volume and the changes due to rate in proportion to the relationship of the absolute dollar amounts of change in each.

	For the Six Months Ended June 30, 2014 vs. 2013			For the Years December 31, 2013 vs. 2012
	Increase (Decrease) Due to		Total	Increase (Decrease) Due to		Total
			Increase			Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
	(In thousands)
Interest-earning assets:
Loans	$(254)	$(122)	$(376)	$(433)	$(114)	$(547)
Investment securities	10	(9)	1	(26)	(11)	(37)
Other interest-earning assets	4	1	5	9	8	17

Total interest-earning assets	(240)	(130)	(370)	(450)	(117)	(567)

Interest-bearing liabilities:
Demand deposit accounts	1	(3)	(2)	1	(3)	(2)
Money market accounts	(2)	(11)	(13)	2	(34)	(32)
Savings accounts	—	—	—	2	—	2
Certificates of deposit	(25)	(22)	(47)	(41)	(71)	(112)

Total interest-bearing liabilities	(26)	(36)	(62)	(36)	(108)	(144)

Change in net interest income	$(214)	$(94)	$(308)	$(414)	$(9)	$(423)

Management of Market Risk

Our asset/liability management strategy attempts to manage the impact on net interest income, our primary source of earnings, of changes in interest rates. An important measure of interest rate risk is the amount by which the net present value of an institution’s cash flow from assets, liabilities and off balance sheet items (the institution’s net portfolio value or “NPV”) changes in the event of a range of assumed changes in market interest rates. We have utilized an internal model to provide an analysis of estimated changes in our NPV under the assumed instantaneous changes in the United States Treasury yield curve. This financial model uses a discounted cash flow analysis for measuring the interest rate sensitivity of the NPV. Set forth below is an analysis of the estimated changes that would occur to our NPV as of June 30, 2014 in the event of designated changes in the United States Treasury yield curve.

At June 30, 2014
		Estimated Increase (Decrease) in NPV		NPV as Percentage of Present Value of Assets (3)
Changes in Interest	Estimated				Changes in Basis
Rates (basis points)(1)	NPV (2)	Amount	Percent	NPV Ratio(4)	Points
	(Dollars in thousands)

+300	$13,107	$753	6%	15.18%	1.72%
+200	13,041	687	6	14.77	1.31
+100	12,735	381	3	14.13	0.67
0	12,354	—	—	13.46	—
-100	11,466	(888)	(7)	12.25	(1.21)

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

Management also uses an internal model to forecast the impact of changes in market interest rates on the Bank’s net interest income over a twelve month time horizon. Set forth below is an analysis of the estimated changes that would occur to our net interest income for the twelve months ended June 30, 2015 in the event of designated changes in the United States Treasury yield curve.

For the Twelve Months Ended June 30, 2015
		Estimated Increase (Decrease) in Net Interest Income
Changes in Interest	Estimated Net
Rates (basis points)(1)	Interest Income	Amount	Percent
(Dollars in thousands)

+300	$3,551	$656	23%
+200	3,352	457	16
+100	3,127	232	8
0	2,895	—	—
-100	2,674	(221)	(6)

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.

Certain shortcomings are inherent in the methodology used in both of the interest rate risk measurement models above. Modeling changes in net portfolio value or net interest income requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value and net interest income tables presented above assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value and net interest income tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net portfolio value or net interest income, and the changes shown in the tables above will differ from actual results.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds are deposits and the proceeds from principal and interest payments on loans and investment securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. We generally manage the pricing of our deposits to be competitive within our market and to increase core deposit relationships.

Our cash flows are comprised of three primary classifications: (i) cash flows from operating activities, (ii) investing activities, and (iii) financing activities. Net cash flows from operating activities for the six months ended June 30, 2014 and the year ended December 31, 2013 were ($352,000) and $329,000. Net cash from investing activities consisted primarily of disbursements for loan originations and purchases, offset by principal collections on loans and payments on investment securities and sales of repossessed assets. Net cash flows from investing activities for the six months ended June 30, 2014 and the year ended December 31, 2013 were $4.6 million and $11.0. Net cash from financing activities consisted primarily of activity in deposits and escrow accounts. Net cash flows from financing activities for the six months ended June 30, 2014 and the year ended December 31, 2013 were ($3.7) million and ($3.6) million.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period. At June 30, 2014, cash and cash equivalents totaled $20.4 million. We may also utilize the sale of securities available-for-sale, federal funds purchased, Federal Home Loan Bank of Chicago advances and other borrowings as sources of funds.

At June 30, 2014, we had $11.8 million of outstanding commitments to originate loans, including $11.7 million in unused lines of credit. Loan commitments have, in recent periods, been funded through liquidity and normal deposit flows. We anticipate that we will have sufficient funds available to meet our current loans commitments. Certificates of deposit scheduled to mature in one year or less from June 30, 2014 totaled $18.7 million. Management believes, based on past experience, that a significant portion of such deposits will remain with us. Based on the foregoing, in addition to our level of core deposits and capital, we consider our liquidity and capital resources sufficient to meet our outstanding short-term and long-term needs.

Liquidity management is both a daily and long-term responsibility of management. We adjust our investments in liquid assets based upon management’s assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-earning deposits and investment securities, and (iv) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits, Federal funds sold, and mortgage-backed securities of short duration. If we require funds beyond our ability to generate them internally, we have additional borrowing capacity with the Federal Home Loan Bank of Chicago.

Ben Franklin Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our operations and financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Ben Franklin Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Ben Franklin Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to help ensure capital adequacy require Ben Franklin Bank to maintain minimum amounts and ratios of total and Tier I capital as defined in the regulations to risk weighted assets as defined and of Tier I capital to adjusted total assets as defined. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios. On December 19, 2012, Ben Franklin Bank entered into the Consent Order with the OCC (see “Supervision and Regulation—Consent Order and Board Resolutions”) which among other things included a requirement to maintain a total risk-based capital ratio of at least 13% and a minimum Tier 1 leverage capital ratio of at least 9% beginning on March 31, 2013. As a result of entering into the Consent Order to achieve and maintain specific capital levels, Ben Franklin Bank’s capital classification under the Prompt Corrective Action rules was “adequately capitalized” at June 30, 2014. At June 30, 2014, Ben Franklin Bank met the requirements of the minimum capital ratios established by the Consent Order with a Tier 1 leverage capital level of $8.3 million, or 9.1% of adjusted total assets, and a total risk-based capital level of $9.1 million, or 15.6% of risk-weighted assets.

Off-Balance Sheet Arrangements

In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments and unused lines of credit, see note 11 of the notes to Old Ben Franklin’s consolidated financial statements beginning on page F-9 of this prospectus.

For the six months ended June 30, 2014 and the years ended December 31, 2013 and 2012, we did not engage in any off-balance-sheet transactions other than loan origination commitments and unused lines of credit in the normal course of our lending activities.

Recent Accounting Pronouncements

For information with respect to recent accounting pronouncements that are applicable to Old Ben Franklin, please see Note 1 of the notes to Old Ben Franklin’s consolidated financial statements beginning on page F-9 of this prospectus.

Effect of Inflation and Changing Prices

The consolidated financial statements and related consolidated financial data presented herein regarding Old Ben Franklin have been prepared in accordance with accounting principles generally accepted in the United States of America, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of Old Ben Franklin’s assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on Old Ben Franklin’s performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, because such prices are affected by inflation to a larger extent than interest rates.

BUSINESS OF NEW BEN FRANKLIN AND OLD BEN FRANKLIN

New Ben Franklin

New Ben Franklin is a Maryland corporation that was organized in September 2014. Upon completion of the conversion, New Ben Franklin will become the holding company of Ben Franklin Bank and will succeed to all of the business and operations of Old Ben Franklin and each of Old Ben Franklin and Ben Franklin Financial, MHC will cease to exist.

Initially following the completion of the conversion, New Ben Franklin will have approximately $357,000 in cash and other assets held by Old Ben Franklin and Ben Franklin Financial, MHC as of June 30, 2014, and the net proceeds it retains from the offering, part of which will be used to make a loan to the Ben Franklin Bank employee stock ownership plan, and will have no significant liabilities. See “How We Intend to Use the Proceeds From the Offering.” New Ben Franklin intends to use the support staff and offices of Ben Franklin Bank and will pay Ben Franklin Bank for these services. If New Ben Franklin expands or changes its business in the future, it may hire its own employees.

New Ben Franklin intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers, investment alternatives and diversification of operations. There are, however, no current understandings or agreements with respect to any of these activities.

Old Ben Franklin

Old Ben Franklin is a federally chartered corporation that owns all of the outstanding shares of common stock of Ben Franklin Bank. At June 30, 2014, Old Ben Franklin had consolidated total assets of $92.1 million, total deposits of $82.0 million and total equity of $9.1 million.

Ben Franklin Bank became the wholly owned subsidiary of Old Ben Franklin in October 2006 when Ben Franklin Bank reorganized from a federally chartered mutual savings bank into the two-tiered mutual holding company structure. At June 30, 2014, Old Ben Franklin had 1,949,956 shares of common stock outstanding, of which 858,894 shares, or 44.0%, were owned by the public and will be exchanged for shares of common stock of New Ben Franklin as part of the conversion. The remaining 1,091,062 shares of common stock of Old Ben Franklin are held by Ben Franklin Financial, MHC, a federally chartered mutual holding company. The shares of common stock being offered by New Ben Franklin represent Ben Franklin Financial, MHC’s ownership interest in Old Ben Franklin. Upon completion of the conversion and offering, Ben Franklin Financial, MHC’s shares of Old Ben Franklin stock will be cancelled and Old Ben Franklin will no longer exist.

BUSINESS OF BEN FRANKLIN BANK

Ben Franklin Bank is a federally-chartered savings bank headquartered in Arlington Heights, Illinois. Ben Franklin Bank was originally founded in 1893 as a building and loan association. We conduct our business from our main office and one branch office. Both of our offices are located in the northwestern corridor of the Chicago metropolitan area.

Our principal business consists of attracting retail deposits from the general public in our market and investing those deposits, together with funds generated from operations, in one- to four-family residential mortgage loans, commercial real estate loans, multi-family real estate loans, home equity lines of credit and, to a much lesser extent, commercial business loans and consumer loans. In the past we have also made construction and land loans, and we may determine to resume making such loans in the future. We also invest in U.S. government sponsored entity mortgage-backed securities and other securities issued by U.S. government sponsored entities. Our revenues are derived principally from the interest on loans and securities, fees for loan origination services, loan fees, and fees levied on deposit accounts. Our primary sources of funds are deposits and principal and interest payments on loans and securities.

Market Area

We conduct business through our main office located at 830 East Kensington Road, Arlington Heights, Illinois and our branch office located at 3148 Kirchoff Road, Rolling Meadows, Illinois.

Our offices are located in relatively affluent suburban communities located approximately 15 miles to the northwest of Chicago, Illinois, which is located in Cook County, Illinois. Over the last 20 years, these communities have experienced per capita income levels which are well above the state and national averages. However, we believe that Arlington Heights and, to a lesser extent, Rolling Meadows may be classified as “mature” suburbs and that more rapid growth is occurring in the counties immediately surrounding Chicago.

Our market area has experienced a slow recovery from the economic downturn that caused the real estate values to decline over the past several years. While in 2013, the monthly median home price and sales activity for the Chicago Primary Statistical Metropolitan Area consistently reported year over year increases, the results for the first six months of 2014 have been mixed as sales activity has resulted in monthly declines year over year, while the median home price has continued the monthly increase year over year. During June 2014, the median price of a home in the Chicago Primary Statistical Metropolitan Area was $220,000 compared to $150,000 during December 2012 as reported by the Illinois Association of Realtors. This price is still below the market high of $247,800 in December 2007.

Competition

We face intense competition within our market area both in making loans and attracting deposits. The Chicago metropolitan area has a high concentration of financial institutions, including large money center and regional banks, community banks and credit unions, all of which are our competitors to varying degrees. Most of our competitors are significantly larger institutions with greater financial resources than we have, and many offer products and services that we do not or cannot provide.

Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies. Our deposit sources are primarily concentrated in the communities surrounding our banking offices located in Arlington Heights and Rolling Meadows in Cook County, Illinois. As of June 30, 2013, the latest date for which FDIC data is available, we ranked eighth of 13 bank and thrift institutions with offices in Arlington Heights, with a 2.45% market share. As of that same date we ranked sixth of ten bank and thrift institutions with offices in Rolling Meadows, with a 0.77% market share. Our market share in Cook County overall was 0.04%.

Lending Activities

General. Our principal lending activity is originating and acquiring one- to four-family residential loans, commercial real estate loans, multi-family real estate loans, home equity lines of credit and, to a much lesser extent, commercial business loans and consumer loans. In the past we have also made construction and land loans, and we may determine to resume making such loans in the future. At June 30, 2014, our gross loans totaled $65.4 million, of which $32.0 million, or 49.0%, were one- to four-family residential loans, $20.3 million, or 31.1%, were multi-family residential and commercial real estate loans, and $9.6 million, or 14.8%, were home equity lines of credit.

Prior to 2010, we implemented a strategic plan to expand and diversify our overall loan portfolio, increase the yield of our loans and shorten asset duration. This plan included expanding our multi-family and commercial real estate lending, home equity line of credit lending, commercial business loans and automobile loans. However, due to the effects of the severe economic recession that began in 2008, and the related negative impact on our real estate market, we experienced higher non-performing assets and losses during the last several years which has required that we shrink our balance sheet to maintain adequate capital levels. As a result, our loan portfolio, net of allowance, decreased to $64.0 million, or 69.5% of total assets, at June 30, 2014 compared to $104.6 million, or 87.4% of total assets, at December 31, 2009. The decrease in loans was primarily due to repayments and charge-offs exceeding loan originations and purchases. During that period we experienced decreases in all loan categories, while one- to four-family residential loans as a percentage of gross loans increased from 38.0% to 49.0%.

Following the offering, we intend to grow our loan portfolio at a modest rate as part of our effort to increase our interest income. Specifically, we expect to grow our commercial real estate and multi-family residential loan portfolios, while maintaining our current level of one- to four-family residential lending. In the longer term, we may also seek to increase our commercial business lending. Loan growth will be subject to regulatory and market conditions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy.”

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. We had no loans held for sale at June 30, 2014, December 31, 2013 and December 31, 2012, respectively.

	At June 30, 2014		At December 31,
			2013		2012
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$32,036	49.01%	$32,301	44.94%	$33,181	39.73%
Multi-family	10,637	16.27	12,567	17.48	13,356	16.00
Commercial	9,701	14.84	10,929	15.21	13,604	16.29
Construction	—	—	—	—	319	0.38
Land	326	0.50	335	0.47	381	0.46
Home equity lines of credit	9,643	14.75	11,506	16.01	13,800	16.53
Commercial business loans	1,104	1.69	1,755	2.44	5,575	6.68
Automobile loans	1,892	2.89	2,481	3.45	3,205	3.84
Other consumer loans	30	0.05	3	—	79	0.09

Total loans	$65,369	100.00%	$71,877	100.00%	$83,500	100.00%

Other items:
Net deferred loan fees	(31)		(15)		24
Allowance for loan losses	(1,294)		(1,302)		(2,095)

Total loans, net	$64,044		$70,560		$81,429

Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2013, excluding loans on nonaccrual. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. Maturities are based on the final contractual payment date and do not reflect the effect of prepayments and scheduled principal amortization.

	One- to Four-Family Real Estate		Multi-family Real Estate		Commercial Real Estate		Construction		Land
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

Due During the Years Ending December 31,
2014	$3,442	5.39%	$3,221	5.31%	$1,987	5.97%	$—	—%	$9	6.41%
2015	2,365	5.11	1,895	6.25	1,906	5.82	—	—	140	6.49
2016	3,103	5.26	2,447	4.66	2,840	5.65	—	—	7	6.37
2017 to 2018	4,748	4.92	3,796	5.42	2,734	5.78	—	—	77	6.50
2019 to 2023	7,746	4.60	115	5.88	704	4.70	—	—	—	—
2024 to 2028	6,069	4.36	154	5.88	53	3.00	—	—	—	—
2029 and beyond	4,314	3.74	3	5.88	218	3.00	—	—	—	—

Total	$31,787	4.67%	$11,631	5.38%	$10,442	5.64%	$—	—%	$233	6.49%

	Home Equity Lines of Credit		Commercial business		Automobile		Other Consumer		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

Due During the Years Ending December 31,
2014	$2,383	2.12%	$215	6.27%	$720	5.79%	$2	4.35%	$11,979	4.51%
2015	4,527	3.47	423	5.58	549	5.57	1	4.35	11,806	4.57
2016	822	5.00	575	6.97	521	5.51	—	—	10,315	5.03
2017 to 2018	2,760	5.00	242	5.41	619	5.07	—	—	14,976	5.03
2019 to 2023	1,014	5.00	31	6.00	72	4.23	—	—	9,682	4.64
2024 to 2028	—	—	—	—	—	—	—	—	6,276	4.39
2029 and beyond	—	—	—	—	—	—	—	—	4,535	3.71

Total	$11,506	3.80%	$1,486	6.20%	$2,481	5.46%	$3	4.35%	$69,569	4.66%

The following table sets forth our fixed- and adjustable-rate loans at December 31, 2013 that are contractually due after December 31, 2014.

	Due After December 31, 2014
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$16,873	$11,472	$28,345
Multi-family	8,410	—	8,410
Commercial	8,455	—	8,455
Construction	—	—	—
Land	224	—	224
Home equity lines of credit	—	9,123	9,123
Commercial business loans	998	273	1,271
Automobile loans	1,761	—	1,761
Other consumer loans	1	—	1

Total loans	$36,722	$20,868	$57,590

Loan Approval Procedures and Authority. Pursuant to federal law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Ben Franklin Bank’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans). At June 30, 2014, based on the 15% limitation, our loans-to-one-borrower limit was approximately $1.4 million. On the same date, we had two borrowers with outstanding balances in excess of this amount. Both loans were originally funded within our loans-to-one borrower limit at points in time when our lending limit supported loans at such amounts. As of June 30, 2014, the largest dollar amount outstanding to one borrower, or group of related borrowers, was $1.6 million and was secured by 11 condominium units in a 13 unit residential building. This is a troubled debt restructuring, and was performing in accordance with its restructured terms at June 30, 2014.

Our lending is subject to written underwriting standards and origination procedures. Decisions on formal loan applications or written credit requests (“loan applications”) are made on the basis of sufficiently detailed applications submitted by the prospective borrower and/or guarantor and property valuations (consistent with our real estate appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements, tax returns and/or confirmations.

Under our loan policy, the individual lender that is processing an application is responsible for ensuring that all documentation is obtained prior to the submission of the application for approval. Additionally, each recommendation is formally documented in writing, using a loan presentation format appropriate for the request type. This document must memorialize the recommendation by providing all factors which support the decision. An independent officer then performs a credit review of these materials and assesses whether the requested loan meets our underwriting guidelines. Upon satisfactory secondary review, the loan is then presented for approval by the committee which has sufficient lending authority. As a general rule, under our loan policy, we do not originate or purchase “subprime loans” (loans that are made with low down-payments to borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios), “Alt-A loans” (defined as loans having less than full documentation) or no document loans. When a loan application is recommended for approval with characteristics that demonstrate the potential for the loan being considered a subprime loan, the lender must provide compelling support as to why the funding of this loan is in the best interests of the Bank. Further, any policy exception must be identified and thoroughly mitigated.

While our loan policy provides for individual lending authorities, our general practice is that all loans, regardless of size, are reviewed and approved by a loan committee possessing sufficient lending authority. We have two such loan committees; the Board Loan Committee and the Officers Loan Committee. The Board Loan Committee reviews all loan requests that are in excess of $1,000,000 for approval and must ratify all requests of $500,000 and greater. The Officers Loan Committee reviews all loans, regardless of size and has approval authority for all loans under $1,000,000. As per the loan policy, our senior lending officer has approval authority for real estate loans of up to $350,000 and home equity loans of up to $250,000. Real estate loans and home equity loans above those amounts require the approval of our President or Chief Executive Officer. Our senior lending officer has approval authority for secured commercial loans up to $300,000, construction loans up to $350,000 and secured consumer loans of up to $250,000. Secured commercial loans, construction loans and secured consumer loans above those amounts require approval of our President or Chief Executive Officer. Real estate loans over $500,000, home equity, secured commercial and secured consumer loans over $400,000, and construction loans over $500,000 each require the approval of our Officers Loan Committee. Loans in excess of $1.0 million require approval by our Board Loan Committee. In addition, all loans are ratified by our board of directors. Loans that are subject to policy exceptions require the approval of the full board of directors.

Generally, we require title insurance or abstracts on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. We also require flood insurance to protect the property securing our interest when the property is located in a flood plain. In addition, we require escrow for property taxes, insurance and flood insurance (where appropriate) on the majority of our real estate secured loans, particularly on conventional one- to four-family residential loans.

One- to Four-Family Residential Real Estate Lending. At June 30, 2014, $32.0 million, or 49.0% of our gross loan portfolio consisted of residential mortgage loans. Of these loans, $28.7 were secured by owner occupied one- to four-family residences, and $3.3 million were non-owner occupied. Our average outstanding one- to four-family residential loan balance was $157,800 and our largest outstanding residential loan had a principal balance of $1.0 million at June 30, 2014. The vast majority of the residential loans we originate are secured by properties located in our market area.

We offer both adjustable-rate and fixed-rate one- to four-family residential loans. However, due to consumer demand in the current and prolonged low interest rate environment, a significant portion of our one- to four-family residential loan portfolio consists of fixed-rate loans with original terms in excess of 15 years. At June 30, 2014, $20.2 million, or 63.2%, of our one- to four-family residential loans had fixed rates of interest. Of such loans, $5.5 million had original contractual maturities of 10 years or less, $7.1 million had original contractual maturities between 10 and 20 years and $7.6 million had original contractual maturities in excess of 21 years in our portfolio.

While borrower preference favors fixed rates for one- to four-family residential mortgage loans given the historically low market rates, we offer adjustable-rate and short- and medium-term one- to four-family residential loans to help meet our asset/liability objectives. Our current adjustable-rate mortgage loans carry interest rates which adjust annually at a margin (generally 275 to 295 basis points) over the yield on one-year U.S. Treasury securities. These adjustable-rate loans generally have a fixed rate for the first 3 to 7 years of the loan term. Such loans carry terms to maturity of up to 30 years. The adjustable-rate mortgage loans currently offered by us generally provide for a 200 basis point annual interest rate change cap and a lifetime cap of 500 to 600 basis points over the initial rate. The initial interest rate on such loans is often fixed for a period of up to seven years. We determine whether a borrower qualifies for an adjustable-rate mortgage loan in conformance with the underwriting guidelines set forth by Fannie Mae and Freddie Mac in the secondary mortgage market.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase, the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. Also, many of our adjustable-rate one- to four-family residential loans have fixed rates of interest for an initial period of up to seven years. As a result, the effectiveness of adjustable-rate mortgage loans may be limited during periods of rapidly rising interest rates. At June 30, 2014, $11.8 million, or 36.8% of our one- to four-family residential loans, had adjustable rates of interest.

As an alternative to adjustable-rate mortgage loans, we offer a bi-weekly fixed rate mortgage product that is unique to our market. We are not currently aware of any local competitor offering a similar product. As this product requires 26 payments per year, or the equivalent of 13 monthly payments each year, there is an accelerated amortization. For example, on a 25 year bi-weekly mortgage, if paid on time, it will fully amortize within 21.7 years. We offer bi-weekly mortgages at customizable terms within in terms of 15, 20, 25 and 30 years.

Our current bi-weekly rate mortgage loans carry fixed interest rates priced from 4.25% to 4.75% for terms ranging from 15 years to 30 years for owner-occupied and 5.25% to 5.50% for terms of 15 to 20 years on non-owner-occupied mortgages. Although this is not a secondary mortgage market product, we determine whether a borrower qualifies for a bi-weekly mortgage loan in conformance with the underwriting guidelines set forth by Fannie Mae and Freddie Mac.

We evaluate both the borrower’s ability to make principal, interest and escrow payments and the value of the property that will secure the loan. We currently originate residential mortgage loans for our portfolio with loan-to-value ratios of up to 80% for owner-occupied one- to four-family homes and up to 75% for non-owner occupied homes. With private mortgage insurance, we will go up to 95% for owner-occupied loans to well-qualified borrowers.

We generally do not offer “interest only” mortgage loans on one- to four-family residential properties. We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans. Option ARM loans allow the borrower to pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan.

In the past, we have made construction loans to builders and developers for the construction of one- to four- and multi-family residential units and to individuals for the construction of their primary or secondary residence. Although we have curtailed our construction lending during the last few years as part of our efforts to shrink our balance sheet, we believe that construction and development lending is consistent with our community bank strategy, and we may determine to resume making such loans in the future. Construction and land lending generally affords us an opportunity to receive higher origination and other loan fees. In addition, such loans are generally made for relatively short terms. Nevertheless, construction financing is generally considered to involve a higher degree of credit risk than longer-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if the estimate of value is inaccurate, we may be confronted with a project, when completed, with a value that is insufficient to ensure full repayment of the loan.

Commercial Real Estate Lending. Prior to 2010, we had focused on increasing our commercial real estate lending. However, as a result of the recession that began in 2008 and as part of our efforts to shrink our balance sheet to maintain adequate capital levels, our commercial real estate loan portfolio has decreased from $13.1 million at December 31, 2009 to $9.7 million at June 30, 2014. Subject to market and regulatory conditions, we intend to increase commercial real estate lending following the conversion. As part of our new strategic plan, we have added three seasoned lenders and a credit analyst with experience in commercial real estate lending. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy.”

Set forth below is information regarding our commercial real estate loans at June 30, 2014.

Industry Type	Number of Loans	Balance
		(Dollars in thousands)

Retail trade	5	$3,295
Mixed use	11	3,294
Other	6	1,826
Office	3	712
Industrial	2	574

	27	$9,701

Our commercial real estate loans generally have a maximum term of 5 years and are subject to a balloon payment at maturity. The amortization period for these loans is typically 25 years or less. These loans have fixed rates of interest for the duration of the term. At maturity, the borrower, and if applicable, guarantor, and the collateral are subjected to underwriting and valuations reviews. If this review process still finds these loans to be satisfactory, they are extended for an additional period of three to five years. Renewal rates are tied to certain indices, including the relevant Constant Maturity Treasury Bill Index, plus a margin. These loans are generally made in amounts of up to 80% of the lesser of the appraised value or the purchase price of the property with a projected debt service coverage ratio of at least 120%. Most of our commercial real estate loans have principal balances less than $1.0 million.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower and/or guarantor, including their credit history, profitability and expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower and/or guarantor, we consider their financial resources, their debt to income and global debt service coverage ratios, their ability to provide outside support through income sources unrelated to the income producing property, their experience in owning or managing similar property and their payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property, the condition of the property and the debt service coverage ratio (the ratio of net operating income to debt service) to assess whether it is at least 120% of the monthly debt service. All commercial real estate loans are appraised by outside independent appraisers approved by the board of directors. Appraisals on all loans equal to or greater than $500,000 or considered complex are reviewed by outside, independent third party review appraisers. All other appraisals are reviewed by one of our lenders who is independent of the transaction. Where the borrower is not an individual (such as a C or S corporation, limited liability company, partnership or land trust or other shell entity), we require personal guarantees on these loans.

Loans secured by commercial real estate generally are larger than one- to four-family residential loans and involve greater credit risk. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate. At June 30, 2014, we had no commercial real estate loans which were 90 days or more delinquent and in non-accrual status.

At June 30, 2014, our largest commercial real estate loan totaled $1.4 million and was secured by an owner/user single occupant retail appliance store. At June 30, 2014, this loan was performing in accordance with its terms.

Multi-Family Real Estate Lending. As with our commercial real estate lending, prior to 2010 we had focused on increasing our multi-family real estate lending. However, as part of our efforts to shrink our balance sheet to maintain adequate capital levels, our multi-family real estate loan portfolio has decreased during the last several years. At June 30, 2014, we had multi-family real estate loans of $10.6 million compared to $16.9 million at December 31, 2009. Following the conversion, subject to market and regulatory conditions, we expect to increase our multi-family real estate lending. As part of our new strategic plan, we have added three seasoned lenders and a credit analyst with experience in multi-family real estate lending. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy.”

The multi-family real estate loans we originate generally have a maximum term of five years and are secured by apartment buildings located within the greater Chicago area. The interest rates on these loans are generally fixed during the initial term. Should the loan be renewed at maturity, the rates are adjusted to current market rates and the loan is extended for an additional three to five years. Rates are tied to certain indices, including the relevant Constant Maturity Treasury Bill Index, plus a margin. These loans are generally made in amounts of up to 80% of the lesser of the appraised value or the purchase price of the property with a projected debt service coverage ratio of at least 120%. Most of our multi-family loans have principal balances less than $1.0 million.

Appraisals on properties securing multi-family real estate loans are performed by an outside independent appraiser designated by us at the time the loan is made. All appraisals on multi-family real estate loans are reviewed. Appraisals on all loans equal to or greater than $500,000 or considered complex are reviewed by outside, independent third party review appraisers. All other appraisals are reviewed by one of our lenders who is independent of the transaction. Our underwriting procedures include considering the borrower’s and/or the guarantor’s expertise and require verification of their credit history, sources of income and financial statements, banking relationships, references and income projections for the property. Where the borrower is not an individual (such as a C or S corporation, limited liability company, partnership or land trust or other shell entity), we require personal guarantees on these loans.

The borrower’s financial information on multi-family loans is monitored on an ongoing basis by requiring periodic financial statement updates, payment history reviews and periodic face-to-face meetings and site visits. We require such borrowers to provide annually updated financial statements and federal tax returns. These requirements also apply to the guarantors and/or principals of our corporate borrowers. We also require borrowers with rental investment property to provide an annual report of income and expenses for the property, including rent rolls/tenant lists, copies of leases and other information, as applicable.

Multi-family real estate loans generally present a higher level of risk than loans secured by one- to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income-producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family residential real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower’s ability to repay the loan may be impaired. At June 30, 2014, we had two multi-family loans with an aggregate outstanding balance of $601,000 which were 90 days or more delinquent and in non-accrual status.

At June 30, 2014, our largest multi-family loan had a balance of $1.6 million and was secured by 11 condominium units in a 13 unit residential building. At June 30, 2014, this loan, which is a troubled debt restructuring, was performing in accordance with its restructured terms.

Home Equity Lending. We originate variable-rate home equity lines of credit and, to a lesser extent, fixed- and variable-rate loans secured by a lien on the borrower’s primary residence. Our home equity products are limited to 80% of the property value less any other mortgages.

Prior to 2010, we grew our home equity line of credit lending by expanding our home equity line of credit lending through product enhancements and more competitive pricing. However, our home equity line of credit lending decreased in the last few years as part of our efforts to shrink our balance sheet to maintain adequate capital levels. Our current home equity line of credit is a seven-year balloon product, meaning the entire balance is due at maturity. To determine the pro forma payment at the end of the original term for underwriting purposes, we assume the commitment is fully drawn and we use a 2.0% shock over the current rate and amortize the loan over a seven year term. Our current product carries an interest rate tied to the prime rate published in the Wall Street Journal with a margin that ranges from prime to prime minus 125 basis points. The product has a rate ceiling 17.5%. Our home equity line of credit loans generally have a floor ranging from 0.00% to 5.00%. A prepayment penalty is assessed if the line is closed within one year.

We currently also offer fixed rate home equity loans with a payment based on a 20 year amortization period, subject to a five year balloon. We use the same underwriting standards for home equity loans as we use for one- to four-family residential mortgage loans. Our current home equity loan product carries an interest rate of 6.0% with no origination fees or 5.0% with a 1.0% fee.

We are in the process of creating a more competitive 20 year home equity line product that has an initial interest only draw period and then automatically converts to a fully amortizing loan. This product will replace our current home equity line of credit product. The new product will be structured with a 5 year draw period and at the fifth anniversary date of funding, the outstanding balance will automatically convert to a 15 year fully amortizing fixed-rate loan. This new product will be offered at rates identical to the current product, and will carry an interest rate tied to the prime rate published in the Wall Street Journal with a margin that ranges from prime to prime minus

125 basis points. The interest rate at conversion to the fully amortizing loan will be based on the prime rate published in the Wall Street Journal plus the margin, in effect at the anniversary date. This rate is then fixed at that rate for the full repayment term. The rate ceiling will be 17.5% with a floor rate of 4.00%. A prepayment penalty will be assessed if the line is closed within one year. We anticipate this product being available by year end 2014, if not sooner.

Following the conversion, we expect that our home equity line of credit portfolio will grow modestly over the next several years as our new product allows the Bank to be competitive once again in the market. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy.”

At June 30, 2014, we had $9.6 million, or 14.8%, of gross loans in home equity loans and outstanding advances under home equity lines of credit and an additional $11.6 million of funds committed, but not advanced, under home equity lines of credit.

Commercial Business Loans. We originate or purchase secured or unsecured loans to professionals, sole proprietorships and small businesses for commercial, corporate and business purposes. Commercial business lending products include term loans, revolving lines of credit and leases. We also may make commercial business loans under certain programs of the U.S. Small Business Administration. Our commercial business loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture.

Between December 31, 2009 and June 30, 2014, commercial business loans have decreased from $5.9 million to $1.1 million. During the last several years we have developed a relationship with a private lending firm from which we purchase individual loans to medical practitioners for financing medical equipment and for working capital for establishing private practices. These loans are treated as a loan to one borrower, as the originating firm can replace any loan that is not performing as agreed with another performing loan from its own captive portfolio. We focus on the private lender as our primary source of repayment and require annual financial updates. At June 30, 2014, there were 16 loans to this firm that made up $928,000, or 84.1%, of our commercial loan portfolio. In the seven years of this relationship, there has not been a loan default to the Bank. We expect that we will continue this line of lending in the future.

When making commercial business loans, we consider the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. Commercial business loans are generally secured by accounts receivable, inventory, equipment and/or real estate. Depending on the amount of the loan and the collateral used to secure the loan, commercial business loans are made in amounts of up to 70% of the value of the collateral securing the loan. Commercial business loans are made with terms usually less than five years with either variable or fixed rates of interest. Variable rates are based on the prime rate plus a margin. Fixed-rate commercial business loans are set at a margin above prime rate.

Commercial business loans generally have a greater credit risk than residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. We seek to minimize these risks through our underwriting standards.

At June 30, 2014, our largest commercial business loan relationship was the aforementioned private lending firm’s loans to medical practitioners with a balance of slightly less than $1.0 million. At June 30, 2014, these loans were performing in accordance with their original terms.

Consumer Lending. In an effort to expand our consumer loan portfolio and increase the overall yield on our loan portfolio, we entered into an agreement with a local bank in 2007 to purchase loans on new and used automobiles which totaled $7.2 million during 2009. Prior to entering into the agreement, we reviewed the knowledge and experience of the lender’s management in this area, the underwriting standards, and their historical loss rates.

In January 2014, we suspended new purchases under this agreement based on the review of risk concentrations in our portfolio, liquidity requirements, and economic conditions. Between December 31, 2009 and June 30, 2014, purchased automobile loans decreased from $7.2 million to $1.9 million. At this time we do not anticipate the resumption of the automobile purchase program given current economic conditions.

We also offer consumer loans directly to customers in our market area with acceptable credit ratings. At June 30, 2014, consumer loans other than automobile loans equaled $30,000, or 0.05% of gross loans.

Consumer loans may entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by rapidly depreciable assets, such as automobiles. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances as well as the current slowing economy. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. At June 30, 2014, we had no repossessed automobiles. There were no non-performing consumer loans at June 30, 2014. While the current amount of our repossessed assets and non-performing consumer loans is low, there can be no assurance that delinquencies in our consumer loan portfolio will not increase in the future.

Originations, Purchases and Sales of Loans

We originate real estate and other loans through our loan officers, marketing efforts, our customer base, walk-in customers and referrals from real estate brokers, builders, attorneys and others in the community. We occasionally offer incentives to employees for these loan referrals.

From time to time we sell loans based on asset/liability, risk-sharing and regulatory considerations. For instance, we may sell participation interests in our large multi-family, commercial real estate and commercial loans in order to diversify our risk or accommodate a borrower with a need in excess of our legal lending limit. At June 30, 2014, we serviced a single one- to four-family loan of $53,000 for others.

We have purchased, and may purchase in the future, loans from third parties to supplement loan production. In particular, we may purchase loans of a type which are not available to us with favorable terms in our own market area. For instance, during 2012, in accordance with our asset/liability policy, we purchased $5.1 million of loans to supplement our originations. In addition, we have purchased on occasion participations in income-producing property and other loans. We generally use the same underwriting and approval standards in evaluating loan purchases as we do in originating loans. At June 30, 2014, approximately $10.6 million of our loan portfolio was serviced by others. While we intend to focus on internally generated originations, we may from time to time purchase participations in multi-family, commercial real estate and commercial loans with other financial institutions. The following table shows our loan origination, purchase and principal repayment activity during the periods indicated. Loans are presented net of loans in process and the allowance for loan losses. We did not sell any loans during the periods covered by the table.

The following table sets forth our loan origination, purchase, sale and principal repayment activity during the periods indicated.

	Six Months Ended June 30,		Years Ended December 31,
	2014	2013	2013	2012
	(In thousands)

Total loans, including loans held for sale, at beginning of period	$70,560	$81,429	$81,429	$84,289

Loans originated:
Real estate loans:
One- to four-family residential	$3,542	$3,180	$5,700	$5,015
Multi-family	—	—	256	1,283
Commercial	—	900	1,000	1,324
Construction	—	—	—	930
Commercial business loans	—	—	—	20
Other consumer loans	—	—	69	8

Total loans originated	3,542	4,080	7,025	8,580

Loans purchased:
Real estate loans:
One- to four-family residential	$—	$—	$—	$835
Commercial business loans	—	—	96	1,150
Automobile loans	—	—	532	3,105
Other consumer loans	63	—	—	—

Total loans purchased	63	—	628	5,090

Add (Deduct):
Principal repayments	$(8,127)	$(6,936)	$(12,366)	$(15,000)
Commercial lines of credit, net	126	(2,172)	(2,712)	2,765
Home equity lines of credit, net	(1,861)	(1,354)	(2,294)	(1,661)
Provision for loan losses	—	—	(565)	(1,903)
Transfer from loan to repossessed assets	(67)	—	(552)	(639)
Net other	(192)	(15)	(33)	(92)

Net loan activity	(6,516)	(6,397)	(10,869)	(2,860)

Total loans receivable, net, including loans held for sale, at end of period	$64,044	$75,032	$70,560	$81,429

Asset Quality

Delinquency Procedures. When a borrower fails to make a required payment on a loan, we attempt to cause the delinquency to be cured by contacting the borrower. A late notice is generated and is sent to all mortgage loans 15 days delinquent and to all consumer loans 10 days delinquent. The borrower is contacted within at least 20 days after the due date of all loans. Another late notice along with any required demand letters as set forth in the loan contract are sent 30 days after the due date. Additional written and verbal contacts may be made with the borrower between 30 and 60 days after the due date. If the delinquency is not cured by the 60th day, the customer is normally provided 30 days written notice that the account will be referred to counsel for collection and foreclosure, if necessary. If it becomes necessary to foreclose, the property is sold at public sale and we may bid on the property to protect our interest.

All loan charge-offs are recommended and approved by the Bank’s Loan Monitoring Committee or its Risk Rating sub-committee and ratified by our President or the Chief Executive Officer. Our procedures for repossession and sale of collateral are subject to various requirements under Illinois state consumer protection laws.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure it is classified as a repossessed asset until it is sold. The real estate is recorded at estimated fair value, less estimated cost to sell, at the date of acquisition, and any write-down resulting from the acquisition is charged to the allowance for loan losses. Subsequent decreases in the value of the property are recorded through expense. After acquisition, all rental income is recognized through increases in non-interest income, while costs incurred in maintaining the property are recorded through expense. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent Loans. The following table sets forth our loan delinquencies by type and amount at the dates indicated.

	Loans Delinquent For						Total
	30-59 Days		60-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At June 30, 2014
Real estate loans:
One- to four-family residential	1	$111	1	$3	3	$514	5	$628
Multi-family	—	—	—	—	2	601	2	601
Commercial	—	—	—	—	—	—	—	—
Construction	—	—	—	—	—	—	—	—
Land	—	—	—	—	1	102	1	102
Home equity lines of credit	—	—	—	—	—	—	—	—
Commercial business loans	—	—	—	—	1	176	1	176
Automobile loans	—	—	—	—	—	—	—	—
Other consumer loans	—	—	—	—	—	—	—	—

Total loans	1	$111	1	$3	7	$1,393	9	$1,507

At December 31, 2013
Real estate loans:
One- to four-family residential	3	$315	—	$—	3	$514	6	$829
Multi-family	—	—	—	—	3	936	3	936
Commercial	—	—	—	—	2	487	2	487
Construction	—	—	—	—	—	—	—	—
Land	—	—	—	—	1	102	1	102
Home equity lines of credit	—	—	—	—	—	—	—	—
Commercial business loans	—	—	—	—	2	269	2	269
Automobile loans	1	28	—	—	—	—	1	28
Other consumer loans	—	—	—	—	—	—	—	—

Total loans	4	$343	—	$—	11	$2,308	15	$2,651

At December 31, 2012
Real estate loans:
One- to four-family residential	2	$25	—	$—	4	$781	6	$806
Multi-family	—	—	—	—	—	—	—	—
Commercial	2	318	—	—	—	—	2	318
Construction	—	—	—	—	—	—	—	—
Land	—	—	—	—	1	131	1	131
Home equity lines of credit	—	—	—	—	—	—	—	—
Commercial business loans	—	—	—	—	1	109	1	109
Automobile loans	—	—	—	—	—	—	—	—
Other consumer loans	—	—	—	—	—	—	—	—

Total loans	4	$343	—	$—	6	$1,021	10	$1,364

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities, considered to be of lesser quality as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss allowance is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it performs an impairment analysis and charges off the impaired portion of the loan through the allowance for loan and lease losses. Under certain instances, the bank may establish specific loss allowances in an amount deemed prudent by management to cover probable incurred losses. General allowances represent loss allowances which have been established to cover probable incurred losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets or portions of assets as “loss,” it is required to charge-off the impaired amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, who may order the establishment of additional general or specific loss allowances.

In accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.

The following table sets forth our amounts of classified assets, assets designated as special mention and total criticized assets (classified assets and loans designated as special mention) as of the dates indicated. Amounts shown at June 30, 2014 and December 31, 2013 and 2012, include approximately $1.4 million, $2.3 million and $1.0 million of nonperforming loans, respectively.

	At June 30, 2014	At December 31,
		2013	2012
	(In thousands)
Classified assets:
Substandard	$1,504	$2,024	$6,519
Doubtful	—	284	—
Loss	—	—	—

Total classified assets	1,504	2,308	6,519

Special mention	—	—	—

Total criticized assets	$1,504	$2,308	$6,519

Non-Performing Assets. We cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due on non-consumer secured loans, and 120 days past due on consumer loans as per Interagency Guidance on Uniform Retail Credit Classification and Account Management Policy, or if management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

The following table sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At June 30,		At December 31
	2014	2013	2013	2012

Non-accrual loans (excluding troubled debt restructurings):
Real estate loans:
One- to four-family residential	$414	$415	$414	$674
Multi-family	—	—	—	—
Commercial	—	853	487	—
Construction	—	—	—	—
Land	102	102	102	131
Home equity lines of credit	—	—	—	—
Commercial business loans	—	—	—	—
Automobile loans	—	—	—	—
Other consumer loans	—	—	—	—

Total non-accrual loans	516	1,370	1,003	805

Loans 90 days or more past due and still accruing:
Real estate loans:
One- to four-family residential	—	—	—	—
Multi-family	—	—	—	—
Commercial	—	—	—	—
Construction	—	—	—	—
Land	—	—	—	—
Home equity lines of credit	—	—	—	—
Commercial business loans	—	—	—	—
Automobile loans	—	—	—	—
Other consumer loans	—	—	—	—

Total loans 90 days or more past due and still accruing	—	—	—	—

Non-accruing troubled debt restructurings:
Real estate loans:
One- to four-family residential	100	107	100	107
Multi-family	601	—	936	—
Commercial	—	—	—	—
Construction	—	—	—	—
Land	—	—	—	—
Home equity lines of credit	—	—	—	—
Commercial business loans	176	68	269	109
Automobile loans	—	—	—	—
Other consumer loans	—	—	—	—

Total non-accruing troubled debt restructured loans	877	175	1,305	216

Total non-performing loans	1,393	1,545	2,308	1,021

Repossessed Assets:
Real estate loans:
One- to four-family residential	32	191	56	310
Multi-family	—	—	—	—
Commercial	496	102	542	745
Construction	—	—	—	—
Land	437	579	489	580
Home equity lines of credit	—	—	—	—
Commercial business loans	—	—	—	—
Automobile loans	—	—	1	17
Other consumer loans	—	—	—	—

Total foreclosed assets	965	872	1,088	1,652

Total non-performing assets	$2,358	$2,417	$3,396	$2,673

Total accruing troubled debt restructured loans	$3,218	$4,361	$2,963	$4,439

Ratios:
Non-performing loans and non-performing troubled-debt-restructurings to gross loans	2.13%	2.01%	3.21%	1.22%
Non-performing assets to total assets	2.56%	2.43%	3.52%	2.65%
Non-performing assets and accruing troubled debt restructurings to total assets	6.05%	6.82%	6.60%	7.06%

Non-performing Loans. At June 30, 2014, our non-performing loans, other than non-accruing troubled debt restructurings described below, included two one- to four-family loans totaling $414,000 and one land loan for $102,000.

For the six months ended June 30, 2014 and the year ended December 31, 2013, interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $18,000 and $102,000, respectively. No interest income was recognized on such loans for the six months ended June 30, 2014 and the year ended December 31, 2013.

Troubled Debt Restructurings. Troubled debt restructurings are loan restructurings in which we, for economic or legal reasons related to an existing borrower’s financial difficulties, grant a concession to the debtor that we would not otherwise consider. Typically, a troubled debt restructuring involves a modification of terms of a debt, such as reduction of the stated interest rate for the remaining original life of the debt, extension of the maturity date at a stated interest rate lower than the current market rate for new debt with similar risk, reduction of the face amount of the debt, or reduction of accrued interest. We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests.

Loans on non-accrual status at the date of modification are initially classified as non-accrual troubled debt restructurings. At June 30, 2014 and December 31, 2013, we had $877,000 and $1.3 million in non-accruing troubled debt restructurings, respectively. At June 30, 2014, non-accrual troubled debt restructurings included one one- to four-family residential loan for $100,000, two multi-family loans totaling $601,000 collateralized by two apartment buildings with 12 and 15 units and one commercial business loan for $176,000 collateralized by tractors and trailers.

Our policy provides that troubled debt restructured loans are returned to accrual status after a period of satisfactory and reasonable future payment performance under the terms of the restructuring. Satisfactory payment performance is generally no less than six consecutive months of timely payments and demonstrated ability to continue to repay. At June 30, 2014 and December 31, 2013, we had $3.2 million and $3.0 million in accruing troubled debt restructurings, respectively. At June 30, 2014, accruing troubled debt restructurings included two one- to four-family residential loans totaling $563,000 and three multi-family loans totaling $2.7 million. The three multi-family loans were collateralized by 11 condominium units in a 13 unit residential building and two apartment buildings of 6 and 15 units.

For the six months ended June 30, 2014 and the year ended December 31, 2013, interest income that would have been recorded had our troubled debt restructurings been current in accordance with their original terms was $134,000 and $373,000, respectively. Interest income recognized on such loans for the six months ended June 30, 2014 and the year ended December 31, 2013 was $75,000 and $135,000, respectively.

Other Loans of Concern. At June 30, 2014, there were no other loans or other assets that are not disclosed above, including criticized and non-performing assets, where known information about the possible credit problems of borrowers caused us to have serious doubts as to the ability of the borrowers to comply with present loan repayment terms and which may result in disclosure of such loans in the future.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses. Our allowance for loan losses is the amount considered necessary to absorb probable incurred losses in our loan portfolio at the balance sheet date. We evaluate the need to establish loss allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (1) specific valuation allowances for individually impaired loans and (2) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

Specific Allowances for Impaired Loans. We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less selling cost. Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not individually impaired by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience adjusted for current environmental factors such as, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to help ensure their relevance in the current real estate environment.

As an integral part of their examination process, the OCC will periodically review our allowance for loan losses, and may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2014	2013	2013	2012
	(In thousands)

Allowance at beginning of period	$1,302	$2,095	$2,095	$1,137

Charge-offs:
Real estate loans:
One- to four-family residential	(3)	(49)	(211)	(699)
Multi-family	—	—	(351)	—
Commercial	—	—	(578)	(47)
Construction	—	—	—	—
Land	(6)	(30)	(30)	(108)
Home equity lines of credit	(18)	—	—	(125)
Commercial business loans	(166)	—	(203)	—
Automobile loans	(16)	—	(6)	(17)
Other consumer loans	—	—	—	—

Total charge-offs	(209)	(79)	(1,379)	(996)

Recoveries:
Real estate loans:
One- to four-family residential	—	—	17	50
Multi-family	—	—	—	—
Commercial	186	—	—	—
Construction	1	—	2	—
Land	—	—	—	—
Home equity lines of credit	—	—	—	—
Commercial business loans	10	—	—	—
Automobile loans	4	2	2	—
Other consumer loans	—	—	—	1

Total recoveries	201	2	21	51

Net charge-offs	(8)	(77)	(1,358)	(945)

Provision for loan losses	—	—	565	1,903

Allowance at end of period	$1,294	$2,018	$1,302	$2,095

Ratios:
Net charge-offs to average loans outstanding during the period (annualized)	0.02%	0.19%	1.77%	1.12%
Allowance for loan losses to non-performing loans at end of period	92.89%	130.61%	56.41%	204.99%
Allowance for loan losses to total loans at end of period	1.98%	2.62%	1.81%	2.51%

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category and the percent of loans in each category to total allocated loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30, 2014		At December 31,
			2013		2012
	Allowance for Loan Losses	Percent of Allowance in Each Category to Total Allowance	Allowance for Loan Losses	Percent of Allowance in Each Category to Total Allowance	Allowance for Loan Losses	Percent of Allowance in Each Category to Total Allowance
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$609	47.07%	$589	45.24%	$786	37.51%
Multi-family	186	14.37	252	19.35	440	21.00
Commercial	273	21.10	300	23.04	601	28.69
Construction	—	—	—	—	14	0.67
Land	7	0.54	7	0.54	31	1.48
Home equity lines of credit	120	9.27	78	5.99	86	4.11
Commercial business loans	11	0.85	20	1.54	108	5.16
Automobile loans	88	6.80	56	4.30	29	1.38
Other consumer loans	—	—	—	—	—	—

Total allocated allowance	1,294	100.00%	1,302	100.00%	2,095	100.00%

Total allowance for loan losses	$1,294		$1,302		$2,095

At June 30, 2014, our allowance for loan losses represented 1.98% of gross loans and 92.89% of non-performing loans.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary and results of operations could be adversely or positively affected if circumstances differ substantially from the assumptions used in making our determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loan deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General. We utilize mortgage-backed and other securities in our asset/liability management. In making investment decisions, management considers, among other things, our yield and interest rate objectives, our interest rate risk and credit risk position, our loan volume, and our liquidity and cash flow. As of June 30, 2014, all of our investment securities were available-for-sale and were issued by U.S. government sponsored entities which the government has affirmed its commitment to support.

We maintain minimum levels of liquid assets to help ensure we have adequate cash to fund anticipated needs. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Cash flow projections are reviewed and updated regularly to assure that adequate liquidity is maintained. Our level of liquidity is a result of management’s asset/liability strategy.

Government sponsored entity mortgage-backed securities and other government sponsored entity securities carry a yield generally lower than that of the corresponding type of residential loan. Accordingly, if the proportion of our assets consisting of government sponsored entity mortgage-backed securities and other government sponsored entity securities increases, our asset yields would likely be somewhat adversely affected. We will evaluate government sponsored entity securities purchases in the future based on our asset/liability objectives, market conditions and alternative investment opportunities.

Investment Securities Portfolio. The following table sets forth the composition of our investment securities portfolio at the dates indicated, excluding stock of the Federal Home Loan Bank of Chicago. All securities were held for sale at the dated indicated.

	At June 30, 2014		At December 31,
			2013		2012
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

U.S. government-sponsored entity obligations	$4,000	$3,974	$2,000	$1,957	$2,000	$2,019
U.S. government-sponsored entity mortgage-backed securities	803	847	897	947	1,143	1,213

Total	$4,803	$4,821	$2,897	$2,904	$3,143	$3,232

Securities Portfolio Maturities and Yields. The composition and contractual maturities of the investment securities portfolio at June 30, 2014 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the effect of scheduled principal repayments, prepayments, or early redemptions that may occur. All of our securities at June 30, 2014 were taxable securities.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities available-for-sale:
U.S. government-sponsored entity obligations	$1,000	1.50%	$2,000	1.19%	$1,000	2.14%	$—	—%	$4,000	$3,974	1.50%
U.S. government-sponsored entity mortgage-backed securities	—	—	112	5.50	161	5.50	530	2.09	803	847	3.25

Total securities available for sale	$1,000	1.50%	$2,112	1.42%	$1,161	2.61%	$530	2.09%	$4,803	$4,821	1.80%

Other Securities. During recent years, our investment in securities other than mortgage-backed securities, cash and cash equivalents, and Federal Home Loan Bank of Chicago stock have been quite limited. However, in the future, depending on asset/liability management considerations and market considerations, we may determine to invest in other securities including securities issued by the U.S. Treasury and U.S Government agencies, corporate debt securities and, to a lesser extent, corporate equity securities.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. From time to time we have also used borrowings, primarily Federal Home Loan Bank of Chicago advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Historically, our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We have not accepted brokered deposits in the past. Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. Personalized customer service and long-standing relationships with customers are relied upon to attract and retain deposits.

The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. Our ability to gather deposits is impacted by the competitive market in which we operate which includes numerous financial institutions of varying sizes offering a wide range of products. We often use promotional rates to meet asset/liability and market segment goals.

The variety of deposit accounts offered allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on our experience, we believe that statement savings, demand and NOW accounts may be somewhat more stable sources of deposits than certificates of deposits. However, it can be difficult to attract and maintain such deposits at favorable interest rates under current market conditions.

We anticipate that through our renewed focus on providing business banking products and services and through meaningful and directed relationship development, we will capture additional low cost deposits, such as commercial demand deposits and savings accounts, not for profit demand deposit accounts and commercial money market accounts. In early 2014, we added remote deposit capture to the services that we offer to our business customers. Further, we anticipate developing a “householding” approach to relationship management. By this we mean to develop whole banking relationships that include not only business related accounts, but also the related personal and employee based accounts. Additionally, we will require depository accounts with borrowing relationships.

Deposits. The following table sets forth the distribution of our total deposits by account type, for the periods indicated.

	At or For the Six Months Ended June 30, 2014				At or for the Years Ended December 31,
					2013				2012
	Average Balance	Amount	Percent	Weighted Average Rate	Average Balance	Amount	Percent	Weighted Average Rate	Average Balance	Amount	Percent	Weighted Average Rate
	(Dollars in thousands)

Deposit type:
Demand deposit accounts:
Interest bearing	$9,458	$9,252	11.29%	0.06%	$8,834	$9,465	11.04%	0.06%	$8,391	$8,717	9.75%	0.12%
Non-interest bearing	2,826	2,558	3.12	0.00	2,551	2,749	3.21	0.00	2,639	2,871	3.21	0.00
Money market accounts	15,457	14,839	18.10	0.15	16,437	15,989	18.65	0.20	16,058	16,524	18.48	0.36
Savings accounts	9,881	10,108	12.33	0.15	9,209	9,534	11.12	0.15	8,322	8,302	9.29	0.15
Certificates of deposit	46,562	45,219	55.16	0.89	50,596	48,007	55.98	0.94	54,502	52,993	59.27	1.04

Total deposits	$84,184	$81,976	100.00%	0.54%	$87,627	$85,744	100.00%	0.59%	$89,912	$89,407	100.00%	0.71%

As of June 30, 2014, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was $13.5 million. The following table sets forth the maturity of those certificates as of June 30, 2014.

At June 30, 2014
(In thousands)
Maturity period:
Three months or less	$2,298
Over three months through six months	869
Over six months through one year	1,706
Over one year	8,668

Total	$13,541

Borrowings. We currently have no borrowings. We have in the past, and may in the future, obtain advances from the Federal Home Loan Bank of Chicago upon the security of our capital stock in the Federal Home Loan Bank of Chicago and certain of our loans and securities. At June 30, 2014, we had access to Federal Home Loan Bank advances of up to $5.7 million, subject to collateral pledging requirements.

We had no Federal Home Loan Bank of Chicago advances or other borrowings outstanding for the six months ended June 30, 2014 and 2013 or for the years ended December 31, 2013 and 2012.

Employees

At June 30, 2014, we had a total of 26 full-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good working relationships with our employees.

Properties

We operate from our main office in Arlington Heights, Illinois and our branch office in Rolling Meadows, Illinois. Set forth below is information related to our headquarters and branch locations. The net book value of our facilities was $496,000 at June 30, 2014. The net book value of our real property described below in the table is as of June 30, 2014.

Location	Leased or Owned	Year Acquired or Leased	Net Book Value of Real Property
			(In thousands)
Main Office:

830 East Kensington Road Arlington Heights, Illinois 60004	Leased	2007	$496

Branch Office:

3148 Kirchoff Road Rolling Meadows, Illinois 60008	Leased	1991	$—

The net book value of our furniture, fixtures, and equipment (including computer software at June 30, 2014 was $106,000

Legal Proceedings

As of the date of this prospectus, we were not involved in any pending legal proceedings other than routine proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which management believes are immaterial to our financial condition, our results of operations and our cash flows.

Subsidiary Activities

Old Ben Franklin has no direct or indirect subsidiaries other than Ben Franklin Bank of Illinois.

SUPERVISION AND REGULATION

General

Ben Franklin Bank is a federally chartered savings bank regulated, examined and supervised by the OCC and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors, and not for the protection of security holders. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to matters such as their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Ben Franklin Bank also is regulated to a lesser extent by the Federal Reserve Board, governing reserves to be maintained against deposits and other matters. The OCC examines Ben Franklin Bank and prepares reports for the consideration of our board of directors on any operating deficiencies. Ben Franklin Bank’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of Ben Franklin Bank’s loan documents. Ben Franklin Bank also is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the twelve regional banks in the Federal Home Loan Bank System.

As a savings and loan holding company following the conversion, New Ben Franklin will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. New Ben Franklin will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Federal Deposit Insurance Corporation, the OCC, the Federal Reserve Board or Congress, could have a material adverse impact on the operations and financial performance of New Ben Franklin and Ben Franklin Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Ben Franklin Bank and New Ben Franklin. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Ben Franklin Bank and New Ben Franklin.

Consent Order and Board Resolutions

On December 19, 2012, the Bank entered into a Consent Order (the “Consent Order”) with the OCC. The Consent Order requires that the Bank and its board of directors correct certain weaknesses identified by the OCC during regulatory examinations. The following sets forth a brief summary of the requirements of the Consent Order, and the Bank’s progress in addressing each requirement.

•	Requirement that the board of directors monitor and coordinate compliance with the Consent Order, and that the board of directors provide quarterly reports on the Bank’s progress to the OCC. The board of directors has complied with this provision of the Consent Order, and believes that it is in substantial compliance with the Consent Order except that the Bank has not been able to adhere to all of the financial projections set forth in its three-year strategic plan; however, the Bank has submitted a new strategic plan to in connection with the conversion.

•	Requirement that the board of directors ensure competent and effective management and add two new independent board members to the Bank’s board of directors. The board of directors has evaluated management’s performance and has determined to split the duties of the Chairman of the Board and Chief Executive Officer from those of the President. The Bank’s board of directors has also appointed two new independent directors.

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Requirement that the board of directors develop and submit to the OCC a capital plan to maintain a Tier 1 leverage ratio of at least equal to 9% and a total risk-based capital ratio of at least equal to

13%. The OCC has issued its non-objection to the Bank’s Strategic Capital Plan that incorporates the increased capital requirements of the Consent Order. The Bank met the increased capital requirements of the Consent Order as of June 30, 2014.

•	Requirement that the board of directors develop, implement and ensure adherence to a three-year strategic plan. The OCC has issued its non-objection to the Bank’s Strategic Capital Plan. The board of directors reviews quarterly reports comparing actual performance results against the Strategic Capital Plan projections and submits the reports to the OCC. However, the Bank has not been able to adhere to all of the financial projections set forth in its three-year strategic plan; however, the Bank has submitted a new strategic plan to in connection with the conversion.

•	Requirement that the board of directors adopt, implement and ensure adherence to workout plans for each of the Bank’s criticized assets, including review of quarterly management reports of criticized assets. The Consent Order also prohibits the Bank from extending any further credit with respect to criticized assets unless certain requirements are met, including a requirement that a majority of the board of directors approve the extension of credit and document in writing why such extension of credit is in the best interests of the Bank. The Bank has adopted and implemented the required workout plans and is in compliance with this requirement of the Consent Order.

•	Requirement that the board of directors revise the Bank’s risk rating program to ensure that proper risk ratings are assigned to Bank assets and that the Bank’s assets are timely placed on nonaccrual status. The Bank has implemented a new risk rating system consistent with regulatory guidance and formed a Risk Rating Committee to ensure that proper risk ratings and accrual status are assigned to its assets.

•	Requirement that the board of directors adopt, implement and ensure adherence to a program for obtaining proper credit and collateral information to monitor consumer/retail credit risk. The Bank has implemented new lending guidelines and summary loan presentation formats, and has taken corrective action for all credit and collateral exceptions.

•	Requirement that the board revise the Bank’s appraisal policies and obtain current appraisals on certain loans identified by the OCC. The Bank’s has obtained the required appraisals, revised its appraisal policy and procedures, and lowered the threshold for requiring a third party appraisal review from $1.0 million to $500,000. The Bank has also enhanced its training of its internal appraisal review staff.

•	Requirement for semiannual, independent loan and lease reviews and documentation of board action to ensure appropriate remedial action on findings noted in such reviews. The Bank has instituted a third party credit review program consistent with the Consent Order.

•	Requirement that the board of directors adopt, implement and ensure adherence to a policy for maintaining an adequate allowance for loan losses. The Bank’s policy and procedures for the quarterly analysis of its allowance for loan losses are consistent with GAAP and are in compliance with the requirements of the Consent Order.

•	Requirement that the board of directors establish written policies and procedures designed to identify, measure, monitor, and control concentrations of credit, and that an analysis of concentrations be performed at least annually. The Bank’s has established a quarterly concentration risk analysis to identify, measure, monitor and report concentrations of credit to the board of directors and to take appropriate steps to limit such risks consistent with regulatory guidance.

•	Requirement that the board of directors establish a comprehensive formal liquidity risk management policy consistent with regulatory guidance. The Bank has developed and implemented detailed liquidity and interest rate risk measurement tools.

•	Requirement that the board of directors revise, implement, and thereafter ensure Bank adherence to written policies and procedures designed to address and correct weaknesses in the Bank’s consumer compliance program identified in regulatory exams. Management engaged a compliance consultant to perform a compliance risk assessment with the Bank’s compliance officer. The compliance officer’s duties and responsibilities were established, as well as policies and procedures to ensure that the compliance officer has sufficient authority to effectuate her duties. In addition, all of the Bank’s consumer compliance policies were reviewed and revised to be consistent with regulatory guidance.

A federal savings bank is considered to be in “troubled condition” if (i) it has a composite rating of 4 or 5 under the Uniform Financial Institutions Rating System, (ii) it is informed in writing by the OCC that it has been designated as being in troubled condition, or (iii) it is subject to a formal enforcement order with the OCC. Consequently, Ben Franklin Bank is in troubled condition, and is subject to additional regulatory restrictions that require it to:

•	obtain the prior written approval of the OCC before appointing any new director or senior executive officer;

•	obtain the prior written approval of the OCC before making or entering into any “golden parachute” payments or agreements;

•	obtain the prior written approval of the OCC before declaring or paying any dividends or making any other capital distributions; and

•	provide advance notice to and receive a written notice of non-objection from the OCC before entering into or amending any contractual arrangements for compensation or benefits with any director or senior executive officer of Ben Franklin Bank.

The Consent Order requires that we make periodic reports to the OCC as to our compliance with the requirements of the Consent Order. The requirements of the Consent Order will remain in effect until the OCC suspends or terminates the Consent Order.

On March 27, 2014, Old Ben Franklin and Ben Franklin Financial, MHC adopted board resolutions requested by the Federal Reserve Board which prohibit us from paying dividends, increasing our debt or redeeming shares of Old Ben Franklin stock without prior written approval from the Federal Reserve Board. We cannot determine when New Ben Franklin would no longer be subject to the conditions of the board resolutions.

The Dodd-Frank Act

The Dodd-Frank Act significantly changed bank regulation and has affected the lending, investment, trading and operating activities of depository institutions and their holding companies. The Dodd-Frank Act eliminated our primary federal regulator, the Office of Thrift Supervision, as of July 21, 2011, and required Ben Franklin Bank to be supervised and examined by the OCC, the primary federal regulator of national banks. On the same date, the Federal Reserve Board assumed regulatory jurisdiction over savings and loan holding companies, in addition to its role of supervising bank holding companies.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with extensive powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau also has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets, such as Ben Franklin Bank, will continue to be examined by their applicable federal bank regulators. The legislation gives state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act broadened the base for Federal Deposit Insurance Corporation assessments for deposit insurance, permanently increased the maximum amount of deposit insurance to $250,000 per depositor, and authorized non-interest-bearing transaction accounts with unlimited deposit insurance through December 31, 2012. The legislation also, among other things, requires originators of certain securitized loans to retain a portion of the credit risk, stipulates regulatory rate-setting for certain debit card interchange fees, repealed restrictions on the payment of interest on commercial demand deposits and contains a number of reforms related to mortgage originations. The Dodd-Frank Act increased the ability of stockholders to influence boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to company executives, regardless of whether the company is publicly traded or not.

Many of the provisions of the Dodd-Frank Act are subject to delayed effective dates or require the implementing regulations and, therefore, their impact on our operations cannot be fully determined at this time. However, it is likely that the Dodd-Frank Act will increase the regulatory burden, compliance costs and interest expense for Ben Franklin Bank and New Ben Franklin.

Business Activities

A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the OCC. Under these laws and regulations, Ben Franklin Bank may originate mortgage loans secured by residential and commercial real estate, commercial business loans and consumer loans, and it may invest in certain types of debt securities and certain other assets. Certain types of lending, such as commercial and consumer loans, are subject to aggregate limits calculated as a specified percentage of Ben Franklin Bank’s capital or assets. Ben Franklin Bank also may establish subsidiaries that may engage in a variety of activities, including some that are not otherwise permissible for Ben Franklin Bank, including real estate investment and securities and insurance brokerage.

The Dodd-Frank Act removed federal statutory restrictions on the payment of interest on commercial demand deposit accounts, effective July 21, 2011.

Loans-to-One-Borrower

We generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of our unimpaired capital and unimpaired surplus. An additional amount may be lent, equal to 10% of unimpaired capital and unimpaired surplus, if the loan is secured by readily marketable collateral, which is defined to include certain financial instruments and bullion, but generally does not include real estate. At June 30, 2014, based on the 15% limitation, our loans-to-one-borrower limit was approximately $1.4 million. On the same date, we had two borrowers with outstanding balances in excess of this amount. Both loans were originally funded within our loans-to-one borrower limit at points in time when our lending limit supported loans at such amounts.

Qualified Thrift Lender Test

We are required to satisfy a qualified thrift lender (“QTL”) test, which required us to either qualify as a “domestic building and loan” association as defined by the Internal Revenue Code or maintain at least 65% of our “portfolio assets” in “qualified thrift investments.” “Qualified thrift investments” consist primarily of residential mortgages and related investments, including mortgage-backed and related securities. “Portfolio assets” generally means total assets less specified liquid assets up to 20% of total assets, goodwill and other intangible assets and the value of property used to conduct business. A savings institution that fails the qualified thrift lender test must operate under specified restrictions. The Dodd-Frank Act made noncompliance with the QTL test also subject to agency enforcement action for a violation of law. As of June 30, 2014, we maintained 79.1% of our portfolio assets in qualified thrift investments and, therefore, we satisfied the QTL test.

Standards for Safety and Soundness

Federal law requires each federal banking agency to prescribe for insured depository institutions under its jurisdiction standards relating to, among other things, internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, employee compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to submit or implement an acceptable plan, the appropriate federal banking agency may issue an enforceable order requiring correction of the deficiencies.

Capital Requirements

Federal regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS financial institution rating system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. Federal regulations also require that in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities that are not permissible for a national bank.

The risk-based capital standard for savings institutions requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by capital regulations based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets, and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings institution that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the potential recourse against the savings bank. In assessing an institution’s capital adequacy, the OCC takes into consideration not only these numeric factors but also qualitative factors, and has the authority to establish higher capital requirements for individual associations where necessary.

In July, 2013, the OCC and the other federal bank regulatory agencies issued a final rule to revise their risk-based and leverage capital requirements and their method for calculating risk-weighted assets, to make them consistent with the agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more, and top-tier savings and loan holding companies (“banking organizations”). Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), adopts a uniform minimum 4% leverage capital ratio for all institutions, increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule becomes effective for us on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

On December 19, 2012, Ben Franklin Bank entered into the Consent Order with the OCC (see “—Consent Order and Board Resolutions Above” above) which among other things included a requirement to maintain a total risk-based capital ratio of at least 13% and a minimum Tier 1 leverage capital ratio of at least 9% beginning on March 31, 2013. As a result of entering into the Consent Order to achieve and maintain specific capital levels, Ben Franklin Bank’s capital classification under the Prompt Corrective Action rules was “adequately capitalized” at June 30, 2014. At June 30, 2014, Ben Franklin Bank met the requirements of the minimum capital ratios established by the Consent Order with a Tier 1 leverage capital level of $8.3 million, or 9.1% of adjusted total assets, and a total risk-based capital level of $9.1 million, or 15.6% of risk-weighted assets.

Prompt Corrective Regulatory Action

Under the federal Prompt Corrective Action statute, the OCC is required to take supervisory actions against undercapitalized national banks and federal savings associations depending upon each institution’s capital levels. A savings institution that has total risk-based capital of less than 8% or a leverage ratio or a Tier 1 risk-based capital ratio that generally is less than 4% is considered to be undercapitalized. A savings institution that has total risk-based capital of less than 6%, a Tier 1 core risk-based capital ratio of less than 3% or a leverage ratio that is less than 3%, is considered to be “significantly undercapitalized.” A savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.”

Generally, the OCC is required to appoint a receiver or conservator within specific time frames for a savings institution that is “critically undercapitalized.” The regulations also provide that a capital restoration plan must be filed with the OCC within 45 days of the date a savings institution receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company for the savings institution required to submit a capital restoration plan must guarantee the lesser of an amount equal to 5% of the savings institution’s assets at the time it was notified or deemed to be undercapitalized by the OCC, or the amount necessary to restore the savings institution to adequately capitalized status. This guarantee remains in place until the OCC notifies the savings institution that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the OCC has the authority to require payment and collect payment under the guarantee. Various restrictions, such as restrictions on capital distributions and growth, also apply to “undercapitalized” institutions. The OCC also may take any number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

The recently adopted final rule that will increase regulatory capital requirements will adjust the prompt corrective action categories accordingly.

Capital Distributions

Federal regulations restrict capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution. A federal savings institution must file an application with the OCC for approval of the capital distribution if:

•	the total capital distributions for the applicable calendar year exceeds the sum of the institution’s net income for that year to date plus the institution’s retained net income for the preceding two years that is still available to be paid as a dividend;

•	the institution would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or written regulatory condition; or

•	the institution is not eligible for expedited review of its filings (i.e., generally, institutions that do not have safety and soundness, compliance and Community Reinvestment Act ratings in the top two categories or fail a capital requirement).

A savings institution that is a subsidiary of a holding company, which is the case with Ben Franklin Bank, must file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution, and must receive Federal Reserve Board non-objection to the payment of the dividend.

Applications or notices may be denied if the institution would be undercapitalized after the dividend, the proposed dividend raises safety and soundness concerns or the proposed dividend would violate a law, regulation enforcement order or regulatory condition.

In the event a savings institution’s capital falls below its regulatory requirements or is notified by the regulatory agency that it is in need of more than normal supervision, its ability to make capital distributions would be restricted. In addition, any proposed capital distribution could be prohibited if the regulatory agency determines that the distribution would constitute an unsafe or unsound practice.

Transactions with Related Parties

A savings institution’s authority to engage in transactions with related parties or “affiliates” is limited by Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board’s Regulation W. The term “affiliate” generally means any company that controls or is under common control with an institution, including New Ben Franklin and its non-savings institution subsidiaries. Applicable law limits the aggregate amount of “covered” transactions with any individual affiliate, including loans to the affiliate, to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution’s capital and surplus. Certain covered transactions with affiliates, such as loans to or guarantees issued on behalf of affiliates, are required to be secured by specified amounts of collateral. Purchasing low quality assets from affiliates is generally prohibited. Regulation W also provides that transactions with affiliates, including covered transactions, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited by law from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

Our authority to extend credit to executive officers, directors or 10% or greater stockholders (“insiders”), as well as entities controlled by these persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act and Federal Reserve Board Regulation O. Among other things, loans to insiders must be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for bank-wide lending programs that do not discriminate in favor of insiders. Regulation O also places individual and aggregate limits on the amount of loans that may be made to insiders based, in part, on the institution’s capital position, and requires that certain prior board approval procedures be followed. Extensions of credit to executive officers are subject to additional restrictions on the types and amounts of loans that may be made. At June 30, 2014, we were in compliance with these regulations.

Enforcement

The OCC has primary enforcement responsibility over federal savings institutions, including the authority to bring enforcement action against “institution-related parties,” which includes officers, directors, certain stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1.0 million per day.

Deposit Insurance

Ben Franklin Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in Ben Franklin Bank are insured up to a maximum of $250,000 for each separately insured depositor.

The Federal Deposit Insurance Corporation assesses deposit insurance premiums on all insured depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with institutions that are deemed less risky paying lower rates. Assessment rates (inclusive of possible adjustments) currently range from 2  1⁄2 to 45 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the range of assessments uniformly, except that no adjustment can deviate more than two basis points from the base assessment rate without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s aggregate deposits.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation is authorized to impose and collect, through the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the Financing Corporation in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the Financing Corporation are due to mature in 2017 through 2019. For the quarter ended June 30, 2014, the annualized Financing Corporation assessment was equal to 0.62 basis points of total assets less tangible capital.

The Dodd-Frank Act increased the minimum target ratio for the Deposit Insurance Fund from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits, and the Federal Deposit Insurance Corporation must achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are required to fund the increase. The Dodd-Frank Act also eliminated the 1.5% maximum fund ratio, and instead gives the Federal Deposit Insurance Corporation discretion to determine the maximum fund ratio. The Federal Deposit Insurance Corporation has exercised this discretion by establishing a long-term fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. Any significant increases would have an adverse effect on the results of operations of Ben Franklin Bank. Management cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. Management of Ben Franklin Bank does not know of any practice, condition or violation that may lead to termination of our deposit insurance.

Federal Home Loan Bank System

Ben Franklin Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Chicago, we are required to acquire and hold a specified amount of shares of capital stock in the Federal Home Loan Bank.

Community Reinvestment Act and Fair Lending Laws

Savings institutions have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on certain activities such as branching and acquisitions. Ben Franklin Bank received a “Satisfactory” Community Reinvestment Act rating in its most recent examination.

Other Regulations

Interest and other charges collected or contracted for by Ben Franklin Bank are subject to state usury laws and federal laws concerning interest rates. Ben Franklin Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Real Estate Settlement Procedures Act, requiring that borrowers for one- to four-family residential real estate mortgage loans receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices;

•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable banking regulators and the public to determine whether a financial institution is fulfilling its obligation to help meet the credit needs of the communities it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Ben Franklin Bank also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act, which governs automatic deposits in and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	The USA PATRIOT Act, which requires banks and savings institutions to, among other things, establish broadened anti-money laundering compliance programs and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement pre-existing compliance requirements that apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties and requires all financial institutions offering products or services to retail customers to provide such customers with the financial institution’s privacy policy and allow such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

New Ben Franklin will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over New Ben Franklin and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to Ben Franklin Bank.

As a savings and loan holding company, New Ben Franklin’s activities will be limited to those activities permissible by law for financial holding companies, under certain circumstances described below, bank holding companies under section 4(c)(8) of the Bank Holding Company Act of 1956, as amended, or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending activities, insurance and underwriting equity securities. A savings and loan holding company must elect such status in order to engage in activities permissible for a financial holding company, must meet the qualitative requirements for a bank holding company to qualify as a financial holding company and conduct the activities in accordance with the requirements that would apply to a financial holding company’s conduct of the activity.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board, and from acquiring or retaining control of any depository institution not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such things as the financial and managerial resources and future prospects of the company and institutions involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition under Section 13(k) of the Federal Deposit Insurance Act or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. However, the Dodd-Frank Act requires the Federal Reserve Board to set for all depository institution holding companies minimum consolidated capital levels that are as stringent as those required for the insured depository subsidiaries. The components of Tier 1 capital are restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions, which excludes instruments such as trust preferred securities and cumulative preferred stock. Instruments issued before May 19, 2010 are grandfathered for companies with consolidated assets of $15 billion or less. The final capital rule discussed above implements the consolidated capital requirements for savings and loan holding companies effective January 1, 2015.

The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. That doctrine requires holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The guidance also states that a holding company should notify the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of New Ben Franklin to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Federal Securities Laws

New Ben Franklin common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. New Ben Franklin will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in New Ben Franklin’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of New Ben Franklin may be resold without registration. Shares purchased by an affiliate of New Ben Franklin will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If New Ben Franklin meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of New Ben Franklin that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of New Ben Franklin, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, New Ben Franklin may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. We have existing policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted in April 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” New Ben Franklin qualifies as an emerging growth company under the JOBS Act.

An “emerging growth company” may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes). An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, New Ben Franklin will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as it remains a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates). Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. New Ben Franklin has elected to comply with new or amended accounting pronouncements in the same manner as a private company.

A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.0 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company such as New Ben Franklin unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New Ben Franklin, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

FEDERAL, STATE AND LOCAL TAXATION

Ben Franklin Financial, MHC, Old Ben Franklin and Ben Franklin Bank are, and New Ben Franklin will be, subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to Old Ben Franklin, New Ben Franklin or Ben Franklin Bank.

Federal Taxation

General. Old Ben Franklin Financial, Inc. and Ben Franklin Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. Our tax returns have not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Old Ben Franklin Financial or Ben Franklin Bank.

Method of Accounting. For federal income tax purposes, we report income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing federal and state income tax returns.

Bad Debt Reserves. Prior to the Small Business Protection Act of 1996 (the “1996 Act”), Ben Franklin Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at our taxable income. Ben Franklin Bank was required to use the specific charge off method in computing its bad debt deduction beginning with its 1997 federal tax return. Savings institutions were required to recapture any excess reserves established after December 31, 1987. The reserve balance as of December 31, 1987 is referred to as the base year reserve.

Taxable Distributions and Recapture. Prior to the 1996 Act, federal tax bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if the thrift institution failed to meet certain thrift asset and definitional tests. Federal legislation has eliminated these thrift-related recapture rules.

At December 31, 2013, our total federal and Illinois pre-1988 base year tax bad debt reserve was approximately $397,000. Under current law, pre-1988 federal base year reserves remain subject to recapture if a thrift institution makes certain non-dividend distributions, repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a thrift or bank charter.

Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of AMT may be used as credits against regular tax liabilities in future years. We have not been subject to the AMT and have no such amounts available as credits for carryover.

Net Operating Loss Carryovers. Generally we may carry back federal net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December 31, 2013, we have federal net operating losses of approximately $3.4 million which are being carried forward and available to reduce future taxable income. These carryforwards expire beginning 2030 through 2033. For financial reporting purposes, at December 31, 2013, we continue to maintain a valuation allowance established at December 31, 2009, based on our assessment of our ability to realize our net deferred tax asset due to continuing losses incurred.

Corporate Dividends-Received Deduction. Old Ben Franklin may exclude from its income 100% of dividends received from Ben Franklin Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated return, and owns more than 20% of the stock. A corporation receiving a dividend may deduct only 70% of dividends if the corporation owns less than 20% of the dividend paying corporation.

State and Local Taxation

Illinois State Taxation. Old Ben Franklin and Ben Franklin Bank are required to file Illinois income tax returns and pay tax at a stated tax rate of 9.5% of Illinois taxable income. For these purposes, Illinois taxable income generally means federal taxable income subject to certain modifications, primarily the exclusion of interest income on United States obligations. As of December 31, 2013, we have Illinois net operating losses of approximately $5.8 million which are being carried forward and available to reduce future taxable income. These carryforwards expire beginning 2014 through 2025.

MANAGEMENT

Directors and Executive Officers of New Ben Franklin and Ben Franklin Bank

New Ben Franklin currently has five directors and Ben Franklin Bank has seven directors. Directors of New Ben Franklin and Ben Franklin serve three-year staggered terms so that approximately one-third of the directors are elected annually. Directors of Ben Franklin Bank will be elected by New Ben Franklin as its sole stockholder. The following table states our directors’ and executive officers’ names, their ages as of June 30, 2014, the years when they began serving as directors of Ben Franklin Bank and when their current term expires. The executive officers of New Ben Franklin and Ben Franklin Bank are elected annually.

Name	Age	Position(s) Held at New Ben Franklin and Ben Franklin Bank	Director Since (1)	Term to Expire

Directors
C. Steven Sjogren	68	President, Chief Executive Officer and Chairman of the Board of New Ben Franklin; Chief Executive Officer and Chairman of the Board of Ben Franklin Bank	2001	2015
Steven D. Olson (2)	57	Senior Vice President of New Ben Franklin; Director and President of Ben Franklin Bank	2014	2015
Robert E. DeCelles	82	Director	1996	2017
Bernadine V. Dziedzic	75	Director and Corporate Secretary	1998	2016
Nicholas J. Raino	82	Director	2001	2016
James M. Reninger	68	Director	2001	2015
David R. Stafseth (2)	63	Director	2014	2015
Mary Beth Poronsky Stull (2)	67	Director	2014	2015

Executive Officers Who Are Not Directors

Glen A. Miller	57	Senior Vice President and Chief Financial Officer of Ben Franklin Bank and New Ben Franklin	—	—
Robin L. Jenkins	59	Senior Vice President and Chief Lending Officer of Ben Franklin Bank	—	—
Angie Plesiotis	50	Vice President and Chief Operations Officer of Ben Franklin Bank	—	—

(1)	Includes service as a director of Ben Franklin Bank.
(2)	Director of Ben Franklin Bank only.

The principal occupation during the past five years of each director and executive officer is set forth below. Except as noted below, all directors and executive officers have held their present positions for all five years unless otherwise stated. None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than Old Ben Franklin). The mailing address for each person listed is c/o Ben Franklin Bank of Illinois, 830 East Kensington Road, Arlington Heights, Illinois 60004.

Directors

C. Steven Sjogren served as the Chairman, President and Chief Executive Officer of Ben Franklin Bank from 2002 through 2013. At the end of 2013, Mr. Sjogren became Chairman and Chief Executive Officer of Ben Franklin Bank. In addition, Mr. Sjogren is Chairman, President, and Chief Executive Officer of Old Ben Franklin and New Ben Franklin. Mr. Sjogren has extensive banking experience and served as President and Chief Executive Officer of HomeBanc, Rockford, Illinois from 1981 until 1998 and Regional President of FirstStar Bank until 2000.

Robert E. DeCelles is currently retired. He was a senior property supervisor with Community Specialist, Inc. from 2002 to 2006. He was employed in the real estate management and development industries for most of his career. From 1999 to 2002, Mr. DeCelles was the President and Chief Executive Officer of Ben Franklin Bank. Mr. DeCelles currently serves as Trustee of the S.E.I.U. Local No. 1 Welfare and Pension Fund.

Bernadine V. Dziedzic is currently the compliance officer and corporate secretary for Ben Franklin Bank. She has been with Ben Franklin Bank since 1998.

Nicholas J. Raino is currently retired. He was Chairman of the Board of Dale, Smith & Associates, an advertising and marketing firm specializing in financial institutions since 1972. Mr. Raino has served on the boards of three other depository institutions, two of which were publicly traded (Craigin Financial Corp. and Damen Financial Corp.)

James M. Reninger has been an owner of Whitfield & Reninger, Ltd., a public accounting firm located in Arlington Heights since 1996. He is a certified public accountant with over 30 years experience.

Steven D. Olson has been the President of Ben Franklin Bank since early 2014, previously serving as Senior Vice President, Commercial Banking Officer since October 2012. Mr. Olson also serves as Senior Vice President of New Ben Franklin. Previously, he was President and Chief Executive Officer of Community First Bank, located in Chicago, Illinois from 2004 to 2011 and prior to that he was Executive Vice President at Uptown National Bank of Chicago also located in Chicago, Illinois.

David R. Stafseth is a certified public accountant and has been a Director at Barbara J. Pope, P.C., a family office, since 2012. He is also a Vice President of Sedgwick Street Fund, LLC, an investment partnership. From 2008 to 2011, Mr. Stafseth was a Director and Tax Advisor with Vogel Consulting. During his accounting career, he has served varying capacities, from a Tax Partner with KPMG to a Vice President – Tax with Solo Cup Company. Mr. Stafseth joined Ben Franklin Bank’s board of directors in 2014.

Mary Beth Poronsky Stull is a retired banker with over 40 years in the industry. Most recently, she served as the Chairman, President & Chief Executive Officer of Damen National Bank in Schaumburg, IL until 1999. She spent her entire career with Damen National Bank and its predecessors, Damen Federal Savings & Loan and Damen Federal Savings Bank. During her career, she served the bank in several capacities ranging from part-time file clerk to Chairman.

Executive Officers Who Are Not Directors

Glen A. Miller has been the Vice President and Chief Financial Officer of Ben Franklin Bank since 2001. At the end of 2013, he was named Senior Vice President and Chief Financial Officer of Ben Franklin Bank. Mr. Miller also serves as Senior Vice President and Chief Financial Officer of Old Ben Franklin and New Ben Franklin. Previously, he was the Assistant Vice President, Financial Reporting and Analysis with Liberty Federal Bank, located in Hinsdale, Illinois from 1997 to 2001.

Robin L. Jenkins has been the Senior Vice President and Chief Lending Officer of Ben Franklin Bank since 2006. Prior to joining Ben Franklin Bank, he was Vice President of Mortgage Banking for Norstates Bank.

Angie Plesiotis has been the Chief Operations Officer and Vice President of Ben Franklin Bank since 2000. Previously, she was Assistant Vice President and Branch Manager at St. Paul Federal Bank.

Board Independence

The board of directors has determined that each director of New Ben Franklin, with the exception of Mr. Sjogren and Ms. Dziedzic, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Sjogren and Ms. Dziedzic are not independent because each is one of our executive officers. In evaluating the independence of our directors, the board reviewed the following transactions, which are not required to be disclosed under “—Transactions With Certain Related Persons.”

Codes of Conduct and Ethics

Old Ben Franklin has adopted a Code of Ethics that is applicable to the officers, directors and employees of Old Ben Franklin, including Old Ben Franklin’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Transactions With Certain Related Persons

In the ordinary course of business, Ben Franklin Bank makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Ben Franklin Bank. We believe that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the board of directors. For the years ended December 31, 2013, 2012 and 2011, we had no loans or other transactions except deposit accounts with directors or executive officers.

Executive Compensation

The following table sets forth for the year ended December 31, 2013 certain information as to the total compensation paid to Mr. C. Steven Sjogren, who serves as President and Chief Executive Officer of Old Ben Franklin and Chief Executive Officer of Ben Franklin Bank, Mr. Steven D. Olson who serves as Senior Vice President of Old Ben Franklin and President of Ben Franklin Bank, Mr. Glen A. Miller, who serves as our Vice President and Chief Financial Officer of Old Ben Franklin and Ben Franklin Bank and Mr. Jenkins, who serves as our Senior Vice President and Chief Lending Officer of Old Ben Franklin and Ben Franklin Bank (“Named Executive Officers”).

Summary Compensation Table for the Year Ended December 31, 2013
Name and principal position	Year	Salary ($)	All other compensation ($)(1)	Total ($)
C. Steven Sjogren, President and Chief Executive Officer of Old Ben Franklin and Chief Executive Officer of Ben Franklin Bank	2013	$128,300	$11,059	$139,359

Steven D. Olson, Senior Vice President of Old Ben Franklin and President of Ben Franklin Bank	2013	$125,000	—	$125,000

Glen A. Miller, Senior Vice President and Chief Financial Officer of Old Ben Franklin and Ben Franklin Bank	2013	$121,134	$6,328	$127,462

Robin L. Jenkins, Senior Vice President and Chief Lending Officer of Old Ben Franklin and Ben Franklin Bank	2013	$131,500	$6,789	$138,289

(1)	Includes the value, as of December 31, 2013, of allocated employee stock ownership plan (ESOP) shares in 2013. Allocated ESOP shares were 653 for Mr. Sjogren, 681 for Mr. Jenkins, and 634 for Mr. Miller. Includes director fees of $9,100 paid to Mr. Sjogren in 2013. Also includes paid out vacation of $4,746 for Mr. Jenkins and $4,426 for Mr. Miller. For the year ended December 31, 2013, no Named Executive Officer received perquisites or personal benefits that exceeded $10,000.

Employment Agreements. Ben Franklin Bank entered into similar employment agreements with each of Messrs. Sjogren and Miller which were last amended in 2008. Each of these agreements had an initial term of 36 months, subject to annual renewal after a comprehensive performance evaluation and decision to renew by the

Board of Directors of the Bank. Under the agreements, the 2014 rate of base salary for each of Messrs. Sjogren and Miller is $105,000 and $121,134, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee retirement and fringe benefit plans applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Ben Franklin Bank is designated as being “in troubled condition.” Consequently, the Bank is subject to the requirements of the “golden parachute” regulations. As a result, Ben Franklin Bank is prohibited from entering into, renewing, extending or revising any contractual arrangement relating to compensation or benefits for any senior executive officer or director of Old Ben Franklin or Ben Franklin Bank, unless Old Ben Franklin or Ben Franklin Bank, as applicable, first provides the applicable regulatory authority (for Old Ben Franklin, the Federal Reserve Board, and for Ben Franklin Bank, the OCC), with not less than 30 days prior written notice of the proposed compensation arrangement. Moreover, the Boards of Old Ben Franklin and Ben Franklin Bank must ensure that the contract, agreement or arrangement complies with the requirements of the golden parachute regulations of the Federal Deposit Insurance Corporation under 12 C.F.R. Part 359. Prior to entering into the Consent Order, the employment agreements were last renewed in March 2012 and have not been renewed since the receipt of the Consent Order. Accordingly, the employment agreements will expire pursuant to their terms on March 1, 2015.

But for the fact that Ben Franklin Bank has been designated in troubled condition by its primary federal regulator, certain events resulting in Mr. Sjogren or Mr. Miller’s termination or resignation would entitle the executive to payments of severance benefits under the employment agreements following an event of termination. An event of termination includes (i) the involuntary termination of the executive’s employment for reasons other than for cause, disability, death or retirement; (ii) the executive’s resignation during the term of the agreement following (a) a failure to appoint or reappoint the executive to his executive position, or if the executive is also a director for the bank, the failure to nominate or re-nominate the executive as a director, (b) a material change in executive’s functions, duties or responsibilities which cause executive’s position to become one of lesser responsibility, importance or scope, (c) relocation of executive’s principal place of employment by more than 45 miles from its location at the effective date of the agreement, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is employer-wide reduction in pay or benefits, (e) the liquidation or dissolution of Ben Franklin Bank, or (f) a material breach of the employment agreement by Ben Franklin Bank; or (iii) the executive’s involuntary termination or resignation as a result of any event described in subparagraph (ii) above (except for a liquidation or dissolution of Ben Franklin Bank) following a change in control (as change in control is defined in the employment agreements) of Ben Franklin Bank or Old Ben Franklin before the conversion and New Ben Franklin after the conversion. Upon an event of termination other than a change in control, the executive would be entitled to a severance payment equal to (i) the earned but unpaid salary as of the date of termination of employment, (ii) the benefits to which he would be entitled as a former employee under the employee benefit plans and programs maintained for the benefit Ben Franklin Bank’s officers and employees; (iii) the remaining base salary and bonus that the executive would have earned under the agreement if the executive had continued employment through the end of the term of the agreement and had earned the maximum bonus or incentive award in each calendar year that ends during the remaining term of the agreement, plus the value of the amount that would have been contributed to any employee benefit plan for the benefit of the executive during the remaining period of the agreement. Any payment will be paid in the form of a single cash lump distribution within 30 days following the executive’s date of termination (but note that Internal Revenue Code Section 409A may require that the payment will be made on the first day of the seventh month following the executive’s date of termination if the executive is a “specified employee” under Internal Revenue Service rules). In addition, the executive would be entitled, at no expense to the executive, to the continuation of non-taxable medical coverage for the remaining period of the agreement. In the event of a change in control of Ben Franklin Bank or Old Ben Franklin, as defined in the agreements, for the purposes of calculating benefits under the above agreements, the remaining term of the agreements should be deemed to be 36 months.

Notwithstanding the above, any severance payments (including payments made in the event of a change in control) to which the executive would be entitled, to the extent necessary to comply with OCC regulations, shall not exceed three times his average annual compensation over the most recent five taxable years. In addition, in the event payments to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements with Ben Franklin Bank would be reduced in order to avoid this result.

In the event of the executive’s death, his estate or beneficiaries will be paid the executive’s base salary for one year from the executive’s death. If the executive becomes disabled, he will be entitled to receive benefits under any disability program sponsored by Ben Franklin Bank. Neither of these payments or benefits are prohibited by the Federal Deposit Insurance Corporation golden parachute regulations. Upon retirement at age 65 or such later date determined by the board, the executive will receive only those benefits to which he is entitled under any retirement plan of Ben Franklin Bank to which he is a party.

Upon termination of the executive’s employment other than in connection with a change in control, disability, or as result of the expiration of the agreement’s term following a notice of non-renewal, the executive may not compete with Ben Franklin Bank for a period of one year following termination of employment in any town, city, or county in which there is currently a branch of Ben Franklin Bank, or in which Ben Franklin Bank has filed an application for regulatory approval to establish an office.

Employee Stock Ownership Plan. Ben Franklin Bank maintains an employee stock ownership plan. Employees who are at least 21 years old, who have at least one year of employment with Ben Franklin Bank are eligible to participate. In 2006, the employee stock ownership plan borrowed funds from Old Ben Franklin and used those funds to purchase 77,763 shares of common stock for the plan. The loan is being repaid principally from discretionary contributions by Ben Franklin Bank to the employee stock ownership plan over a period of not more than 15 years. Collateral for the loan is the common stock purchased by the employee stock ownership plan. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants’ accounts as the loan is repaid.

Shares released from the suspense account are allocated among participants’ accounts on the basis of their compensation earned in the year of allocation compared to the total compensation earned by all active participants. Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service. Participants’ interest in their accounts under the plan also fully vest in the event of termination of service due to the participants’ normal retirement, death, disability, upon a change in control (as defined in the plan), or due to the participant’s death or disability while performing qualified military service. Vested benefits will be payable generally upon the participants’ termination of service with Ben Franklin Bank, and will be paid in the form of Old Ben Franklin common stock before the conversion and New Ben Franklin after the conversion, or to the extent participants’ accounts contain cash, benefits will be paid in cash. However, participants have the right to elect to receive their benefits entirely in the form of common stock.

In connection with the conversion and offering, the employee stock ownership plan intends to acquire a loan from New Ben Franklin to purchase up to 7% of the shares of New Ben Franklin common stock sold in the offering. The loan is expected to have a term of 20 years and bear an adjustable rate of interest, initially set at the prime rate at the time of the offering.

Outstanding Equity Awards Table. Set forth below is certain information regarding outstanding equity awards for our Named Executive Officers at December 31, 2013.

Our stockholders approved the equity incentive plan at our 2008 special meeting of stockholders. The purpose of the plan is to provide our officers, employees and directors with additional incentives to promote our growth and performance.

Outstanding Equity Awards at Fiscal Year-End For the Year Ended December 31, 2013
Name	Option awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date
C. Steven Sjogren, President and Chief Executive Officer, Old Ben Franklin and President, Ben Franklin Bank	24,000	—	—	9.36	4/17/2018

Glen A. Miller, Vice President and Chief Financial Officer Old Ben Franklin and Ben Franklin Bank	17,000	—	—	9.36	4/17/2018

Robin L. Jenkins, Senior Vice President and Chief Lending Officer Old Ben Franklin and Ben Franklin Bank	11,000	—	—	9.36	4/17/2018

The plan authorizes the issuance of up to 136,085 shares of our common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 38,881 shares may be issued as restricted stock awards, and no more than 97,204 shares may be issued pursuant to the exercise of stock options and stock appreciation rights. At June 30, 2014, 4,405 shares remain in the plan to be issued as restricted stock and 10,464 shares remain in the plan to be issued as stock options and stock appreciation rights. Employees, directors and advisory directors of Old Ben Franklin before the conversion and New Ben Franklin after the conversion or its subsidiaries are eligible to receive awards under the plan.

Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards as follows.

Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the plan means the final sales price of our shares of common stock as reported on the Over-The-Counter Bulletin Board on the date the option is granted. In no event will the term of the stock options expire after 10 years from the date of grant of the award.

Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive a payment in our common stock of an amount equal to the excess of the fair market value of a specified number of shares of our common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement. Stock appreciation rights will not be granted unless we solely settle the stock appreciation right in common stock and there is no further ability to defer the income received on the exercise of the stock appreciation right. In no event will the term of the stock appreciation rights expire after 10 years from the date of grant of the award.

Restricted Stock Awards. Restricted stock awards under the plan will be granted only in whole shares of common stock.

Unless the committee administering the plan determines otherwise, no award under the plan will vest at an overall rate in excess of 20% per year beginning from the date of grant of the award; however, in the event of an award recipient’s death, disability or involuntary termination of service following a change in control, all unvested awards granted to such person will fully vest.

Compensation of Directors

The following table sets forth the compensation paid to directors, excluding Mr. Sjogren, during the year ended December 31, 2013. The compensation payable to Mr. Sjogren, who is also a Named Executive Officer, appears in the Summary Compensation Table set forth above.

Director Compensation Table For the Year Ended December 31, 2013
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)(2)		Total ($)
Robert E. DeCelles	$10,050	—	—	—		$10,050
Bernadine V. Dziedzic	$8,400	—	—	$59,605	(3)	$68,005
James M. Reninger	$11,350	—	—	—		$11,350
Nicholas J. Raino	$11,500	—	—	—		$11,500

(1)	Each of Messrs. DeCelles, Reninger and Raino has 4,860 stock options that are exercisable. Ms. Dziedzic has 6,300 stock options that are fully exercisable. Each director’s stock options will expire on April 17, 2018 if not exercised.
(2)	No director received perquisites or personal benefits that exceeded $10,000.
(3)	Ms. Dziedzic is also an employee. The amount in this column represents base salary of $58,720 and an allocation under the employee stock ownership plan of $885 for the year ended December 31, 2013.

Ben Franklin Bank pays each director a fee of $700 for each meeting attended and a fee of $125 for each committee meeting attended. Fees for the chairman of the audit committee and for all other committee chairman are $300 and $200, respectively, for each meeting. Old Ben Franklin does not pay any meeting or committee fees. Employee directors do not receive fees for committee meetings attended but do receive fees for board meetings attended.

Benefits to be Considered Following Completion of the Conversion

Following the stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion, the number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plan would be limited to 10% and 4%, respectively, of the shares sold in the stock offering (unless the Bank’s tangible capital is less than 10% upon completion of the offering in which case awards of restricted stock will be limited to 3% of the shares sold in the Offering). We currently intend to adopt a stock-based benefit plan that would reserve for the exercise of stock options and the grant of stock awards a number of shares equal to 10% and 3%, respectively, of the shares sold in the stock offering.

The stock-based benefit plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval of a majority of the votes eligible to be cast by stockholders. If the stock-based benefit plan is established more than one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast. The following additional restrictions would apply to our stock-based benefit plan if the plan is adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless Ben Franklin Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Ben Franklin Bank or New Ben Franklin; and

•	our executive officers or directors must exercise or forfeit their options in the event that Ben Franklin Bank or New Ben Franklin becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present the stock-based benefit plan for stockholder approval prior to or more than 12 months after the completion of the conversion. In the event federal regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under the stock-based benefit plan will be based in part on the price of New Ben Franklin’s common stock at the time the shares are awarded. The stock-based benefit plan is subject to stockholder approval, and cannot be implemented until at least six months after the offering. The following table presents the total value (rounded to the nearest thousand) of all shares of restricted stock that would be available for issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	10,791 Shares Awarded at Minimum of Offering Range	12,693 Shares Awarded at Midpoint of Offering Range	14,598 Shares Awarded at Maximum of Offering Range	16,788 Shares Awarded at Adjusted Maximum of Offering Range

$8.00	$86,000	$102,000	$117,000	$134,000
$10.00	108,000	127,000	146,000	168,000
$12.00	129,000	152,000	175,000	201,000
$14.00	151,000	178,000	204,000	235,000

The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of New Ben Franklin at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value (rounded to the nearest thousand) of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	35,893 Options at Minimum of Offering Range	42,333 Options at Midpoint of Offering Range	48,683 Options at Maximum of Offering Range	55,985 Options at Adjusted Maximum of Offering Range

$8.00	$1.75	$63,000	$74,000	$85,000	$98,000
$10.00	$2.19	79,000	93,000	107,000	123,000
$12.00	$2.63	94,000	111,000	128,000	147,000
$14.00	$3.07	110,000	130,000	149,000	172,000

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 17.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Old Ben Franklin held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of October 31, 2014. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown and has not pledged any shares of common stock as security for a loan.

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of All Common Stock Outstanding

Directors:
C. Steven Sjogren	74,690	(1)	3.78%
Robert E. DeCelles	19,304	(2)		*
Bernadine V. Dziedzic	20,633	(3)	1.05
Nicholas J. Raino	17,804	(4)		*
James M. Reninger	19,275	(5)		*
David R. Stafseth	—			*
Mary Beth Poronsky Stull	—			*

Executive Officers Other Than Directors:
Robin L. Jenkins	28,466	(6)	1.44
Glen A. Miller	30,615	(7)	1.55
Steven D. Olson	—			*
Angie Plesiotis	22,686	(8)	1.15

All directors and executive officers as a group (9 persons)	233,473		11.83%

Ben Franklin Financial, MHC 830 East Kensington Road Arlington Heights, Illinois 60004	1,091,062		55.95%

Ben Franklin Financial, MHC and all directors and executive officers as a group	1,324,535		63.73%

*	less than 1%
(1)	Includes 24,000 options that are exercisable within 60 days of October 31, 2014, and 5,524 shares allocated under the ESOP.
(2)	Includes 4,860 options that are exercisable within 60 days October 31, 2014.
(3)	Includes 6,300 options that are exercisable within 60 days October 31, 2014, and 1,833 shares allocated under the ESOP.
(4)	Includes 4,860 options that are exercisable within 60 days October 31, 2014.
(5)	Includes 4,860 options that are exercisable within 60 days October 31, 2014.
(6)	Includes 11,000 options that are exercisable within 60 days October 31, 2014, and 4,179 allocated under the ESOP.
(7)	Includes 17,000 options that are exercisable within 60 days October 31, 2014, and 3,815 shares allocated under the ESOP.
(8)	Includes 9,000 options that are exercisable within 60 days October 31, 2014, and 3,024 shares allocated under the ESOP.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New Ben Franklin’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Old Ben Franklin common stock as of October 31, 2014;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.” Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

	Number of Exchange Shares to Be Held (2)	Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held at Minimum of Offering Range (3)
Name of Beneficial Owner		Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
C. Steven Sjogren	24,513	10,000	$100,000	34,513	5.31%
Robert E. DeCelles	6,336	—	—	6,336		*
Bernadine V. Dziedzic	6,772	1,500	15,000	8,272	1.28
Robin L. Jenkins	9,343	1,000	10,000	10,343	1.60
Glen A. Miller	10,048	500	5,000	10,548	1.63
Steven D. Olson	—	5,000	50,000	5,000		*
Angie Plesiotis	7,446	—	—	7,446	1.15
Nicholas J. Raino	5,843	7,500	75,000	13,343	2.07
James M. Reninger	6,326	1,000	10,000	7,326	1.14
David R. Stafseth	—	1,500	15,000	1,500		*
Mary Beth Poronsky Stull	—	—	—	—		*

Total for Directors and Executive Officers	76,626	28,000	$280,000	104,626	15.64%

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.3282 at the minimum of the offering range.
(3)	At the adjusted maximum of the offering range, directors and executive officers would own 147,235 shares, or 14.18% of our outstanding shares of common stock.

THE CONVERSION AND OFFERING

The boards of directors of Old Ben Franklin and Ben Franklin Financial, MHC have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the members of Ben Franklin Financial, MHC (depositors of Ben Franklin Bank) and the stockholders of Old Ben Franklin. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Federal Reserve Board has conditionally approved the application that includes the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by the Federal Reserve Board.

General

The boards of directors of Old Ben Franklin and Ben Franklin Financial, MHC adopted the plan of conversion and reorganization on September 8, 2014. Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. Ben Franklin Financial, MHC, the mutual holding company parent of Old Ben Franklin, will be merged into Old Ben Franklin. Old Ben Franklin, which owns 100% of Ben Franklin Bank, will be merged into a new Maryland corporation named Ben Franklin Financial, Inc. As part of the conversion, the ownership interest of Ben Franklin Financial, MHC in Old Ben Franklin will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of Ben Franklin Bank will be owned by New Ben Franklin, and all of the outstanding common stock of New Ben Franklin will be owned by public stockholders. Ben Franklin Financial, MHC and Old Ben Franklin will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion and reorganization, at the completion of the conversion and offering, each share of Old Ben Franklin common stock owned by persons other than Ben Franklin Financial, MHC will be converted automatically into the right to receive new shares of New Ben Franklin common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Old Ben Franklin for new shares of New Ben Franklin, the public stockholders will own the same aggregate percentage of shares of common stock of New Ben Franklin that they owned in Old Ben Franklin immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares.

We intend to retain between $236,000 and $1.2 million of the net proceeds of the offering and to invest between $2.0 million and $2.9 million of the net proceeds in Ben Franklin Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan, supplemental eligible account holders and other members. In addition, we may offer common stock for sale in a community offering to members of the general public, with preference given in the following order:

(i)	Natural persons (including trusts of natural persons) residing in Cook County, Illinois; and

(ii)	Old Ben Franklin’s public stockholders as of October 31, 2014.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as or after the subscription offering commences and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated offering with Sterne, Agee & Leach, Inc. serving as sole book-running manager. See “—Syndicated Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of New Ben Franklin. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of Ben Franklin Bank. The plan of conversion and reorganization is also filed as an exhibit to Ben Franklin Financial, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

•	Enhance our regulatory capital position. A strong capital position is essential to achieving our long-term objective of building stockholder value. While Ben Franklin Bank currently meets the individual minimum capital requirements of the Consent Order with the OCC, the proceeds from the offering will further strengthen our capital position and support our strategic growth plan. Minimum regulatory capital requirements will also increase in the future under recently adopted regulations, and compliance with these new requirements will be essential to the continued implementation of our business strategy.

•	Support the future growth contemplated by our business strategy. As a result of regulatory capital concerns, including the increased capital requirements under the Consent Order, the Bank has significantly decreased the size of its balance sheet over the last few years, including the size of its loan portfolio. The decrease in loans, and increased level of non-performing loans, as well as the increase in the balance of our lower yielding cash equivalents, has negatively impacted our net interest income. The proceeds from the offering will strengthen our capital position and enable us to support the increased lending contemplated by our business strategy. See “—Business Strategy” above.

•	Transition us to a more familiar and flexible organizational structure. The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings. In addition, although we are not permitted to consider a transaction that would result in a change in control for a period of three years following the conversion, we believe that the stock holding company structure could be attractive to merger partners.

•	Eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, which has resulted in changes in regulations applicable to Ben Franklin Financial, MHC and Old Ben Franklin. The conversion will eliminate the risk that the Federal Reserve Board will amend existing regulations applicable to the conversion process in a manner disadvantageous to our public stockholders or depositors.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of Ben Franklin Financial, MHC is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of Ben Franklin Financial, MHC will also be approving the merger of Ben Franklin Financial, MHC into Old Ben Franklin. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Old Ben Franklin and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Old Ben Franklin held by the public stockholders of Old Ben Franklin (stockholders other than Ben Franklin Financial, MHC) also are required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Federal Reserve Board, which has approved the application that includes the plan of conversion and reorganization.

Share Exchange Ratio for Public Stockholders

Federal regulations provide that in a conversion of a mutual holding company to stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Federal Reserve Board that the basis for the exchange is fair and reasonable. At the completion of the conversion, each publicly held share of Old Ben Franklin common stock will be converted automatically into the right to receive a number of shares of New Ben Franklin common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New Ben Franklin after the conversion as they held in Old Ben Franklin immediately prior to the conversion, exclusive of their purchase of shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, adjusted to reflect certain assets held by Ben Franklin Financial, MHC. The exchange ratio will not depend on the market value of Old Ben Franklin common stock. The exchange ratio will be based on the percentage of Old Ben Franklin common stock held by the public, the assets held by Ben Franklin Financial, MHC, the independent valuation of New Ben Franklin prepared by Keller and Company, Inc., and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.3282 of an exchange share for each publicly held share of Old Ben Franklin at the minimum of the offering range to 0.5107 exchange shares for each publicly held share of Old Ben Franklin at the adjusted maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of New Ben Franklin as of August 15, 2014, assuming public stockholders of Old Ben Franklin own 44.0% of Old Ben Franklin common stock and Ben Franklin Financial, MHC has net assets of $52,000 immediately prior to the completion of the conversion. The table also shows how many shares of New Ben Franklin a hypothetical owner of Old Ben Franklin common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of New Ben Franklin to be Issued for Shares of Old Ben Franklin		Total Shares of Common Stock to be Issued in Exchange and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share (2)	Shares to be Received for 100 Existing Shares (3)
	Amount	Percent	Amount	Percent

Minimum	359,829	56.1%	281,921	43.9%	641,750	0.3282	$3.28	$5.74	32
Midpoint	423,329	56.1%	331,672	43.9%	755,001	0.3862	3.86	6.04	38
Maximum	486,828	56.1%	381,422	43.9%	868,250	0.4441	4.44	6.33	44
Adjusted Maximum	559,852	56.1%	438,636	43.9%	998,488	0.5107	5.11	6.66	51

(1)	Represents the value of shares of New Ben Franklin common stock to be received in the conversion by a holder of one share of Old Ben Franklin, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Old Ben Franklin common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of New Ben Franklin common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Exchange of Old Ben Franklin Public Stockholders’ Shares

The conversion of outstanding publicly held shares of Old Ben Franklin common stock into the right to receive shares of New Ben Franklin common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our transfer agent will send a transmittal form to each public stockholder of Old Ben Franklin who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Old Ben Franklin common stock in exchange for New Ben Franklin common stock. A statement reflecting your ownership of New Ben Franklin common stock will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your Old Ben Franklin stock certificate(s). New Ben Franklin will not issue stock certificates. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged within their accounts automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of New Ben Franklin common stock will be issued to any public stockholder of Old Ben Franklin when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the transfer agent of the transmittal forms and the surrendered Old Ben Franklin stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of a fractional share in your brokerage account.

You should not forward your stock certificate(s) until you have received a transmittal form, which will include forwarding instructions. After the conversion, stockholders will not receive shares of New Ben Franklin common stock and will not be paid dividends on the shares of New Ben Franklin common stock until certificates representing shares of Old Ben Franklin common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Old Ben Franklin common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New Ben Franklin common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Old Ben Franklin common stock has been lost, stolen or destroyed, the stockholder will be required to submit necessary forms to our transfer agent and to purchase a bond from a surety company at the stockholder’s expense.

All shares of New Ben Franklin common stock that we issue in exchange for existing shares of Old Ben Franklin common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. The conversion will not affect the normal business of Ben Franklin Bank of accepting deposits and making loans. Ben Franklin Bank will continue to be a federally chartered savings bank and will continue to be regulated by the OCC. After the conversion, Ben Franklin Bank will continue to offer existing services to depositors, borrowers and other customers. The directors serving Old Ben Franklin at the time of the conversion will be the directors of New Ben Franklin after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of Ben Franklin Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Ben Franklin Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors of Ben Franklin Bank are members of, and have voting rights in, Ben Franklin Financial, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors will cease to be members of Ben Franklin Financial, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in Ben Franklin Bank will be vested in New Ben Franklin as the sole stockholder of Ben Franklin Bank. The stockholders of New Ben Franklin will possess exclusive voting rights with respect to New Ben Franklin common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of tax advisor with regard to the state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Ben Franklin Financial, MHC, Old Ben Franklin, the public stockholders of Old Ben Franklin (except for cash paid for fractional shares), members of Ben Franklin Financial, MHC, Eligible Account Holders, Supplemental Eligible Account Holders, or Ben Franklin Bank. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Ben Franklin Bank has both a deposit account in Ben Franklin Bank and a pro rata ownership interest in the net worth of Ben Franklin Financial, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest of members may be realized in the event of a complete liquidation of Ben Franklin Financial, MHC and Ben Franklin Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account obtains a pro rata ownership interest in Ben Franklin Financial, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Ben Franklin Financial, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable value in the unlikely event that Ben Franklin Financial, MHC and Ben Franklin Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Ben Franklin Financial, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in liquidation accounts maintained by New Ben Franklin and Ben Franklin Bank in an aggregate amount equal to (i) Ben Franklin Financial, MHC’s ownership interest in Old Ben Franklin’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Ben Franklin Financial, MHC as of the date of the latest statement of financial condition of Ben Franklin Financial, MHC prior to the consummation of the conversion (excluding its ownership of Old Ben Franklin). New Ben Franklin and Ben Franklin Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Ben Franklin Bank after the conversion. The liquidation accounts would be distributed to Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts in Ben Franklin Bank only in the event of a liquidation of (a) New Ben Franklin and Ben Franklin Bank or (b) Ben Franklin Bank. The liquidation account in Ben Franklin Bank would be used only in the event that New Ben Franklin does not have sufficient assets to fund its obligations under its liquidation account. The total obligation of New Ben Franklin and Ben Franklin Bank under their liquidation accounts will never exceed the dollar amount of New Ben Franklin’s liquidation account as adjusted from time to time pursuant to the plan of conversion and federal regulations. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Keller and Company, Inc. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, Keller and Company, Inc. will receive a fee of $35,000, as well as payment for reimbursable expenses not to exceed $1,500 and an additional $3,000 for each valuation update, as necessary. We have paid Keller and Company, Inc. no other fees during the previous three years. We have agreed to indemnify Keller and Company, Inc. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from Keller and Company, Inc.’s bad faith or negligence.

The independent valuation was prepared by Keller and Company, Inc. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Old Ben Franklin. Keller and Company, Inc. also considered the following factors, among others:

•	the present results and financial condition of Old Ben Franklin and the projected results and financial condition of New Ben Franklin;

•	the economic and demographic conditions in Old Ben Franklin’s existing market area;

•	certain historical, financial and other information relating to Old Ben Franklin;

•	a comparative evaluation of the operating and financial characteristics of Old Ben Franklin with those of other similarly situated publicly traded savings institutions located in the Midwest of the United States;

•	the effect of the conversion and offering on New Ben Franklin’s stockholders’ equity and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan holding companies that Keller and Company, Inc. also considered comparable to New Ben Franklin under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded savings institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for New Ben Franklin also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal considered three primary methodologies: (i) the pro forma price-to-book value approach applied to both the reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach, recognizing that the price-to-earnings approach was not meaningful due to Old Ben Franklin’s losses. The market value ratios applied in the two remaining methodologies were based on the current market valuations of the peer group companies. Keller and Company, Inc. placed the greatest emphasis on the price-to-book approach in estimating pro forma market value. Keller and Company, Inc. considered the pro forma price-to-assets approach to be less meaningful in preparing the appraisal.

In applying each of the valuation methods, Keller and Company, Inc. considered adjustments to the pro forma market value based on a comparison of New Ben Franklin with the peer group. Keller and Company, Inc. made upward adjustments for the market area.

Included in Keller and Company, Inc.’s independent valuation were certain assumptions as to the pro forma earnings of New Ben Franklin after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 1.12% and purchases in the open market of 3% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of August 15, 2014, the estimated pro forma market value of New Ben Franklin was $7,550,000. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $6,417,500 and a maximum of $8,682,500. The board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The aggregate offering price of the shares will be equal to the valuation range multiplied by the adjusted percentage of Old Ben Franklin common stock owned by Ben Franklin Financial, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Old Ben Franklin common stock owned by Ben Franklin Financial, MHC and the $10.00 price per share, the minimum of the offering range is 359,829 shares, the midpoint of the offering range is 423,329 shares and the maximum of the offering range is 486,828 shares.

The board of directors of New Ben Franklin reviewed the independent valuation and, in particular, considered the following:

•	Old Ben Franklin’s financial condition and results of operations;

•	a comparison of financial performance ratios of Old Ben Franklin to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Old Ben Franklin common stock.

All of these factors are recognized in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Keller and Company, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Federal Reserve Board, if required, as a result of subsequent developments in the financial condition of Old Ben Franklin or Ben Franklin Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of New Ben Franklin to less than $6,417,500 or more than $9,984,875, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New Ben Franklin’s registration statement.

The following table presents a summary of selected pricing ratios for New Ben Franklin (on a pro forma basis) and the peer group companies used by Keller & Company, Inc., our independent appraiser, in its appraisal. These ratios are based on Old Ben Franklin’s book value and tangible book value as of and for the twelve months ended June 30, 2014 and the latest date for which complete financial data were publicly available for the peer group as of August 15, 2014, the date of the appraisal. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 22.6% on a price-to-book value basis and a discount of 22.06% on a price-to-tangible book value basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Old Ben Franklin’s common stock. The closing price of the common stock was $2.55 per share on August 15, 2014, the effective date of the appraisal, and $2.60 per share on September 5, 2014, the last trading day immediately preceding the announcement of the conversion.

	Price-to-earnings multiple	Price-to-book value ratio	Price-to-tangible book value ratio
New Ben Franklin (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	NM	76.63%	76.63%
Maximum	NM	70.18%	70.18%
Midpoint	NM	63.98%	63.98%
Minimum	NM	57.15%	57.15%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	25.04x	81.91%	89.30%
Medians	22.51x	82.47%	89.73%

NM Not meaningful.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Keller and Company, Inc. did not independently verify our consolidated financial statements and other information that we provided to them, nor did Keller and Company, Inc. independently value our assets or liabilities. The independent valuation considers Ben Franklin Bank as a going concern and should not be considered as an indication of the liquidation value of Ben Franklin Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $9,984,875, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 559,852 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 559,852 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $9,984,875 and a corresponding increase in the offering range to more than 559,852 shares, or a decrease in the minimum of the valuation range to less than $6,417,500 and a corresponding decrease in the offering range to fewer than 359,829 shares, then we will cancel stock orders, promptly return with interest at [interest rate]% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations. After consulting with the Federal Reserve Board, we may terminate the plan of conversion and reorganization. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Federal Reserve Board in order to complete the offering. In the event that we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond             , which is two years after the special meeting of members to vote on the conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest, New Ben Franklin’s pro forma earnings and stockholders’ equity on a per share basis and pro forma earnings on an aggregate basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest, New Ben Franklin’s pro forma earnings and stockholders’ equity on a per share basis and pro forma earnings on an aggregate basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of Keller and Company, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the maximum, minimum and overall purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of Ben Franklin Bank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on June 30, 2013 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of our common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on June 30, 2013. In the event of an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Old Ben Franklin or who are associates of such persons, will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding June 30, 2013.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including our employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 7% of the shares of common stock sold in the offering. We reserve the right to have our employee stock ownership plan purchase more than 7% of the stock sold in the offering to the extent necessary to complete the offering at the minimum of the offering range. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to fill all or a portion of its intended subscription by purchasing shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each depositor of Ben Franklin Bank with a Qualifying Deposit at the close of business on September 30, 2014 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.

If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at September 30, 2014. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of Ben Franklin Bank as of the close of business on October 31, 2014 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

Expiration Date. The subscription offering will expire at 12:00 noon, Central Time, on December 17, 2014, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible accountholder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond             , which is two years after the special meeting of members to vote on the plan of conversion and reorganization. New Ben Franklin is not required to give subscribers notice of any such extension unless such period extends beyond January 31, 2015, in which event we will resolicit subscribers, as described under “—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion and reorganization in a community offering. Shares will be offered in the community offering with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in Cook County, Illinois;

(ii)	Old Ben Franklin’s public stockholders as of October 31, 2014; and

(iii)	Members of the general public.

Subscribers in the community offering may purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in Cook County, Illinois, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription instead occurs due to the orders of public stockholders of Old Ben Franklin or to members of the general public, the allocation procedures described above will apply to the stock orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling in Cook County, Illinois, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering, if commenced, may begin at the same time as or after the subscription offering commences, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the termination of the subscription offering, unless extended. New Ben Franklin may decide to extend the community offering for any reason and is not required to give subscribers notice of any such extension unless such period extends beyond January 31, 2015, in which event we will resolicit subscribers, as described under “—Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.”

Syndicated Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated offering is held, Sterne, Agee & Leach, Inc. will serve as sole book-running manager. In the event that shares of common stock are sold in a syndicated offering, we will pay fees of 6.0% of the aggregate amount of common stock sold in the syndicated offering to the sole book-running manager and any other broker-dealers included in the syndicated offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to New Ben Franklin or its agents for the payment of the purchase price of the shares ordered), except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Ben Franklin Bank or wire transfers). See “—Procedure for Purchasing Shares in Subscription and Community Offerings.” If the closing of the offering does not occur, either as a result of not confirming receipt of $3,598,290 in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the offering, the funds will be promptly returned.

If for any reason we cannot effect a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares. The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Execution of Orders

We will not execute orders until at least the minimum number of shares of common stock have been subscribed for or otherwise sold in the offering. If the minimum number of shares have not been subscribed for or sold by January 31, 2015, unless such period is extended with the consent of the Federal Reserve Board, stock orders will be cancelled, all funds received will be returned promptly to the subscribers with interest, for funds received in the subscription and community offerings and all deposit account withdrawal authorizations will be cancelled. If an extension beyond January 31, 2015 is granted, we will notify subscribers of the extension of time and subscribers will have the right to confirm, modify or rescind their subscriptions. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s stock order will be rescinded and all funds received from such subscriber will be returned promptly with interest and any withdrawal authorization will be cancelled.

Additional Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock;

(ii)	Tax qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $250,000 (25,000 shares) of common stock in all categories of the offering combined;

(iv)	Stockholders of Old Ben Franklin are subject to an ownership limitation. As previously described, stockholders of Old Ben Franklin as of the effective date of the conversion will receive shares of New Ben Franklin common stock in exchange for their existing shares of Old Ben Franklin common stock. Subject to the individual purchase limit and the in concert purchase limit set forth in clause (iii) above, the maximum number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Old Ben Franklin common stock, may not exceed 9.9% of the shares of common stock of New Ben Franklin to be issued and outstanding at the completion of the conversion. However, if, based on a stockholder’s current ownership level, the stockholder will own more than 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion, the stockholder will not need to divest any of his or her shares, but would not be permitted to purchase shares in the offering; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Ben Franklin Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 34% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with the approval of the Federal Reserve Board and without further approval of members of Ben Franklin Financial, MHC, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99% with the approval of the Federal Reserve Board, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering. Requests to purchase additional shares of common stock in the event that the purchase limitation is so increased will be determined by the boards of directors of New Ben Franklin and Ben Franklin Financial, MHC in their sole discretion.

In the event of an increase in the offering range of up to 559,852 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

(i)	to fill the subscriptions of our tax-qualified employee benefit plans, specifically the employee stock ownership plan, for up to 10% of the total number of shares of common stock issued in the offering;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in Cook County, Illinois, then to Old Ben Franklin public stockholders as of October 31, 2014, and then to members of the general public.

The term “associate” of a person means:

(i)	any corporation or organization, other than Old Ben Franklin, Ben Franklin Bank or a majority-owned subsidiary of Ben Franklin Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Old Ben Franklin or Ben Franklin Bank.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying accounts registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New Ben Franklin or Ben Franklin Bank and except as described below. Any purchases made by any associate of New Ben Franklin or Ben Franklin Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New Ben Franklin.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Sterne, Agee & Leach, Inc., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sterne, Agee & Leach, Inc. will assist us on a best efforts basis in the subscription and community offerings by:

(i)	acting as our financial advisor for the conversion and offering;

(ii)	providing administrative services and managing the Stock Information Center;

(iii)	educating our employees regarding the stock offering;

(iv)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(v)	soliciting orders for shares of common stock.

For these services, Sterne, Agee & Leach, Inc. will receive a success fee of $225,000. Included in the success fee is a management fee of $25,000, of which $12,500 was paid upon the signing of the engagement letter and $12,500 was paid upon the filing of New Ben Franklin’s registration statement with the Securities and Exchange Commission.

Syndicated Offering. In the event that Sterne, Agee & Leach, Inc. sells shares of common stock through a group of broker-dealers in a syndicated offering, they will be paid a fee equal to 6.0% of the dollar amount of total shares sold in the syndicated offering. From this fee Sterne, Agee & Leach, Inc. will pass onto selected broker-dealers, if any, who assist in the syndicated offering an amount competitive with gross underwriting discounts. Sterne, Agee & Leach, Inc. will serve as sole book-running manager. All fees payable with respect to a syndicated offering will be in addition to fees payable with respect to the subscription and community offerings. Sterne, Agee & Leach, Inc.’s success fee and fee for shares sold in the syndicated offering combined will not exceed 6.0% of the aggregate purchase price of shares sold for the subscription, direct community and syndicated offerings, excluding shares purchased by Ben Franklin Bank’s ESOP and shares purchased by Ben Franklin Bank’s directors, officers and employees or their associates.

Expenses. Sterne, Agee & Leach, Inc. also will be reimbursed for allocable expenses in an amount not to exceed $5,000 and attorney’s fees and expenses not to exceed $75,000. The expenses may be increased by mutual consent of Sterne, Agee & Leach, Inc. and New Ben Franklin and Old Ben Franklin, including in the event of a material delay in the offering which would require an update of the financial information in the prospectus to a period later than the original filing. Under such circumstances, Sterne, Agee & Leach, Inc. may be reimbursed for additional allowable expenses up to $30,000, inclusive of its attorney’s fees and expenses.

Records Management

We have also engaged Sterne, Agee & Leach, Inc. as records management agent in connection with the conversion and the subscription and community offerings. In its role as records management agent, Sterne, Agee & Leach, Inc., will assist us in the offering in the:

•	consolidation of deposit accounts and vote calculation;

•	preparation of information for stock order forms and proxy cards;

•	interfacing with our financial printer;

•	recording stock order information; and

•	tabulating member proxy votes.

For these services, Sterne, Agee & Leach, Inc. will receive a fee of $35,000, of which $5,000 has already been paid. Additional fees may be negotiated if significant work is required due to unexpected circumstances, which will not exceed $10,000.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Ben Franklin Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sterne, Agee & Leach, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Lock-up Agreements

We, and each of our directors and executive officers have agreed, subject to certain exceptions, that during the period beginning on the date of this prospectus and ending 180 days after the closing of the offering, without the prior written consent of Sterne, Agee & Leach, Inc., we will not, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Old Ben Franklin or New Ben Franklin stock or any securities convertible into or exchangeable or exercisable for Old Ben Franklin or New Ben Franklin stock, whether owned on the date of this prospectus or acquired after the date of this prospectus or with respect to which we or any of our directors or executive officers has or after the date of this prospectus acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Old Ben Franklin or New Ben Franklin stock, whether any such swap or transaction is to be settled by delivery of stock or other securities, in cash or otherwise. In the event that either (1) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the restricted period and ends on the last day of the restricted period, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions described above will continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the earnings release is issued or the material news or event related to us occurs.

Procedure for Purchasing Shares in Subscription and Community Offerings

Expiration Date. The subscription offering and community offering, if commenced, will expire at 12:00 noon, Central Time, on December 17, 2014, unless we extend one or both for up to 45 days, with the approval of the Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to subscribers in the offering. Any extension of the subscription or community offerings beyond January 31, 2015 would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order, promptly return your funds with interest from the date your payment is processed for funds received in the subscription and community offerings or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds received for the purchase of stock in the subscription and community offerings will be returned promptly, with interest at [interest rate]% per annum. We will then resolicit subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel stock orders, cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at [interest rate]% per annum from the date your payment is processed, as described above.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 12:00 noon, Central Time, on December 17, 2014. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment in one of three ways: by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form, or by hand-delivery to Ben Franklin Bank’s executive office, located at 830 East Kensington Road, Arlington Heights, Illinois 60004. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our branch office. Please do not mail stock order forms to Ben Franklin Bank.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Ben Franklin Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to Ben Franklin Financial, Inc.; or

(ii)	authorization of withdrawal of available funds from the types of Ben Franklin Bank deposit accounts designated on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Ben Franklin Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty and the remaining balance will earn interest at the current savings account rate subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Ben Franklin Bank and will earn interest at [interest rate]% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash, wire transfers, Ben Franklin Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to Ben Franklin Financial, Inc.). You may not designate on your stock order form direct withdrawal from a Ben Franklin Bank retirement account. See “—Using Retirement Account Funds.” Additionally, you may not designate a direct withdrawal from Ben Franklin Bank accounts with check-writing privileges. Please provide a check instead. If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your account. If permitted by the Federal Reserve Board, in the event we resolicit large subscribers, as described above in “—Additional Limitations on Common Stock Purchases,” those purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers may be allowed.

Once your executed stock order form is received, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by January 31, 2015. In such event, unless an extension is granted by the Federal Reserve Board, stock orders will be cancelled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly, with interest at [interest rate]% per annum. Additionally, all deposit account withdrawal authorizations will be cancelled. If an extension is granted, we will resolicit subscribers for a specified period of time, as described under “—Execution of Orders.”

Regulations prohibit Ben Franklin Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New Ben Franklin to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Retirement Account Funds. If you are interested in using funds in your individual retirement account, or IRA, or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, Ben Franklin Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a Ben Franklin Bank IRA or other retirement account, then, prior to placing a stock order, the funds you wish to use for the purchase of common stock will have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee and/or fees to establish the account may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Ben Franklin Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the December 17, 2014 offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock in the Subscription and Community Offerings. Stock certificates will not be issued (except to directors and executive officers, whose ability to sell their shares of common stock is restricted by federal securities and banking laws). Instead, all shares of common stock sold in the subscription and community offerings will be issued in book-entry form through the Direct Registration System (“DRS”), which allows each investor’s shares to be maintained on the books of our transfer agent. Shortly after the conversion is completed, our transfer agent will issue DRS statements to investors, reflecting their stock ownership. Statements will be sent by first class mail to the stock registration address noted by the investor on the stock order form. Though investors will not possess a stock certificate, they will retain all stockholder rights, including the ability to sell shares. Although the shares of common stock will have begun trading, brokerage firms may require that you have received your statement prior to selling your shares. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm. If you are currently a stockholder of Old Ben Franklin, see “—Exchange of Old Ben Franklin Public Stockholders’ Shares.”

Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion and reorganization reside in such state;

(ii)	the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Regulations of the Federal Reserve Board prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. On the stock order form, you should not add the name(s) of others for joint registration who do not have subscription rights or who qualify only in a lower purchase priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering in your priority of eligibility. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The toll-free phone number is (866) 678-3763. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that Ben Franklin Financial, MHC is liquidated prior to the conversion, all claims of creditors of Ben Franklin Financial, MHC would be paid first. Thereafter, if there were any assets of Ben Franklin Financial, MHC remaining, these assets would first be distributed to certain depositors of Ben Franklin Bank under such depositors’ liquidation rights. The amount received by such depositors would be equal to their pro rata interest in the remaining value of Ben Franklin Financial, MHC after claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion. The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a liquidation account by New Ben Franklin for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Ben Franklin Financial, MHC’s ownership interest in Old Ben Franklin’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Ben Franklin Financial, MHC as of the date of the latest statement of financial condition of Ben Franklin Financial, MHC prior to the consummation of the conversion (excluding its ownership of Old Ben Franklin). The plan of conversion also provides for the establishment of a parallel liquidation account in Ben Franklin Bank to support the New Ben Franklin liquidation account in the event New Ben Franklin does not have sufficient assets to fund its obligations under the New Ben Franklin liquidation account.

In the unlikely event that Ben Franklin Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in New Ben Franklin (discussed below), a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Ben Franklin Bank or New Ben Franklin above that amount.

The liquidation account established by New Ben Franklin is designed to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in Ben Franklin Financial, MHC) in the event of a complete liquidation of New Ben Franklin and Ben Franklin Bank or a liquidation solely of Ben Franklin Bank. Specifically, in the unlikely event that either (i) Ben Franklin Bank or (ii) New Ben Franklin and Ben Franklin Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of June 30, 2013 and September 30, 2014 of their interests in the liquidation account maintained by New Ben Franklin. Also, in a complete liquidation of both entities, or of Ben Franklin Bank only, when New Ben Franklin has insufficient assets (other than the stock of Ben Franklin Bank) to fund the liquidation account distribution due to Eligible Account Holders and Supplemental Eligible Account Holders and Ben Franklin Bank has positive net worth, Ben Franklin Bank shall immediately make a distribution to fund New Ben Franklin’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New Ben Franklin as adjusted from time to time pursuant to the plan of conversion and federal regulations. If New Ben Franklin is completely liquidated or sold apart from a sale or liquidation of Ben Franklin Bank, then the New Ben Franklin liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Ben Franklin Bank liquidation account, subject to the same rights and terms as the New Ben Franklin liquidation account.

Pursuant to the plan of conversion and reorganization, after two years from the date of conversion, New Ben Franklin may upon the prior written approval of the Federal Reserve Board and will upon the written request of the Federal Reserve Board, transfer the liquidation account and the depositors’ interests in such account to Ben Franklin Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Ben Franklin Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New Ben Franklin or Ben Franklin Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Ben Franklin Bank on June 30, 2013 or September 30, 2014 equal to the proportion that the balance of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s deposit account on June 30, 2013 and September 30, 2014, respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders in Ben Franklin Bank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2013 or September 30, 2014, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment from any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of conversion to Ben Franklin Financial, MHC, Old Ben Franklin, Ben Franklin Bank, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of Ben Franklin Financial, MHC. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New Ben Franklin or Ben Franklin Bank would prevail in a judicial proceeding.

Ben Franklin Financial, MHC, Old Ben Franklin, Ben Franklin Bank and New Ben Franklin have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which include the following:

1.	The merger of Ben Franklin Financial, MHC with and into Old Ben Franklin will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Ben Franklin Financial, MHC for liquidation interests in Old Ben Franklin will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	Neither Ben Franklin Financial, MHC, Old Ben Franklin, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Ben Franklin Financial, MHC to Old Ben Franklin in constructive exchange for liquidation interests in Old Ben Franklin.

4.	The basis of the assets of Ben Franklin Financial, MHC and the holding period of such assets to be received by Old Ben Franklin will be the same as the basis and holding period of such assets in Ben Franklin Financial, MHC immediately before the exchange.

5.	The merger of Old Ben Franklin with and into New Ben Franklin will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal

Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Old Ben Franklin nor New Ben Franklin will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Old Ben Franklin and the holding period of such assets to be received by New Ben Franklin will be the same as the basis and holding period of such assets in Old Ben Franklin immediately before the exchange.

7.	Current stockholders of Old Ben Franklin will not recognize any gain or loss upon their exchange of Old Ben Franklin common stock for New Ben Franklin common stock.

8.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Old Ben Franklin for interests in the liquidation account in New Ben Franklin.

9.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Old Ben Franklin for interests in the liquidation account established in New Ben Franklin will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.	Each stockholder’s aggregate basis in shares of New Ben Franklin common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Old Ben Franklin common stock surrendered in the exchange.

11.	Each stockholder’s holding period in his or her New Ben Franklin common stock received in the exchange will include the period during which the Old Ben Franklin common stock surrendered was held, provided that the Old Ben Franklin common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.	Cash received by any current stockholder of Old Ben Franklin in lieu of a fractional share interest in shares of New Ben Franklin common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New Ben Franklin common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New Ben Franklin common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of New Ben Franklin common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of Ben Franklin Bank supporting the payment of the New Ben Franklin liquidation account in the event New Ben Franklin lacks sufficient net assets, is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Ben Franklin Bank liquidation account as of the effective date of the merger of Old Ben Franklin with and into New Ben Franklin.

15.	It is more likely than not that the basis of the shares of New Ben Franklin common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New Ben Franklin common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by New Ben Franklin on the receipt of money in exchange for New Ben Franklin common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Ben Franklin Financial, MHC, Old Ben Franklin, Ben Franklin Bank, New Ben Franklin and persons receiving subscription rights and stockholders of Old Ben Franklin. With respect to items 13 and 15 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that Keller and Company, Inc. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Ben Franklin Bank are reduced; and (iv) the Ben Franklin Bank liquidation account payment obligation arises only if New Ben Franklin lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from Keller and Company, Inc. stating its belief that the benefit provided by the Ben Franklin Bank liquidation account supporting the payment of the liquidation account in the event New Ben Franklin lacks sufficient net assets, does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the Ben Franklin Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Crowe Horwath LLP that the Illinois state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to New Ben Franklin’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of Ben Franklin Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. For restricted shares, our transfer agent will be given notice of restrictions on transfer, and instructions will be issued to the effect that any transfer within this time period of record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New Ben Franklin also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Federal regulations prohibit New Ben Franklin from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with Federal Reserve Board approval) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by financial institution holding companies.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF OLD BEN FRANKLIN

General. As a result of the conversion, existing stockholders of Old Ben Franklin will become stockholders of New Ben Franklin. There are differences in the rights of stockholders of Old Ben Franklin and stockholders of New Ben Franklin caused by differences between federal and Maryland law and regulations and differences in Old Ben Franklin’s federal stock charter and bylaws and New Ben Franklin’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of New Ben Franklin’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Old Ben Franklin consists of 20,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of serial preferred stock.

The authorized capital stock of New Ben Franklin consists of 30,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Under the Maryland General Corporation Law and New Ben Franklin’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Old Ben Franklin.

Old Ben Franklin’s charter and New Ben Franklin’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, Ben Franklin Financial, MHC is required to own not less than a majority of the outstanding shares of Old Ben Franklin common stock. Ben Franklin Financial, MHC will no longer exist following completion of the conversion and New Ben Franklin will be 100% owned by public stockholders.

New Ben Franklin’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Old Ben Franklin’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by New Ben Franklin stockholders in order to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither Old Ben Franklin’s stock charter or bylaws nor New Ben Franklin’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends. Old Ben Franklin’s ability to pay dividends depends, to a large extent, upon Ben Franklin Bank’s ability to pay dividends to Old Ben Franklin, which is restricted by federal regulations and by federal income tax considerations related to federally-chartered savings associations.

The same restrictions will apply to Ben Franklin Bank’s payment of dividends to New Ben Franklin. In addition, Maryland law generally provides that New Ben Franklin is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.

Board of Directors. Old Ben Franklin’s bylaws and New Ben Franklin’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Old Ben Franklin’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Old Ben Franklin to fill vacancies may only serve until the next election of directors by stockholders. Under New Ben Franklin’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, even if the remaining directors do not constitute a quorum, and any director so chosen shall hold office for the remainder of the term of the class of directors to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of Old Ben Franklin do not limit the personal liability of directors or officers.

New Ben Franklin’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New Ben Franklin or its stockholders for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New Ben Franklin.

Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Federal Reserve Board regulations, Old Ben Franklin will indemnify its directors, officers and employees for any reasonable costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Old Ben Franklin or its stockholders. Old Ben Franklin also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification, provided that the director or officer sign an agreement to repay the advance on expenses should he or she later be determined to not be entitled to indemnification. Before making any indemnification payment, Old Ben Franklin is required to notify the Federal Reserve Board of its intention, and such payment cannot be made if the Federal Reserve Board objects to such payment.

The articles of incorporation of New Ben Franklin provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law. Maryland law allows New Ben Franklin to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New Ben Franklin. No such indemnification may be given if the acts or omissions of the person are adjudged to be either in bad faith or the result of active and deliberate dishonesty and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, if such person personally received an improper benefit to which he or she was not entitled, or, in the case of a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Old Ben Franklin’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting. New Ben Franklin’s bylaws provide that special meetings of stockholders may be called by the president, the chairperson, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Old Ben Franklin’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Old Ben Franklin at least five days before the date of any such meeting.

New Ben Franklin’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New Ben Franklin at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Management believes that it is in the best interest of New Ben Franklin and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting. Neither the bylaws of Old Ben Franklin nor New Ben Franklin provide for action to be taken by stockholders without a meeting. However, under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Old Ben Franklin, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. New Ben Franklin’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. This provision of New Ben Franklin’s articles of incorporation does not apply if the acquisition of the amount in excess of 10% was previously approved by the unaffiliated directors of New Ben Franklin. Old Ben Franklin’s charter does not contain voting limits based on stock ownership.

In addition, federal regulations provide that for a period of three years following the date of the completion of the offering, no person, acting individually or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New Ben Franklin’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of New Ben Franklin’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between New Ben Franklin and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of New Ben Franklin’s voting stock after the date on which New Ben Franklin had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New Ben Franklin at any time after the date on which New Ben Franklin had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New Ben Franklin. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between New Ben Franklin and an interested stockholder generally must be recommended by the board of directors of New Ben Franklin and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New Ben Franklin, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New Ben Franklin other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if New Ben Franklin’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving federal mid-tier stock holding companies.

Mergers, Consolidations and Sales of Assets. Under New Ben Franklin’s articles of incorporation, a merger or consolidation of New Ben Franklin requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of New Ben Franklin.

Under Maryland law, a sale of all or substantially all of New Ben Franklin’s assets other than in the ordinary course of business, or a voluntary dissolution of New Ben Franklin, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies.

Evaluation of Offers. The articles of incorporation of New Ben Franklin provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New Ben Franklin (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Ben Franklin and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon New Ben Franklin’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New Ben Franklin and its subsidiaries and on the communities in which New Ben Franklin and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New Ben Franklin;

•	whether a more favorable price could be obtained for New Ben Franklin’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New Ben Franklin and its subsidiaries;

•	the future value of the stock or any other securities of New Ben Franklin or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of New Ben Franklin to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Old Ben Franklin’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. The Maryland General Corporation Law provides dissenters’ rights (Title 3 Subtitle 2) that will be applicable to New Ben Franklin stockholders following the conversion for future applicable transactions. The following discussion is intended as a brief summary of the material provisions of Maryland corporate procedures that a New Ben Franklin stockholder must follow in order to exercise dissenters’ rights under Maryland Law. This summary is not, however, a complete statement of all applicable requirements and is qualified in its entirety by reference to 3-201 to 3-213 of the Maryland General Corporation Law.

The Maryland General Corporation Law generally provides that a stockholder of a Maryland corporation that engages in a merger, consolidation, share exchange or amends its charter in a way that alters contract rights shall have the right to demand from such corporation payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. A stockholder generally must file a written objection at or before the stockholder meeting at which the transaction is to be considered and must vote against the proposed transaction. A dissenting stockholder then must make a written demand to the successor corporation for the appraisal within 20 days after the State Department of Assessments and Taxation has accepted the articles of merger for the record stating the number and class of shares for which the stockholder demands payment. The successor corporation will notify each objecting stockholder in writing of the date such articles were accepted for filing and may offer, to each dissenting stockholder, to purchase their dissenting shares at a specified price along with other corporate information. A dissenting stockholder may choose to accept this offer as the fair value of the shares held, or alternatively, a dissenting stockholder or the successor corporation may petition a court of equity for the determination of the fair value of the shares within 50 days from the acceptance of the articles of merger filed with the State Department of Assessments and Taxation.

Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies.

Amendment of Governing Instruments. No amendment of Old Ben Franklin’s stock charter may be made unless it is first proposed by the board of directors then approved or preapproved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to Old Ben Franklin’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Old Ben Franklin at any legal meeting.

New Ben Franklin’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by stockholders;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New Ben Franklin;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by New Ben Franklin;

(xi)	The limitation of liability of officers and directors to New Ben Franklin for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)	The advance notice requirements for stockholder proposals and nominations; and

(xiv)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF NEW BEN FRANKLIN

Although the board of directors of New Ben Franklin is not aware of any effort that might be made to obtain control of New Ben Franklin after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of New Ben Franklin’s articles of incorporation to protect the interests of New Ben Franklin and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Ben Franklin Bank, New Ben Franklin or New Ben Franklin’s stockholders.

The following discussion is a general summary of the material provisions of Maryland law, New Ben Franklin’s articles of incorporation and bylaws, Ben Franklin Bank’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. New Ben Franklin’s articles of incorporation and bylaws are included as part of Ben Franklin Financial, MHC’s application for conversion filed with the Federal Reserve Board and New Ben Franklin’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of New Ben Franklin

Maryland law, as well as New Ben Franklin’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of New Ben Franklin more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of Ben Franklin Bank and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, the chairman, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”).

Authorized but Unissued Shares. After the conversion, New Ben Franklin will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of New Ben Franklin Following the Conversion.” The articles of incorporation authorize 30,000,000 shares of common stock and 1,000,000 shares of serial preferred stock. New Ben Franklin is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of New Ben Franklin that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New Ben Franklin. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Old Ben Franklin—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New Ben Franklin’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of New Ben Franklin in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New Ben Franklin and an “interested stockholder.” See “Comparison of Stockholder Rights for Existing Stockholders of Old Ben Franklin Financial, Inc.—Mergers, Consolidations and Sales of Assets” above.

Evaluation of Offers. The articles of incorporation of New Ben Franklin provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New Ben Franklin (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Ben Franklin and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Old Ben Franklin Financial, Inc.—Evaluation of Offers” above.

Purpose and Anti-Takeover Effects of New Ben Franklin’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of New Ben Franklin and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of New Ben Franklin and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of New Ben Franklin and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New Ben Franklin and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of New Ben Franklin’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Charter of Ben Franklin Bank

Ben Franklin Bank’s charter will provide that for a period of five years from the closing of the conversion and offering, no person other than New Ben Franklin may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Ben Franklin Bank. This provision does not apply to any tax-qualified employee benefit plan of Ben Franklin Bank or New Ben Franklin or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of New Ben Franklin or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Ben Franklin Bank. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on behalf of the converting institution or its holding company, for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured savings association or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a savings association without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New Ben Franklin, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

DESCRIPTION OF CAPITAL STOCK OF NEW BEN FRANKLIN FOLLOWING THE CONVERSION

General

New Ben Franklin is authorized to issue 30,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. New Ben Franklin currently expects to issue in the offering and exchange up to 868,250 shares of common stock, subject to adjustment up to 998,488 shares. New Ben Franklin will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. New Ben Franklin can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if New Ben Franklin were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution; provided, however, that even if New Ben Franklin’s assets are less than the amount necessary to satisfy the requirement set forth in (ii) above, New Ben Franklin may make a distribution from: (A) New Ben Franklin’s net earnings for the fiscal year in which the distribution is made; (B) New Ben Franklin’s net earnings for the preceding fiscal year; or (C) the sum of New Ben Franklin’s net earnings for the preceding eight fiscal quarters. The holders of common stock of New Ben Franklin will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If New Ben Franklin issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. The payment of dividends by New Ben Franklin is also subject to limitations that are imposed by federal law, regulation and policy. The Federal Reserve Board has issued a policy statement proving that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with the its capital needs and overall financial condition. Further, New Ben Franklin will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New Ben Franklin in connection with the conversion.

The holders of common stock of New Ben Franklin will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If New Ben Franklin issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the conversion, the holders of common stock of New Ben Franklin will have exclusive voting rights in New Ben Franklin. They will elect New Ben Franklin’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of New Ben Franklin’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If New Ben Franklin issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a federal stock savings bank, control of Ben Franklin Bank is vested in its board of directors, who elect the officers of Ben Franklin Bank and who fill any vacancies on the board of directors. Voting rights of Ben

Franklin Bank are vested exclusively in the owners of the shares of capital stock of Ben Franklin Bank, which will be New Ben Franklin, and voted at the direction of New Ben Franklin’s board of directors. Consequently, the holders of the common stock of New Ben Franklin will not have direct control of Ben Franklin Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Ben Franklin Bank, New Ben Franklin, as the holder of 100% of Ben Franklin Bank’s capital stock, would be entitled to receive all assets of Ben Franklin Bank available for distribution, after payment or provision for payment of all debts and liabilities of Ben Franklin Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of New Ben Franklin, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New Ben Franklin available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of New Ben Franklin will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of New Ben Franklin’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for New Ben Franklin’s common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

EXPERTS

The consolidated financial statements of Ben Franklin Financial, Inc. as of December 31, 2013 and 2012, and for the years then ended have been included herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, which are included herein and upon the authority of said firm as experts in accounting and auditing.

Keller and Company, Inc. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to New Ben Franklin, Ben Franklin Financial, MHC, Old Ben Franklin and Ben Franklin Bank, issued to New Ben Franklin its opinions regarding the legality of the common stock and the federal income tax consequences of the conversion. Crowe Horwath LLP has provided an opinion to us regarding the Illinois state income tax consequences of the conversion. Certain legal matters will be passed upon for Sterne, Agee & Leach, Inc. by Vedder Price P.C., Chicago, Illinois.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New Ben Franklin has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New Ben Franklin. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Ben Franklin Financial, MHC has filed with the Board of Governors of the Federal Reserve System an Application on Form AC with respect to the conversion, and New Ben Franklin has filed with the Board of Governors of the Federal Reserve System an Application H-(e)1 with respect to its acquisition of Ben Franklin Bank. This prospectus omits certain information contained in those applications. To obtain a copy of the applications filed with the Board of Governors of the Federal Reserve System, you may contact Colette A. Fried, Assistant Vice President, of the Federal Reserve Bank of Chicago, at (312) 322-5322. The Plan of Conversion and Reorganization is available, upon request, at each of Ben Franklin Bank’s offices.

In connection with the offering, New Ben Franklin will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, New Ben Franklin and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, and the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion and reorganization, New Ben Franklin has undertaken that it will not terminate such registration for a period of at least three years following the offering.

BEN FRANKLIN FINANCIAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014, December 31, 2013, and December 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ben Franklin Financial, Inc.

Arlington Heights, Illinois

We have audited the accompanying consolidated statements of financial condition of Ben Franklin Financial, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ben Franklin Financial, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the financial statements, Ben Franklin Bank of Illinois (“Bank”), the wholly owned subsidiary of Ben Franklin Financial, Inc. (“Company”) is operating under a Consent Order and has incurred losses during 2013 and 2012 due to asset quality issues and a decline in net interest income. These factors have reduced the Bank’s equity, earnings capacity, and regulatory capital ratios, and as a result, the Bank’s regulator has imposed higher capital requirements and limitations on certain operations beginning on March 31, 2013. Management has described its plan to improve the Bank’s equity, earnings capacity and regulatory capital ratios in Note 2 to the financial statements. Non-compliance with the Consent Order could lead to further adverse regulatory action. Our opinion is not modified with respect to this matter.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois

September 10, 2014

BEN FRANKLIN FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands except per share amounts)

	June 30,	December 31,
	2014	2013	2012
	(Unaudited)
ASSETS
Cash and due from banks	$937	$1,019	$1,161
Interest-earning deposit accounts and federal funds sold	19,483	18,941	11,075

Cash and cash equivalents	20,420	19,960	12,236
Securities available-for-sale at fair value	4,821	2,904	3,232
Loans receivable, net (allowance for loan losses: 2014 - $1,294 (Unaudited); 2013 - $1,302; 2012 - $2,095)	64,044	70,560	81,429
Federal Home Loan Bank stock	921	921	921
Premises and equipment, net	602	636	721
Repossessed assets	965	1,088	1,652
Accrued interest receivable	196	230	302
Other assets	125	62	289

Total assets	$92,094	$96,361	$100,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Demand deposits - non-interest-bearing	$2,558	$2,749	$2,871
Demand deposits - interest-bearing	9,252	9,465	8,717
Savings deposits	10,108	9,534	8,302
Money market deposits	14,839	15,989	16,524
Certificates of deposit	45,219	48,007	52,993

Total deposits	81,976	85,744	89,407
Advances from borrowers for taxes and insurance	598	579	488
Other liabilities	333	342	355
Common stock in ESOP subject to contingent purchase obligation	87	79	50

Total liabilities	82,994	86,744	90,300
Stockholders’ equity
Preferred stock, no par value; 1,000,000 authorized shares; no shares issued and outstanding (2014 (Unaudited), 2013 and 2012)	—	—	—
Common stock, par value $0.01 per share; authorized 20,000,000 shares; issued and outstanding, net of treasury shares, (2014 (Unaudited), 2013, and 2012 - 1,949,956 shares)	20	20	20
Additional paid-in-capital	8,250	8,269	8,278
Treasury stock, at cost (2014 (Unaudited), 2013, 2012 - 68,270 shares)	(462)	(462)	(462)
Retained earnings	1,748	2,271	3,098
Unearned Employee Stock Ownership Plan (ESOP) shares	(380)	(406)	(456)
Accumulated other comprehensive income	11	4	54
Reclassification of ESOP shares	(87)	(79)	(50)

Total equity	9,100	9,617	10,482

Total liabilities and stockholders’ equity	$92,094	$96,361	$100,782

See accompanying notes to financial statements

BEN FRANKLIN FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share amounts)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Interest income
Loans	$1,625	$2,001	$3,796	$4,343
Securities	31	30	60	97
Federal funds sold and interest-earning deposit accounts	16	11	26	9

	1,672	2,042	3,882	4,449
Interest expense
Deposits
Demand-interest-bearing	3	5	9	11
Savings	7	7	14	12
Money market	12	25	44	76
Certificates of deposit	209	256	492	604

	231	293	559	703

Net interest income	1,441	1,749	3,323	3,746
Provision for loan losses	—	—	565	1,903

Net interest income after provision for loan losses	1,441	1,749	2,758	1,843
Non-interest income
Service fees	48	48	107	152
Gain (loss) on sale of repossessed assets, net	(7)	64	75	(74)
Other	34	3	22	12

	75	115	204	90
Non-interest expense
Compensation and employee benefits	897	882	1,716	1,580
Occupancy and equipment	297	292	590	585
Data processing	172	150	313	285
Professional fees	168	228	384	365
FDIC insurance premiums	102	115	219	138
Repossessed assets expense, net	164	50	160	755
Other	243	185	375	332

	2,043	1,902	3,757	4,040

Loss before income taxes	(527)	(38)	(795)	(2,107)
Income tax provision (benefit)	(4)	25	32	13

Net loss	$(523)	$(63)	$(827)	$(2,120)

Weighted average common shares outstanding	1,910,547	1,905,505	1,906,871	1,901,809
Loss per common share, basic and diluted	$(0.27)	$(0.03)	$(0.43)	$(1.11)

See accompanying notes to financial statements

BEN FRANKLIN FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Dollars in thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Net loss	$(523)	$(63)	$(827)	$(2,120)
Other comprehensive income (loss)
Unrealized holding gains (losses) arising during the period	11	(64)	(82)	(35)
Tax effect	4	(25)	(32)	(13)

Net of tax	7	(39)	(50)	(22)

Comprehensive loss	$(516)	$(102)	$(877)	$(2,142)

See accompanying notes to financial statements

BEN FRANKLIN FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands)

	Common Stock	Additional Paid-In Capital	Treasury Stock	Retained Earnings	Unearned ESOP Shares	Accumulated Other Comprehensive Income	Amount Reclassified on ESOP Shares	Total
Balance at January 1, 2012	$20	$8,217	$(462)	$5,218	$(507)	$76	$(26)	$12,536
Net loss	—	—	—	(2,120)	—	—	—	(2,120)
Other comprehensive loss	—	—	—	—	—	(22)	—	(22)
Earned ESOP shares and other stock-based compensation	—	61	—	—	51	—	—	112
Reclassification due to change in fair value of common stock in ESOP subject to contingent repurchase obligation	—	—	—	—	—	—	(24)	(24)

Balance at December 31, 2012	20	8,278	(462)	3,098	(456)	54	(50)	10,482
Net loss	—	—	—	(827)	—	—	—	(827)
Other comprehensive loss	—	—	—	—	—	(50)	—	(50)
Earned ESOP shares and other stock-based compensation	—	(9)	—	—	50	—	—	41
Reclassification due to change in fair value of common stock in ESOP subject to contingent repurchase obligation	—	—	—	—	—	—	(29)	(29)

Balance at December 31, 2013	$20	$8,269	$(462)	$2,271	$(406)	$4	$(79)	$9,617

See accompanying notes to financial statements

BEN FRANKLIN FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Continued)

(Dollars in thousands)

	Common Stock	Additional Paid-In Capital	Treasury Stock	Retained Earnings	Unearned ESOP Shares	Accumulated Other Comprehensive Income	Amount Reclassified on ESOP Shares	Total
Balance at January 1, 2014	$20	$8,269	$(462)	$2,271	$(406)	$4	$(79)	$9,617
Net loss (Unaudited)	—	—	—	(523)	—	—	—	(523)
Other comprehensive income (Unaudited)	—	—	—	—	—	7	—	7
Earned ESOP shares and other stock-based compensation (Unaudited)	—	(19)	—	—	26	—	—	7
Reclassification due to change in fair value of common stock in ESOP subject to contingent repurchase obligation (Unaudited)	—	—	—	—	—	—	(8)	(8)

Balance at June 30, 2014 (Unaudited)	$20	$8,250	$(462)	$1,748	$(380)	$11	$(87)	$9,100

Balance at January 1, 2013	$20	$8,278	$(462)	$3,098	$(456)	$54	$(50)	$10,482
Net loss (Unaudited)	—	—	—	(63)	—	—	—	(63)
Other comprehensive loss (Unaudited)	—	—	—	—	—	(39)	—	(39)
Earned ESOP shares and other stock-based compensation (Unaudited)	—	10	—	—	25	—	—	35
Reclassification due to change in fair value of common stock in ESOP subject to contingent repurchase obligation (Unaudited)	—	—	—	—	—	—	(15)	(15)

Balance at June 30, 2013 (Unaudited)	$20	$8,288	$(462)	$3,035	$(431)	$15	$(65)	$10,400

See accompanying notes to financial statements

BEN FRANKLIN FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(523)	$(63)	$(827)	$(2,120)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation	59	60	117	132
ESOP and other stock-based compensation	7	35	41	112
Amortization of premiums and discounts	—	3	5	6
Provision for loan losses	—	—	565	1,903
Gain (loss) on sale of repossessed assets, net	7	(64)	(75)	74
Write down of repossessed assets	122	—	102	439
Deferred income taxes	(4)	25	32	13
Changes in:
Deferred loan costs	16	14	34	(52)
Accrued interest receivable	34	32	72	16
Other assets	(62)	186	226	152
Other liabilities	(8)	(39)	37	45

Net cash from operating activities	(352)	189	329	720
Cash flows from investing activities
Principal repayments on mortgage-backed securities	93	147	246	348
Purchase of securities available-for-sale	(2,000)	(1,000)	(1,000)	(1,000)
Call of securities available-for-sale	—	1,000	1,000	3,000
Proceeds from the sale of loans held for investment	—	—	—	187
Proceeds from the sale of Federal Home Loan Bank stock	—	—	—	416
Net decrease in loans	6,433	6,381	9,714	183
Sales of other assets	60	805	1,039	979
Expenditures to improve repossessed assets	—	—	—	(83)
Expenditures for premises and equipment	(25)	(9)	(32)	(47)

Net cash from investing activities	4,561	7,324	10,967	3,983
Cash flows from financing activities
Net decrease in deposits	(3,768)	(1,289)	(3,663)	(3,154)
Net change in advances from borrowers for taxes and insurance	19	(29)	91	(84)

Net cash from financing activities	(3,749)	(1,318)	(3,572)	(3,238)

Net change in cash and cash equivalents	460	6,195	7,724	1,465
Cash and cash equivalents at beginning of period	19,960	12,236	12,236	10,771

Cash and cash equivalents at end of period	$20,420	$18,431	$19,960	$12,236

Supplemental disclosures of cash flow information
Interest paid	$230	$292	$559	$703
Transfers from loans to repossessed assets	67	—	552	639

See accompanying notes to financial statements

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Ben Franklin Financial, Inc. (“the Company”) and its wholly owned subsidiary Ben Franklin Bank of Illinois (“the Bank”). All significant intercompany transactions and balances are eliminated in consolidation.

The Company was organized on October 18, 2006 and is a majority-owned subsidiary of Ben Franklin Financial, MHC (“the MHC”). The financial statements do not include the transactions and balances of the MHC.

The Bank provides a full line of financial services to customers in the Cook County, Illinois area. Ben Franklin Bank of Illinois grants residential, commercial and consumer loans, substantially all of which are secured by specific items of collateral, including residences and consumer assets. The Bank is a federally chartered stock savings bank and a member of the Federal Home Loan Bank (“FHLB”) system. The Bank maintains insurance on deposit accounts with the Deposit Insurance Fund (“DIF”) of the Federal Deposit Insurance Corporation.

Basis of Presentation: The accounting and reporting policies of the Company conform to generally accepted accounting principles in the United States of America. The Company’s June 30, 2014 (Unaudited) and 2013 (Unaudited) financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of its financial position and results of operations for the periods presented. All such adjustments are of a normal and recurring nature. The interim operating results presented in these financial statements are not necessarily indicative of operating results for the full year.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period, and future results could differ. The allowance for loan losses, valuation allowance for deferred tax assets, carrying value of repossessed assets, value of ESOP shares subject to contingent repurchase obligation, and fair values of financial instruments are particularly subject to change and the effect of the change could be material to the financial statements.

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions with maturities of fewer than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, and interest bearing deposits in other financial institutions.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available-for-sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive loss, net of deferred income tax. Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific-identification method.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of purchase premiums and discounts, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on first mortgage, home equity lines of credit and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Automobile and consumer loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to nonaccrual status in accordance with the Company’s policy, typically after 90 days of non-payment.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

First mortgage and commercial loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as home equity lines of credit, automobile, and consumer loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent two years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following two portfolio segments have been identified: first mortgage loans and commercial, consumer and other loans. The first mortgage portfolio segment is comprised of the following classes: one-to-four family, multifamily, commercial real estate, land, and construction. The commercial, consumer, and other portfolio segment is comprised of the following classes: home equity lines of credit, commercial, automobile, and other consumer loans.

The Company considers loan performance and collateral values in assessing risk in the loan portfolio. The primary risk factors for each loan segment are:

•	First mortgage loans are affected by the local residential real estate market, the local economy, and movement in interest rates. The multi-family real estate class is affected by the local economy and real estate market. The commercial real estate loan class is dependent on the industries tied to these loans as well as the local commercial real estate market. First mortgage loans are secured by the real estate and appraisals are obtained to support the loan amount. The Company evaluates the borrower’s repayment ability through a review of cash flows, credit scores, debt services ratios, and debt-to-income ratios.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

•	Commercial, consumer, and other loans are dependent on the local economy and the strength of the related borrowers and for commercial loans, the success of their business. Consumer loans are generally secured by business and consumer assets, but may be unsecured. The Company evaluates the borrower’s repayment ability through a review of credit scores, cash flows, and debt-to-income ratios.

Concentration of Credit Risk: Most of the Company’s business activity is with customers located within Cook County and the surrounding collar counties. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in these areas.

Financial instruments that potentially subject the Bank to concentrations of credit risk include deposit accounts in other financial institutions. At June 30, 2014 (Unaudited), the Bank had non-interest bearing deposits amount to $763 with Bankers Bank and interest bearing deposits of $19,236 with the Federal Reserve Bank. At December 31, 2013 and 2012, the Bank had non-interest-bearing deposits amounting to $770 and $856 with Bankers Bank and interest bearing deposits of $18,633 and $6,709 with the Federal Reserve Bank.

FHLB Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowing and other factors, and may invest in additional amounts. FHLB stock is carried at cost and classified as a restricted security. Because the stock is viewed as a long-term investment, impairment is based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Buildings are depreciated using the straight-line method with useful lives of approximately 30 years.

Leasehold improvements are amortized on a straight-line basis over the estimated useful lives of the improvements or the remaining term of the leases, whichever is shorter. Furniture and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 7 years. The cost and accumulated depreciation of assets retired or sold are eliminated from the financial statements, and the gain or loss on disposition is credited or charged to operations when incurred.

Repossessed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Employee Stock Ownership Plan: The cost of shares issued to the employee stock ownership plan (“ESOP”) but not yet allocated to participants is presented in the consolidated statement of financial condition as a reduction of stockholders’ equity. Compensation expense is recorded based on the fair value of the shares as they are committed to be released for allocation to participant accounts. Because participants may require the Company to purchase their ESOP shares upon termination of their employment, the appraised fair value of all earned and allocated ESOP shares is reclassified from stockholders’ equity.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. No stock options or awards were granted during the six months ended June 30, 2014 (Unaudited), the year ended December 31, 2013, or the year ended December 31, 2012.

Income Taxes: The provision for income taxes is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. A valuation allowance was established for our deferred tax asset based on our evaluation of our ability to realize the net deferred tax asset.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. The Company has not identified any material unrecognized tax benefits. The Company does not expect the total amount of unrecognized tax benefit to significantly change in the next twelve months. The Company recognizes interest related to income tax matters as interest expense and penalties related to tax matters as other expense. The Company did not have any amounts accrued for interest and penalties at June 30, 2014 (Unaudited), December 31, 2013, or December 31, 2012.

Earnings Per Share: Basic earnings per common share is net loss divided by the weighted average number of common shares outstanding during the period, including allocated and committed-to-be released ESOP shares. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options using the treasury stock method. Because of the Company’s net loss for the six months ended June 30, 2014 (Unaudited), year ended December 31, 2013, and year ended December 31, 2012, all stock options were excluded from the computation of diluted loss per share as they were considered anti-dilutive.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an option or an agreement to repurchase them before their maturity.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as unused lines of credit, commitments to make loans, and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss before considering customer collateral or ability to repay. Credit losses associated with off-balance-sheet commitments are reflected as a liability and are based on estimated collateral values, economic conditions, and other factors. Such financial instruments are recorded when they are funded. Loan commitment fees received for a commitment to originate or purchase a loan are deferred and, if the commitment is exercised, recognized over the life of the loan as an adjustment of yield or, if the commitment expires unexercised, recognized in income upon expiration of the commitment.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income (Loss): Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available-for-sale net of deferred income tax, which are also recognized as separate components of stockholders’ equity.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to stockholders. Additionally, the Bank is prohibited under the Consent Order (see Note 2) to pay dividends without prior approval of the regulators.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Operating Segments: While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Operating segments are aggregated into one, as operating results for all segments are similar. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Recently Issued But Not Yet Effective Accounting Standards: In July 2014, in an effort to foster additional consistency in recognizing revenue the FASB issued accounting standards update 2014-09 Revenue from Contracts with Customers. The main provisions of the update require the identification of performance obligations within a contract and require the recognition of revenue based on a stand-alone allocation of contract revenue to each performance obligation. Performance obligations may be satisfied and revenue recognized over a period of time if 1) The customer simultaneously receives and consumes the benefits provided by the entity’s performance as the entity performs, or 2) The entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced, or 3)The entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date. For public entities, the amendments of the update are effective for interim and annual reporting periods beginning after December 15, 2016. Management is evaluating the impact of this update on the Company’s financial position, results of operations or cash flows.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 2 - RECENT LOSSES AND MANAGEMENT’S PLANS

The Company incurred net losses of $523 during the six months ended June 30, 2014 (Unaudited), $827 during the year ended December 31, 2013 and $2,120 during the year ended December 31, 2012. The losses are largely a result of asset quality issues and our declining net interest income. Despite these losses, the Bank’s total capital to risk-based capital ratio and Tier 1 leverage capital to average assets ratio was 14.8% and 9.2% at December 31, 2013. Due to our financial condition over the past several years, the Bank entered into a Consent Order (“Order”) with the Office of the Comptroller of the Currency (“OCC”) on December 19, 2012. The Order outlines areas of weakness that the Bank must improve related to asset quality including valuations, classifications, monitoring, concentrations, and allowance for loan losses; capital and strategic planning; liquidity management; consumer compliance; and management and board structure along with time frames for completion. The Order mandated that the Bank maintain a total risk-based capital ratio of at least 13% and a Tier 1 leverage ratio of at least 9% beginning on March 31, 2013. At June 30, 2014 (Unaudited) and December 31, 2013, the Bank was in compliance with the required minimum ratios.

Management has initiated specific plans to reduce credit risk and improve the Bank’s regulatory capital ratios. The Company contributed $1.3 million to the Bank during 2013 to meet the Bank’s capital requirements during the year. The Company has $357 and $396 of cash at June 30, 2014 (Unaudited) and December 31, 2013. The Company is in the process of a public offering of common stock. The proceeds of the public stock offering will be used to contribute additional capital to the Bank. If the Bank is unable to meet the capital requirements and other requirements of the Order, the OCC may institute other corrective measures and has enforcement powers to impose additional restrictions on the Bank’s operations, including seizure. Although management believes that it will successfully maintain the required capital ratios, there can be no assurance that they will be able to do so, nor that they will be able to comply fully with the provisions of the Order. Only the OCC has the ability to determine whether or not the provisions of the Order have been met.

NOTE 3 - SECURITIES AVAILABLE-FOR-SALE

The amortized cost and fair value of securities available-for-sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2014 (Unaudited)
U.S. government-sponsored entities	$4,000	$4	$(30)	$3,974
Residential mortgage-backed	803	44	—	847

Total	$4,803	$48	$(30)	$4,821

December 31, 2013
U.S. government-sponsored entities	$2,000	$9	$(52)	$1,957
Residential mortgage-backed	897	50	—	947

Total	$2,897	$59	$(52)	$2,904

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 3 - SECURITIES AVAILABLE-FOR-SALE (Continued)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2012
U.S. government-sponsored entities	$2,000	$19	$—	$2,019
Residential mortgage-backed	1,143	70	—	1,213

Total	$3,143	$89	$—	$3,232

There were no sales of securities available-for-sale during the six months ended June 30, 2014 (Unaudited) and 2013 (Unaudited) or during the years ended December 31, 2013 and 2012. There were no securities pledged to secure any of the borrowings of the Company as of June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012.

The amortized cost and fair value of available-for-sale securities are shown by contractual maturity at June 30, 2014 (Unaudited). Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.

	June 30, 2014 (Unaudited)
	Amortized Cost	Fair Value
U.S. government-sponsored entities
Within one year	$1,000	$1,003
One to five years	2,000	1,972
Five to ten years	1,000	999
Residential mortgage-backed	803	847

Total	$4,803	$4,821

At December 31, 2013 and 2012, the U.S. government sponsored entities securities are set to mature in one to five years. Anticipated maturities on mortgage-backed securities are not readily determinable as borrowers have the right to prepay their obligation with or without penalties.

The Company had one U.S. government-sponsored entity security with a fair value of $970 with an unrealized loss of $30 at June 30, 2014 (Unaudited) and this security had been in an unrealized loss for less than twelve months. The Company had one U.S. government-sponsored entity security with a fair value of $948 with an unrealized loss of $52 at year-end December 31, 2013. This security had been in an unrealized loss for less than twelve months. There were no securities available-for-sale with unrealized losses at year-end 2012.

As of June 30, 2014 (Unaudited), December 31, 2013 and December 31, 2012, all of the Company’s securities available-for-sale were issued by U.S. government-sponsored entities and agencies which the government has affirmed its commitment to support.

Unrealized losses on securities have not been recognized into income because the issuer’s securities are of high credit quality (rated AA or higher), management does not intend to sell and it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the securities approach maturity.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE

Loans receivable are summarized as follows:

	June 30,	December 31,
	2014	2013	2012
	(Unaudited)
First mortgage loans
Secured by one-to-four-family residences	$32,036	$32,301	$33,181
Secured by multi-family residences	10,637	12,567	13,356
Secured by commercial real estate	9,701	10,929	13,604
Secured by land	326	335	381
Construction loans	—	—	319

Total first mortgage loans	52,700	56,132	60,841
Commercial, consumer, and other loans
Home equity lines of credit	9,643	11,506	13,800
Commercial loans	1,104	1,755	5,575
Automobile loans	1,892	2,481	3,205
Other consumer loans	30	3	79

Total commercial, consumer, and other loans	12,669	15,745	22,659

Gross loans	65,369	71,877	83,500
Premiums and net deferred loan origination costs	(31)	(15)	24
Allowance for loan losses	(1,294)	(1,302)	(2,095)

	$64,044	$70,560	$81,429

Loans serviced for others totaled approximately $53 at June 30, 2014 (Unaudited), $1,200 at December 31, 2013 and $1,200 at December 31, 2012.

As of and for the six-month period ended June 30, 2014 (Unaudited), there were no loans outstanding to principal officers, directors and other affiliates. As of and for the years ended December 31, 2013 and 2012, there were no loans outstanding to principal officers, directors and other affiliates.

Activity in the allowance for loan losses is as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Beginning balance	$1,302	$2,095	$2,095	$1,137
Provision for loan losses	—	—	565	1,903
Loans charged off	(209)	(79)	(1,379)	(996)
Recoveries	201	2	21	51

Ending balance	$1,294	$2,018	$1,302	$2,095

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment and class for the six months ended June 30, 2014 (Unaudited) and 2013 (Unaudited).

	First Mortgages					Commercial, Consumer and Other
	One-to-four- family	Multi- family	Commercial Real Estate	Land	Construction	Home Equity Lines-of- credit	Commercial	Automobile	Other Consumer	Total
For the six months ended June 30, 2014 (Unaudited)
Beginning balance	$589	$252	$300	$7	$—	$78	$20	$56	$—	$1,302
Provision for loan losses	23	(66)	(213)	6	(1)	60	147	44	—	—
Loans charged off	(3)	—	—	(6)	—	(18)	(166)	(16)	—	(209)
Recoveries	—	—	186	—	1	—	10	4	—	201

Total ending allowance balance June 30, 2014	$609	$186	$273	$7	$—	$120	$11	$88	$—	$1,294

For the six months ended June 30, 2013 (Unaudited)
Beginning balance	$786	$440	$601	$31	$14	$86	$108	$29	$—	$2,095
Provision for loan losses	(30)	(138)	196	5	(14)	11	(15)	(15)	—	—
Loans charged off	(49)	—	—	(30)	—	—	—	—	—	(79)
Recoveries	—	—	—	—	—	—	—	2	—	2

Total ending allowance balance June 30, 2014	$707	$302	$797	$6	$—	$97	$93	$16	$—	$2,018

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment and class for the years ended 2013 and 2012:

	First Mortgages					Commercial, Consumer and Other
	One-to-four- family	Multi- family	Commercial Real Estate	Land	Construction	Home Equity Lines-of- credit	Commercial	Automobile	Other Consumer	Total
December 31, 2013
Beginning balance	$786	$440	$601	$31	$14	$86	$108	$29	$—	$2,095
Provision for loan losses	(3)	163	277	6	(16)	(8)	115	31	—	565
Loans charged off	(211)	(351)	(578)	(30)	—	—	(203)	(6)	—	(1,379)
Recoveries	17	—	—	—	2	—	—	2	—	21

Total ending allowance balance December 31, 2013	$589	$252	$300	$7	$—	$78	$20	$56	$—	$1,302

December 31, 2012
Beginning balance	$270	$253	$315	$115	$—	$64	$103	$17	$—	$1,137
Provision for loan losses	1,165	187	333	24	14	147	5	29	(1)	1,903
Loans charged off	(699)	—	(47)	(108)	—	(125)	—	(17)	—	(996)
Recoveries	50	—	—	—	—	—	—	—	1	51

Total ending allowance balance December 31, 2012	$786	$440	$601	$31	$14	$86	$108	$29	$—	$2,095

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

The following table represents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and class and based on impairment method as of June 30, 2014 (Unaudited), December 31, 2013 and December 31, 2012. The recorded investment in loans excludes accrued interest and loan origination fees due to immateriality.

June 30, 2014 (Unaudited)	Loan Balance			Allowance
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Recorded Investment	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Recorded Investment
One-to-four-family	$1,076	$30,960	$32,036	$107	$502	$609
Multi-family	3,257	7,380	10,637	67	119	186
Commercial real estate	—	9,701	9,701	—	273	273
Land	102	224	326	—	7	7
Construction	—	—	—	—	—	—
Home equity lines of credit	—	9,643	9,643	—	120	120
Commercial	176	928	1,104	—	11	11
Automobile	—	1,892	1,892	—	88	88
Other consumer	—	30	30	—	—	—

Total	$4,611	$60,758	$65,369	$174	$1,120	$1,294

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

December 31, 2013	Loan Balance			Allowance
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Recorded Investment	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Recorded Investment
One-to-four-family	$1,084	$31,217	$32,301	$111	$478	$589
Multi-family	3,328	9,239	12,567	112	140	252
Commercial real estate	487	10,442	10,929	71	229	300
Land	102	233	335	—	7	7
Construction	—	—	—	—	—	—
Home equity lines of credit	—	11,506	11,506	—	78	78
Commercial	269	1,486	1,755	—	20	20
Automobile	—	2,481	2,481	—	56	56
Other consumer	—	3	3	—	—	—

Total	$5,270	$66,607	$71,877	$294	$1,008	$1,302

December 31, 2012	Loan Balance			Allowance
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Recorded Investment	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Recorded Investment
One-to-four-family	$1,365	$31,816	$33,181	$129	$657	$786
Multi-family	3,311	10,045	13,356	262	178	440
Commercial real estate	—	13,604	13,604	—	601	601
Land	131	250	381	25	6	31
Construction	—	319	319	—	14	14
Home equity lines of credit	—	13,800	13,800	—	86	86
Commercial	654	4,921	5,575	78	30	108
Automobile	—	3,205	3,205	—	29	29
Other consumer	—	79	79	—	—	—

Total	$5,461	$78,039	$83,500	$494	$1,601	$2,095

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

The following tables present information related to loans individually evaluated for impairment by class of loans.

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recorded	Cash Basis Interest Recorded
June 30, 2014 (Unaudited)
With no related allowance recorded
One-to-four-family	$889	$514	$—	$520	$—	$—
Multi-family	2,841	2,489	—	2,514	44	44
Commercial real estate	—	—	—	198	1	1
Land	131	102	—	102	—	—
Construction	—	—	—	—	—	—
Home equity line of credit	—	—	—	—	—	—
Commercial	379	176	—	209	—	—
Automobile	—	—	—	—	—	—
Other consumer	—	—	—	—	—	—

Total with no related allowance recorded	4,240	3,281	—	3,543	45	45
With an allowance recorded
One-to-four-family	562	562	107	566	18	18
Multi-family	768	768	67	771	25	25
Commercial real estate	—	—	—	142	—	—
Land	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Home equity line of credit	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Automobile	—	—	—	—	—	—
Other consumer	—	—	—	—	—	—

Total with a related allowance recorded	1,330	1,330	174	1,479	43	43

Total	$5,570	$4,611	$174	$5,022	$88	$88

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

	Average Recorded Investment	Interest Income Recorded	Cash Basis Interest Recorded
June 30, 2013 (Unaudited)
With no related allowance recorded
One-to-four-family	$326	$—	$—
Multi-family	—	—	—
Commercial real estate	—	—	—
Land	124	—	—
Construction	—	—	—
Home equity line of credit	—	—	—
Commercial	—	—	—
Automobile	—	—	—
Other consumer	—	—	—

Total with no related allowance recorded	450	—	—
With an allowance recorded
One-to-four-family	948	14	14
Multi-family	3,297	81	81
Commercial real estate	529	46	46
Land	—	—	—
Construction	—	—	—
Home equity line of credit	—	—	—
Commercial	603	13	13
Automobile	—	—	—
Other consumer	—	—	—

Total with a related allowance recorded	5,377	154	154

Total	$5,287	$154	$154

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recorded	Cash Basis Interest Recorded
December 31, 2013
With no related allowance recorded
One-to-four-family	$928	$514	$—	$483	$9	$9
Multi-family	1,287	936	—	916	38	38
Commercial real estate	241	203	—	54	6	6
Land	131	102	—	113	—	—
Construction	—	—	—	—	—	—
Home equity line of credit	—	—	—	—	—	—
Commercial	472	269	—	526	20	20
Automobile	—	—	—	—	—	—
Other consumer	—	—	—	—	—	—

Total with no related allowance recorded	3,059	2,024	—	2,092	73	73
With an allowance recorded
One-to-four-family	570	570	111	707	27	27
Multi-family	2,392	2,392	112	2,385	126	126
Commercial real estate	823	284	71	426	25	25
Land	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Home equity line of credit	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Automobile	—	—	—	—	—	—
Other consumer	—	—	—	—	—	—

Total with a related allowance recorded	3,785	3,246	294	3,518	178	178

Total	$6,844	$5,270	$294	$5,610	$251	$251

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recorded	Cash Basis Interest Recorded
December 31, 2012
With no related allowance recorded
One-to-four-family	$1,311	$781	$—	$1,157	$8	$8
Multi-family	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Land	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Home equity line of credit	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Automobile	—	—	—	—	—	—
Other consumer	—	—	—	—	—	—

Total with no related allowance recorded	1,311	781	—	1,157	8	8
With an allowance recorded
One-to-four-family	584	584	129	532	19	19
Multi-family	3,311	3,311	262	3,336	158	158
Commercial real estate	—	—	—	14	—	—
Land	131	131	25	131	—	—
Construction	—	—	—	—	—	—
Home equity line of credit	—	—	—	21	—	—
Commercial	654	654	78	726	32	32
Automobile	—	—	—	—	—	—
Other consumer	—	—	—	—	—	—

Total with a related allowance recorded	4,680	4,680	494	4,760	209	209

Total	$5,991	$5,461	$494	$5,917	$217	$217

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

The following table presents the aging of the recorded investment in past due loans as June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012.

June 30, 2014 (Unaudited)	30 -59 Days Past due	60 - 89 Days Past due	Greater than 90 Days Past Due Still on Accrual	Nonaccrual	Loans Not Past Due	Total
One-to-four-family	$111	$3	$—	$514	$31,408	$32,036
Multi-family	—	—	—	601	10,036	10,637
Commercial real estate	—	—	—	—	9,701	9,701
Land	—	—	—	102	224	326
Home equity line of credit	—	—	—	—	9,643	9,643
Commercial	—	—	—	176	928	1,104
Automobile	—	—	—	—	1,892	1,892
Other consumer	—	—	—	—	30	30

Total	$111	$3	$—	$1,393	$63,862	$65,369

Nonperforming loans (nonaccrual loans and loans past due 90 days and still on accrual) include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

December 31, 2013	30 -59 Days Past due	60 - 89 Days Past due	Greater than 90 Days Past Due Still on Accrual	Nonaccrual	Loans Not Past Due	Total
One-to-four-family	$315	$—	$—	$514	$31,472	$32,301
Multi-family	—	—	—	936	11,631	12,567
Commercial real estate	—	—	—	487	10,442	10,929
Land	—	—	—	102	233	335
Home equity line of credit	—	—	—	—	11,506	11,506
Commercial	—	—	—	269	1,486	1,755
Automobile	28	—	—	—	2,453	2,481
Other consumer	—	—	—	—	3	3

Total	$343	$—	$—	$2,308	$69,226	$71,877

December 31, 2012	30 -59 Days Past due	60 - 89 Days Past due	Greater than 90 Days Past Due Still on Accrual	Nonaccrual	Loans Not Past Due	Total
One-to-four-family	$25	$—	$—	$781	$32,375	$33,181
Multi-family	—	—	—	—	13,356	13,356
Commercial real estate	318	—	—	—	13,286	13,604
Land	—	—	—	131	250	381
Construction	—	—	—	—	319	319
Home equity line of credit	—	—	—	—	13,800	13,800
Commercial	—	—	—	109	5,466	5,575
Automobile	—	—	—	—	3,205	3,205
Other consumer	—	—	—	—	79	79

Total	$343	$—	$—	$1,021	$82,136	$83,500

Nonperforming loans (nonaccrual loans and loans past due 90 days and still on accrual) include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

Credit Quality Indicators

The Bank categorizes loans into risk categories based on relevant information about the ability of borrower to service their debt such as; current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. The analysis includes the non-homogeneous loans, such as multi- family, commercial real estate, construction, and commercial loans. The analysis performed on a quarterly basis. Homogeneous loans are monitored based on the past due status of the loan. The risk category of these loans is evaluated at origination, when a loan becomes delinquent or when a borrower requests a concession.

Substandard

Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful

Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. As of June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012 and based on the most recent analysis performed, the risk category by loans is as follows:

	Pass	Substandard	Doubtful	Total
June 30, 2014 (Unaudited)
One-to-four-family	$31,411	$625	$—	$32,036
Multi-family	10,036	601	—	10,637
Commercial real estate	9,701	—	—	9,701
Land	224	102	—	326
Home equity lines of credit	9,643	—	—	9,643
Commercial	928	176	—	1,104
Automobile	1,892	—	—	1,892
Other consumer	30	—	—	30

Total	$63,865	$1,504	$—	$65,369

December 31, 2013
One-to-four-family	$31,787	$514	$—	$32,301
Multi-family	11,631	936	—	12,567
Commercial real estate	10,442	203	284	10,929
Land	233	102	—	335
Home equity lines of credit	11,506	—	—	11,506
Commercial	1,486	269	—	1,755
Automobile	2,481	—	—	2,481
Other consumer	3	—	—	3

Total	$69,569	$2,024	$284	$71,877

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

	Pass	Substandard	Doubtful	Total
December 31, 2012
One-to-four-family	$31,627	$1,554	$—	$33,181
Multi-family	10,804	2,552	—	13,356
Commercial real estate	11,976	1,628	—	13,604
Land	250	131	—	381
Construction	319	—	—	319
Home equity lines of credit	13,800	—	—	13,800
Commercial	4,921	654	—	5,575
Automobile	3,205	—	—	3,205
Other consumer	79	—	—	79

Total	$76,981	$6,519	$—	$83,500

Troubled Debt Restructurings

During the year ended December 31, 2012, the terms of certain loans were modified as troubled debt restructurings. There were no loans modified as troubled debt restructurings during the year ended December 31, 2013. There were no loans modified as troubled debt restructuring during the six-month period ended June 30, 2014 (Unaudited).

The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan or an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk. Modifications involving a reduction of the stated interest rate of the loan were for periods ranging from 12 months to five years. Modifications involving an extension of the maturity date were for periods of two years to three years.

The following table presents loans by class modified as troubled debt restructurings that occurred during the year ending December 31, 2012:

December 31, 2012	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Troubled Debt Restructurings:
One-to-four-family	2	$581	$581

The troubled debt restructurings described above increased the allowance for loan losses by $129 for the year ending December 31, 2012 and resulted in no charge-offs.

There were four loans modified as troubled debt restructurings but paying as agreed under the terms of the modification with a balance of $877 which are being reported as nonaccrual as of June 30, 2014 (Unaudited). There were six loans modified as troubled debt restructurings but paying as agreed under the terms of the modification with a balance of $1,305 which are being reported as nonaccrual as of December 31, 2013. There were two loans modified as troubled debt restructurings with a balance of $216 for which were reported as nonaccrual as of December 31, 2012, one with a balance of $109 was paying as agreed.

A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms. During the six-month period ended June 30, 2014 (Unaudited) and the years ended December 31, 2013 and 2012, there were no payment defaults within 12 months following the modifications.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 4 - LOANS RECEIVABLE (Continued)

At June 30, 2014 (Unaudited), the Company has allocated $174 to specific reserves on $4,095 of loans to customers whose loan terms have been modified in troubled debt restructurings. The Company has allocated $224 and $469 to specific reserves on $4,268 and $4,655 of loans to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2013 and 2012. The Company has not committed to lend additional amounts as of June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012 to customers with outstanding loans that are classified as troubled debt restructurings.

There were no other loans modified during the six months ended June 30, 2014 (Unaudited) and the years ending December 31, 2013 and 2012.

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

	June 30,	December 31,
	2014	2013	2012
	(Unaudited)
Leasehold improvements	$884	$884	$884
Furniture and fixtures	600	575	543

	1,484	1,459	1,427
Accumulated depreciation	(882)	(823)	(706)

	$602	$636	$721

NOTE 6 - DEPOSITS

Deposit accounts with balances greater than $100 totaled $28,237, $28,673 and $29,514 at June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012.

The scheduled maturities of certificates of deposit are as follows for the twelve months ending:

	June 30,	December 31,
	(Unaudited)
2014	$—	$24,202
2015	18,672	7,072
2016	10,230	7,011
2017	10,368	7,828
2018	4,212	1,894
2019	1,737	—

	$45,219	$48,007

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 6 - DEPOSITS (Continued)

Deposits from principal officers, directors and other affiliates were $236, $186 and $235 at June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012. There were no brokered deposits at June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012.

NOTE 7 - REGULATORY CAPITAL MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s operations and financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to help ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital as defined in the regulations to risk-weighted assets as defined and of Tier I capital to adjusted total assets as defined. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios. On December 19, 2012, the Bank entered into the Order with the OCC, which, among other things, included a requirement to maintain a total risk-based capital ratio of at least 13% and a minimum Tier 1 leverage capital ratio of at least 9% beginning on March 31, 2013. As a result of entering into the Order to achieve and maintain specific capital levels, the Bank’s capital classification under the Prompt Corrective Action rules was “adequately capitalized” at June 30, 2014 (Unaudited) and December 31, 2013. While under the Order, the Bank cannot be consider “well capitalized”. During 2013, the Bank met the requirements of the minimum capital ratios with an additional capital contribution of $1,000 during the first quarter of 2013 and $300 during the fourth quarter of 2013 from the Company. The Company did not contribute capital to the Bank during the six-months ended June 30, 2014 (Unaudited).

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If undercapitalized, asset growth and expansion are limited and plans for capital restoration are required.

The allowance for loan losses is limited to 1.25% of risk weighted assets. As of June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012, $587, $500 and $1,128 was excluded from the allowance for loan losses in the calculation of total regulatory capital.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 7 - REGULATORY CAPITAL MATTERS (Continued)

Actual capital levels and minimum required levels for the Bank were:

			Minimum Required for Capital		Minimum Required By the Current Order (effective
	Actual		Adequacy Purposes		March 31, 2013)
	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2014 (Unaudited)
Total capital (to risk-weighted assets)	$9,062	15.6%	$4,640	8.0%	$7,540	13.0%
Tier 1 (core) capital (to risk-weighted assets)	8,330	14.4	2,320	4.0	N/A	N/A
Tier 1 (core) capital (to adjusted total assets)	8,330	9.1	3,680	4.0	8,281	9.0
December 31, 2013
Total capital (to risk-weighted assets)	$9,629	14.8%	$5,189	8.0%	$8,433	13.0%
Tier 1 (core) capital (to risk-weighted assets)	8,812	13.6	2,595	4.0	N/A	N/A
Tier 1 (core) capital (to adjusted total assets)	8,812	9.2	3,852	4.0	8,667	9.0
December 31, 2012
Total capital (to risk-weighted assets)	$9,262	12.0%	$6,214	8.0%	$10,098	13.0%
Tier 1 (core) capital (to risk-weighted assets)	8,295	10.7	3,107	4.0	N/A	N/A
Tier 1 (core) capital (to adjusted total assets)	8,295	8.2	4,027	4.0	9,060	9.0

NOTE 8 - EMPLOYEE BENEFITS

On October 18, 2006, the Company adopted an employee stock ownership plan (“the ESOP”) for the benefit of substantially all employees. The ESOP borrowed $778 from the Company and used those funds to acquire 77,763 shares of the Company’s stock in connection with the reorganization at a price of $10.00 per share.

Shares purchased by the ESOP with the loan proceeds are held in a suspense account and are allocated to ESOP participants on a pro rata basis as principal and interest payments are made by the ESOP to the Company. The loan is secured by shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Company’s discretionary contributions to the ESOP and earnings on ESOP assets. During the years ended December 31, 2013 and 2012, the Company made contributions to the ESOP of $69 and $69 and the ESOP made the annual principal and interest payments on the loan of $69 and $69.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 8 - EMPLOYEE BENEFITS (Continued)

As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares and the shares become outstanding for earnings-per-share computations. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce accrued interest. Because participants may require the Company to purchase their ESOP shares upon termination of their employment, the fair value of all earned and allocated ESOP shares may become a liability. During the six months ended June 30, 2014 (Unaudited), no ESOP shares were distributed to participants. In 2013, 2,685 ESOP shares were distributed to participants. In 2012, no ESOP shares were distributed to participants.

The ESOP has a plan year end of December 31. Expense related to the ESOP was not material for the six-month periods ended June 30, 2014 (Unaudited) and 2013 (Unaudited). Expense related to the ESOP was $11 and $8 for the years ended December 31, 2013 and 2012.

Shares held by the ESOP were as follows:

	June 30,	December 31,
	2014	2013	2012
	(Unaudited)
Shares committed to be released	—	5,070	5,070
Allocated shares	32,685	27,615	25,230
Unearned ESOP shares	40,555	40,555	45,625

Total ESOP shares	73,240	73,240	75,925

Fair value of unearned ESOP shares	$107	$116	$76

Fair value of allocated shares subject to repurchase obligation	$87	$79	$50

On March 26, 2008, stockholders of the Company approved the Ben Franklin Financial, Inc. Equity Incentive Plan (the “Plan”) which provides officers, employees, and directors of the Company and the Bank with stock based incentives to promote our growth and performance. The Plan shall remain in effect as long as any awards are outstanding provided, however, that no awards be granted under the plan after ten years from the date of adoption. The Plan authorizes the issuance of up to 136,085 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 38,881 shares may be issued as restricted stock awards. No more than 97,204 shares may be issued pursuant to stock options and stock appreciation rights, all of which may be granted pursuant to the exercise of incentive stock options. On April 17, 2008, the Company granted restricted stock awards for 34,476 common shares and stock options for 86,740 common shares under the Plan, all of which vest over a five-year period. Awards under the Plan may also fully vest upon the participant’s death or disability or change in control of the Company. All of the options granted have an exercise price of $9.36 per share, which was the closing price of the stock on the grant date. No options have been exercised or forfeited as of June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012. The options have no intrinsic value as of June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 8 - EMPLOYEE BENEFITS (Continued)

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes). Since the Company stock had been outstanding less than two years at the time of the grant, expected volatilities as of the April 17, 2008 grant date were based on historical stock price volatilities of other micro-cap banks and bank holding companies. The expected term represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

No stock options were granted during the six months ended June 30, 2014 (Unaudited). No stock options were granted in 2013 and 2012. There was no stock option expense for the six months ended June 30, 2014 (Unaudited) since the stock options were fully vested. Stock option expense was not material for the six-month periods ended June 30, 2013 (Unaudited). Stock option expense was $12 and $40 for the years ended December 31, 2013 and 2012. As of June 30, 2014 (Unaudited) and December 31, 2013, there was no unrecognized compensation cost related to stock options granted under the Plan.

A summary of the activity in the stock option plan for 2013 follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2013	86,740	$9.36	5.3	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited or expired	—	—	—	—

Outstanding at December 31, 2013	86,740	$9.36	4.3	$—
Fully vested and expected to vest	86,740	9.36	4.3	$—
Exercisable at December 31, 2013	86,740	$9.36	4.3	$—

The fair value of the restricted stock awards was $9.36 per share, which was the closing price of the stock on the April 17, 2008 grant date. At June 30, 2014 (Unaudited) and December 31, 2013, 34,476 restricted stock awards vested and none forfeited. At December 31, 2012, there were 27,972 restricted stock awards vested and none forfeited. Restricted stock award expense was $18 and $65 for the years ended December 31, 2013 and 2012. As of June 30, 2014 (Unaudited) and December 31, 2013, there was no unrecognized compensation cost related to non-vested shares granted under the Plan.

The value of stock options and restricted stock awards as of the grant date were expensed over the five-year vesting period.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 8 - EMPLOYEE BENEFITS (Continued)

A summary of changes in the Company’s nonvested shares for 2012 follows:

Nonvested Shares	Shares	Weighted-Average Grant-Date Fair Value
Nonvested at January 1, 2012	6,504	$9.36
Granted	—	—
Vested	(6,504)	9.36
Forfeited	—	—

Nonvested at December 31, 2013	—

The total fair value of shares vested in 2013 and 2012 was $15 and $13.

NOTE 9 - INCOME TAXES

The income tax (expense) benefit consists of the following:

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Currently refundable taxes
Federal	$—	$—	$—	$—
State	—	—	—	—

Total refundable taxes	—	—	—	—
Deferred tax benefit	235	1	289	849
Change in valuation allowance for deferred tax assets	(231)	(26)	(321)	(862)

Income tax (expense) benefit	$4	$(25)	$(32)	$(13)

The income tax (expense) benefit differs from the amounts determined by applying the statutory U.S. federal income tax rate of 34% to the loss before income taxes as a result of the following items:

	Six months ended June 30,
	2014		2013
	Amount	Percent	Amount	Percent
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income tax computed at the statutory federal rate	$179	34.0%	$13	34.0%
State tax and other items	56	10.6	(12)	(31.5)
Change in valuation allowance	(231)	(43.8)	(26)	(68.3)

	$4	0.8%	$(25)	(65.8)%

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 9 - INCOME TAXES (Continued)

	December 31,		December 31,
	2013		2012
	Amount	Percent	Amount	Percent
Income tax computed at the statutory federal rate	$270	34.0%	$716	34.0%
State tax and other items	19	2.4	133	6.3
Change in valuation allowance	(321)	(40.4)	(862)	(40.9)

	$(32)	(4.0)%	$(13)	(0.6)%

The net deferred tax asset consists of the following:

	June 30,	December 31,
	2014	2013	2012
	(Unaudited)
Deferred tax assets
Accumulated depreciation	$270	$251	$212
Bad debts	521	524	844
Reserve for off-balance-sheet loss	10	6	—
Deferred loan fees	23	23	16
Federal net operating loss carryforwards	1,287	1,152	513
Illinois net operating loss carryforwards	318	298	202
ESOP	39	29	30
Deferred rent	54	53	52
Stock options and awards	18	18	33
Repossessed asset valuation allowance	133	84	247
Deferred tax liabilities
Unrealized gain on securities available-for-sale	(7)	(3)	(35)
FHLB stock dividends	(92)	(92)	(92)

	2,574	2,343	2,022
Valuation allowance for deferred tax assets	(2,574)	(2,343)	(2,022)

Net deferred tax asset	$—	$—	$—

The Company established a valuation allowance for net deferred tax assets based on management’s assessment of the ability to realize the deferred tax asset primarily based on the tax losses incurred in recent years and, under current law, the inability to recover any additional taxes paid in prior years. As of December 31, 2013, state net operating losses of $5,826 are being carried forward and will be available to reduce future taxable income. These state net operating loss carryforwards will expire beginning in 2014 through 2021 if not utilized to reduce future taxable income.

The Company’s net operating losses for federal income taxes were $3,786, $3,390, and $1,508 as of June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012 of which $3,390 are being carried forward to reduce taxable income in future years. These federal net operating loss carryforwards will begin to expire in 2030.

The Company is subject to federal income tax as well as income tax of the state of Illinois. The Company is no longer subject to examination by taxing authorities for years before 2010.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 10 - EARNINGS PER SHARE

The following table presents the components used to compute basic and diluted loss per share:

	For the		For the
	Six Months Ended		Year Ended
	June 30,		December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Net loss available to common stockholders	$(523)	$(63)	$(827)	$(2,120)
Weighted average common shares outstanding	1,910,547	1,905,505	1,906,871	1,901,809
Dilutive effect of non-vested stock awards and assumed exercises of stock options	—	—	—	—
Basic and diluted loss per share	$(0.27)	$(0.03)	$(0.43)	$(1.11)

The outstanding options and restricted shares are considered antidilutive because of the net losses.

NOTE 11 - COMMITMENTS AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to make loans and fund unused lines of credit and loans in process. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded on the statement of financial condition. The contractual amounts of financial instruments with off-balance-sheet risk at year end were as follows:

	June 30,		December 31,		December 31,
	2014 (Unaudited)		2013		2012
	Fixed	Variable	Fixed	Variable	Fixed	Variable
	Rate	Rate	Rate	Rate	Rate	Rate
Unused lines of credit	$—	$11,702	$—	$13,309	$—	$14,067

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 11 - COMMITMENTS AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (Continued)

The Bank leases its main office facility under a noncancelable fifteen-year operating lease that matures in 2022. The Bank leases its branch facility under a noncancelable one-year operating lease that matures on November 30, 2014. Minimum rental commitments under the leases are as follows for the twelve months ending:

	June 30,	December 31,
	(Unaudited)
2014	$—	$242
2015	210	183
2016	185	187
2017	189	191
2018	193	196
2019	198	201
Thereafter	711	610

	$1,686	$1,810

Rent expense was $149 and $148 for the six month periods ended June 30, 2014 (Unaudited) and 2013 (Unaudited). Rent expense for the years ended December 31, 2013 and 2012 was $299 and $304.

NOTE 12 - FAIR VALUE MEASURES

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value of each type of financial instrument:

Securities Available-for-Sale: The fair values of securities available-for-sale are determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 12 - FAIR VALUE MEASURES (Continued)

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Repossessed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Other real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Appraisals for both collateral-dependent impaired loans and other real estate owned are performed by certified appraisers whose qualifications and licenses have been reviewed and verified by the Company. Once received, management reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. Upon sale of collateral, the Company compares the actual selling price of collateral that has been sold to the most recent appraised value to determine what additional adjustment should be made to the appraisal value to arrive at fair value for the remaining assets carried at fair value.

Assets Measured on a Recurring Basis

Assets measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements Using
	Balance	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2014 (Unaudited)
Assets
Securities available for sale
U.S. government-sponsored entities	$3,974	$—	$3,974	$—
Residential mortgaged-backed	847	—	847	—

	$4,821	$—	$4,821	$—

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 12 - FAIR VALUE MEASURES (Continued)

		Fair Value Measurements Using
	Balance	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013
Assets
Securities available for sale
U.S. government-sponsored entities	$1,957	$—	$1,957	$—
Residential mortgaged-backed	947	—	947	—

	$2,904	$—	$2,904	$—

December 31, 2012
Assets
Securities available for sale
U.S. government-sponsored entities	$2,019	$—	$2,019	$—
Residential mortgaged-backed	1,213	—	1,213	—

	$3,232	$—	$3,232	$—

There were no transfers between Level 1, Level 2, and Level 3 during the six-month period ended June 30, 2014 (Unaudited), the year ended December 31, 2013, or the year ended December 31, 2012.

Assets Measured on a Non-Recurring Basis

Assets measured at fair value on a non-recurring basis are summarized below:

		Fair Value Measurements Using
	Balance	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2014 (Unaudited)
Assets
Impaired loans
Multi-family	$701	$—	$—	$701

Total impaired loans	$701	$—	$—	$701

Repossessed assets
One-to-four-family	$32	$—	$—	$32
Commercial real estate	496	—	—	496
Land	437	—	—	437

Total repossessed assets	$965	$—	$—	$965

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 12 - FAIR VALUE MEASURES (Continued)

		Fair Value Measurements Using
	Balance	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013
Assets
Impaired loans
One-to-four-family	$459	$—	$—	$459
Multi-family	2,280	—	—	2,280
Commercial real estate	213	—	—	213

Total impaired loans	$2,952	$—	$—	$2,952

Repossessed assets
One-to-four-family	$56	$—	$—	$56
Commercial real estate	542	—	—	542
Land	489	—	—	489
Automobile	1	—	—	1

Total repossessed assets	$1,088	$—	$—	$1,088

		Fair Value Measurements Using
	Balance	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2012
Assets
Impaired loans
One-to-four-family	$455	$—	$—	$455
Land	106	—	—	106

Total impaired loans	$561	$—	$—	$561

Repossessed assets
One-to-four-family	$310	$—	$—	$310
Commercial real estate	745	—	—	745
Land	580	—	—	580
Automobile	17	—	—	17

Total repossessed assets	$1,652	$—	$—	$1,652

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 12 - FAIR VALUE MEASURES (Continued)

Impaired loans, which are measured for impairment using the fair value of the collateral (less cost to sell) for collateral dependent loans, had an aggregate balance of $768 with a $67 valuation allowance at June 30, 2014 (Unaudited). The impaired loans resulted in no provision for loan loss for the six months ended June 30, 2014 (Unaudited) and 2013 (Unaudited). At December 31, 2013, impaired loans had an aggregate balance of $3,246 with a $294 valuation allowance resulting in an additional provision for loan losses of $517 for the year ended December 31, 2013. At December 31, 2012, impaired loans had an aggregate balance of $715 with a $154 valuation allowance resulting in an additional provision for loan losses of $154 for the year ended December 31, 2012.

Repossessed assets, consisting of other real estate owned, repossessed automobiles, and other repossessed assets are measured at the lower of cost or fair value less costs to sell. Repossessed assets were carried at $965 at June 30, 2014 (Unaudited), consisting of the cost basis of $1,298 and a valuation allowance of $333. Repossessed assets were carried at $1,088 at December 31, 2013, consisting of the cost basis of $1,299 and a valuation allowance of $211, and $1,652 at December 31, 2012 consisting of the cost basis of $1,996 and a valuation allowance of $344. Write-downs on repossessed assets were $122 and $0 for the six months ended June 30, 2014 (Unaudited) and 2013 (Unaudited). Write-downs on repossessed assets were $102 and $439 for the years ended December 31, 2013 and 2012.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at June 30, 2014 (Unaudited), December 31, 2013, and December 31, 2012:

June 30, 2014 (Unaudited)

	Fair Value	Valuation Technique	Unobservable Inputs	Range
Impaired loans
Multi-family	$701	Sales comparison approach	Adjustment for differences between the comparable sales	(10.4%) - 9.2%
Other real estate owned
One-to-four-family	$32	Sales comparison approach	Adjustment for differences between the comparable sales	(54.1%) - (49.3%)
Commercial real estate	$496	Sales comparison approach	Adjustment for differences between the comparable sales	(41.3%) - (52.6%)
Land	$437	Sales comparison approach	Adjustment for differences between the comparable sales	(13.4%) – 14.6%

December 31, 2013

	Fair Value	Valuation Technique	Unobservable Inputs	Range
Impaired loans
One-to-four-family	$459	Sales comparison approach	Adjustment for differences between the comparable sales	1.6% -17.7%
Multi-family	$2,280	Sales comparison approach	Adjustment for differences between the comparable sales	(11.2%) - 13.1%
Commercial real estate	$213	Sales comparison approach	Adjustment for differences between the comparable sales	(45.0%) - (25.0%)
Other real estate owned
One-to-four-family	$56	Sales comparison approach	Adjustment for differences between the comparable sales	(19.6%) - (11.3%)
Commercial real estate	$542	Sales comparison approach	Adjustment for differences between the comparable sales	(35.9%) - (48.3%)
Land	$489	Sales comparison approach	Adjustment for differences between the comparable sales	6.8% - 14.6%

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

December 31, 2012

	Fair Value	Valuation Technique	Unobservable Inputs	Range
Impaired loans
One-to-four-family	$455	Sales comparison approach	Adjustment for differences between the comparable sales	7.0% - 15.0%
Land	$106	Sales comparison approach	Adjustment for differences between the comparable sales	0.0% - 50.0%
Other real estate owned
One-to-four-family	$310	Sales comparison approach	Adjustment for differences between the comparable sales	(10.0%) - 7.8%
Commercial real estate	$745	Sales comparison approach	Adjustment for differences between the comparable sales	10.1% - 21.6%
Land	$580	Sales comparison approach	Adjustment for differences between the comparable sales	(10.0%) - (30.0%)

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The carrying amounts and estimated fair values of the Company’s financial instruments are as follows:

		Fair Value Measurements at
		June 30, 2014 (Unaudited) Using:
	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$20,420	$20,420	$—	$—	$20,420
Securities available-for-sale	4,821	—	4,821	—	4,821
Loans receivable, net	64,044	—	—	65,273	65,273
FHLB stock	921	N/A	N/A	N/A	N/A
Accrued interest receivable	196	—	11	185	196
Financial liabilities
Demand, money market,and savings	$36,757	$36,757	$—	$—	$36,757
Certificates of deposits	45,219	—	45,357	—	45,357
Accrued interest payable	—	—	—	—	—

		Fair Value Measurements at
		December 31, 2013 Using:
	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$19,960	$19,960	$—	$—	$19,960
Securities available-for-sale	2,904	—	2,904	—	2,904
Loans receivable, net	70,560	—	—	70,881	70,881
FHLB stock	921	N/A	N/A	N/A	N/A
Accrued interest receivable	230	—	9	221	230
Financial liabilities
Demand, money market,and savings	$37,737	$37,737	$—	$—	$37,737
Certificates of deposits	48,007	—	47,981	—	47,981
Accrued interest payable	—	—	—	—	—

		Fair Value Measurements at
		December 31, 2012 Using:
	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	$12,236	$12,236	$—	$—	$12,236
Securities available-for-sale	3,232	—	3,232	—	3,232
Loans receivable, net	81,429	—	—	81,792	81,792
FHLB stock	921	N/A	N/A	N/A	N/A
Accrued interest receivable	302	—	15	287	302
Financial liabilities
Demand, money market,and savings	$36,414	$36,414	$—	$—	$36,414
Certificates of deposits	52,993	—	53,562	—	53,562
Accrued interest payable	—	—	—	—	—

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The methods and assumptions, not previously presented, used to estimate fair values are described as follows:

(a)	Cash and Cash Equivalents

The carrying amounts of cash and short-term instruments approximate fair values and are classified as Level 1.

(b)	Loans receivable, net

Fair values of loans receivable, net are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. Impaired loans are valued at the lower of cost or fair value as described previously. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

(c)	FHLB Stock

It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

(d)	Accrued Interest Receivable

The carrying amount of accrued interest receivable approximates its fair value and is classified as Level 2 for securities and Level 3 for loans.

(e)	Deposits

The fair values disclosed for demand deposits (e.g., interest and non-interest demand, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) and are classified as Level 1. The carrying amounts of variable rate certificates of deposit approximate their fair values at the reporting date are classified as a Level 2. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

(f)	Accrued Interest Payable

The carrying amount of accrued interest payable approximates its fair value and is classified as Level 2.

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013 (Unaudited);

As of and for the Years Ended December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 13 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Condensed financial information of Ben Franklin Financial, Inc. is as follows:

CONDENSED BALANCE SHEETS

	June 30,	December 31
	2014	2013	2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$357	$396	$1,648
Investment in bank subsidiary	8,341	8,817	8,349
ESOP loan	478	478	530
Other assets	13	5	5

Total assets	$9,189	$9,696	$10,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities	$2	$—	$—
Common stock in ESOP subject to contingent purchase obligation	87	79	50
Stockholders’ equity	9,100	9,617	10,482

Total liabilities and stockholders’ equity	$9,189	$9,696	$10,532

CONDENSED STATEMENTS OF INCOME

	Six Months Ended		Year Ended
	June 30,		December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Income
Interest on ESOP loan	$8	$8	$18	$18
Other interest income	—	1	1	4

Total income	8	9	19	22
Expense
Non-interest expense	48	32	64	54

Loss before income taxes and undistributed subsidiary loss	(40)	(23)	(45)	(32)
Income tax benefit	—	—	—	—
Equity in undistributed subsidiary loss	(483)	(40)	(782)	(2,088)

Net loss	$(523)	$(63)	$(827)	$(2,120)

(Continued)

BEN FRANKLIN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Dollars in thousands except per share data)

NOTE 13 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended		Year Ended
	June 30,		December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(523)	$(63)	$(827)	$(2,120)
Adjustments
Earned ESOP shares and other stock-based compensation	7	35	41	112
Equity in undistributed subsidiary loss	483	40	782	2,089
Change in other assets	(8)	(7)	—	—
Change in other liabilities	2	—	—	(1)

Net cash from operating activities	(39)	5	(4)	80
Cash flows from investing activities
Additional capital contribution to subsidiary bank	—	(1,000)	(1,300)	(1,500)
Payments on ESOP loan	—	—	52	49

Net cash from investing activities	—	(1,000)	(1,248)	(1,451)

Net change in cash and cash equivalents	(39)	(995)	(1,252)	(1,371)
Beginning cash and cash equivalents	396	1,648	1,648	3,019

Ending cash and cash equivalents	$357	$653	$396	$1,648

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Ben Franklin Financial, Inc. or Ben Franklin Bank of Illinois. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Ben Franklin Financial, Inc. or Ben Franklin Bank of Illinois since any of the dates as of which information is furnished herein or since the date hereof.

Up to 486,828 Shares

(Subject to Increase to up to 559,852 Shares)

Ben Franklin Financial, Inc.

(Proposed Holding Company for

Ben Franklin Bank of Illinois)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Sterne Agee

[prospectus date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until             , 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Letterhead of Ben Franklin Financial, Inc.]

Dear Fellow Stockholder:

Ben Franklin Financial, Inc., a federal corporation (“Old Ben Franklin”), is soliciting stockholder votes regarding the mutual-to-stock conversion of Ben Franklin Financial, MHC. Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 359,829 shares of common stock of a newly formed company also named Ben Franklin Financial, Inc., a Maryland corporation (“New Ben Franklin”), which will become the holding company for Ben Franklin Bank of Illinois.

The Proxy Vote

We must receive approval of the Plan of Conversion and Reorganization from our stockholders. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please promptly vote the enclosed proxy card. Our board of directors urges you to vote “FOR” the approval of the Plan of Conversion and Reorganization and “FOR” the other matters being presented at the special meeting.

The Exchange

At the conclusion of the conversion, your shares of Old Ben Franklin common stock will be exchanged for new shares of New Ben Franklin common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Old Ben Franklin who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Old Ben Franklin that are held in street name (e.g. in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering shares of common stock of New Ben Franklin for sale at $10.00 per share. The shares are first being offered in a subscription offering to eligible current and former depositors of Ben Franklin Bank of Illinois and tax-qualified employee benefit plans of Ben Franklin Bank of Illinois. If all shares are not subscribed for in the subscription offering, shares may be available in a community offering to the general public, with a preference given to residents of Cook County and then to stockholders of Old Ben Franklin. We may also offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated offering. If you are interested in purchasing shares of common stock, you may request a stock order form and prospectus by calling our Stock Information Center at (866) 678-3763. Existing stockholders of Old Ben Franklin do not have priority rights to buy shares of New Ben Franklin common stock in the subscription offering unless they are eligible depositors of Ben Franklin Bank of Illinois. The subscription offering and community offering (if commenced) are expected to expire on December 17, 2014 at 12:00 noon, Central Time.

If you have any questions, please refer to the Questions & Answers section herein.

We thank you for your support as a stockholder of Ben Franklin Financial, Inc.

Sincerely,

C. Steven Sjogren

Chairman, President and Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF BEN FRANKLIN FINANCIAL, INC., A MARYLAND CORPORATION

PROXY STATEMENT OF BEN FRANKLIN FINANCIAL, INC., A FEDERAL CORPORATION

Ben Franklin Bank of Illinois is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, Ben Franklin Bank of Illinois is a wholly-owned subsidiary of Ben Franklin Financial, Inc., a federal corporation (“Old Ben Franklin”), and Ben Franklin Financial, MHC owns approximately 56.0% of Old Ben Franklin’s common stock. The remaining 44.0% of Old Ben Franklin’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation named Ben Franklin Financial, Inc. (“New Ben Franklin”) will become the holding company of Ben Franklin Bank of Illinois. Each share of Old Ben Franklin common stock owned by the public will be exchanged for between 0.3282 and 0.5107 shares of common stock of New Ben Franklin so that immediately after the conversion Old Ben Franklin’s existing public stockholders will own the same percentage of New Ben Franklin common stock as they owned of Old Ben Franklin’s common stock immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares and as adjusted to reflect the assets of Ben Franklin Financial, MHC. The actual number of shares that you will receive will depend on the percentage of Old Ben Franklin common stock held by the public at the completion of the conversion, the final independent appraisal of New Ben Franklin and the number of shares of New Ben Franklin common stock sold in the offering described in the following paragraph. It will not depend on the market price of Old Ben Franklin common stock. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Public Stockholders” for a discussion of the exchange ratio. Based on the $        per share closing price of Old Ben Franklin common stock as quoted on the OTCQB tier operated by OTC Markets Group, Inc. as of the last trading day prior to the date of this proxy statement/prospectus, unless at least             shares of New Ben Franklin common stock are sold in the offering (which is between the             and the             of the offering range), the initial value of the New Ben Franklin common stock you receive in the share exchange would be less than the market value of the Old Ben Franklin common stock you currently own. See “Risk Factors—The market value of New Ben Franklin common stock received in the share exchange may be less than the market value of Old Ben Franklin common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 559,852 shares of common stock of New Ben Franklin, representing the ownership interest of Ben Franklin Financial, MHC in Old Ben Franklin, for sale to eligible depositors of Ben Franklin Bank of Illinois in a subscription offering, and, to the extent shares remain available, to the public, including Old Ben Franklin stockholders, at a price of $10.00 per share. The conversion of Ben Franklin Financial, MHC and the offering and exchange of common stock by New Ben Franklin is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Ben Franklin Bank of Illinois will be a wholly-owned subsidiary of New Ben Franklin, and 100% of the common stock of New Ben Franklin will be owned by public stockholders. As a result of the conversion and offering, Old Ben Franklin and Ben Franklin Financial, MHC will cease to exist.

Transactions in Old Ben Franklin’s common stock are currently quoted on the OTCQB tier operated by OTC Markets Group, Inc. under the symbol “BFFI,” and we expect transactions in the shares of New Ben Franklin common stock will be quoted on the OTC Pink tier operated by OTC Markets Group, Inc. under the symbol “BFFI.”

The conversion and offering cannot be completed unless the stockholders of Old Ben Franklin approve the Plan of Conversion and Reorganization of Ben Franklin Financial, MHC. Old Ben Franklin is holding its special meeting of stockholders at [Special Meeting Location], on December 22, 2014, at     :             .m., Central Time, to consider and vote upon the plan of conversion and reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old Ben Franklin stockholders, including shares held by Ben Franklin Financial, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old Ben Franklin stockholders other than Ben Franklin Financial, MHC. Old Ben Franklin’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion and reorganization.

This document serves as the proxy statement for the special meeting of stockholders of Old Ben Franklin and the prospectus for the shares of New Ben Franklin common stock to be issued in exchange for shares of Old Ben Franklin common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. This document does not serve as the prospectus relating to the offering by New Ben Franklin of its shares of common stock for sale, which is being made pursuant to a separate prospectus. Stockholders of Old Ben Franklin are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion and reorganization. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 12 for a discussion of certain risk factors relating to our business and the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus, including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion and reorganization may be directed to Laurel Hill Associates, toll-free, at (844) 303-2265, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time.

The date of this proxy statement/prospectus is [prospectus date], and it is first being mailed to stockholders of Old Ben Franklin on or about November 21, 2014.

BEN FRANKLIN FINANCIAL, INC.

830 East Kensington Road

Arlington Heights, Illinois 60004

(847) 398-0990

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On December 22, 2014, Ben Franklin Financial, Inc. will hold its special meeting of stockholders at [Special Meeting Location]. The meeting will begin at   :        .m., Central Time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization whereby Ben Franklin Financial, MHC and Ben Franklin Financial, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the attached proxy statement/prospectus;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.	The following informational proposals:

3a.	Approval of a provision in New Ben Franklin’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Ben Franklin’s articles of incorporation;

3b.	Approval of a provision in New Ben Franklin’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Ben Franklin’s bylaws;

3c.	Approval of a provision in New Ben Franklin’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Ben Franklin’s outstanding voting stock; and

4.	Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of New Ben Franklin’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion and reorganization. These proposals are informational in nature only, because the regulations of the Board of Governors of the Federal Reserve System governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed October 31, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Old Ben Franklin at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion and reorganization and the articles of incorporation and bylaws of New Ben Franklin. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion and reorganization, the written request should be received by Old Ben Franklin by December 17, 2014.

Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Bernadine V. Dziedzic
Corporate Secretary

Arlington Heights, Illinois

November 21, 2014

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING	24

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING	25

OTHER MATTERS	25

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF OLD BEN FRANKLIN	F-1

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF OLD BEN FRANKLIN

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion and reorganization.

Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Old Ben Franklin stockholders as of October 31, 2014 are being asked to vote on the plan of conversion and reorganization pursuant to which Ben Franklin Financial, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, New Ben Franklin, is offering its common stock to eligible depositors of Ben Franklin Bank of Illinois (“Ban Franklin Bank”), to tax qualified plans of Ban Franklin Bank, and possibly to stockholders of Old Ben Franklin as of October 31, 2014 and to the public. The shares offered represent Ben Franklin Financial, MHC’s ownership interest in Old Ben Franklin. Following the conversion and offering, Ben Franklin Financial, MHC and Old Ben Franklin will no longer exist, and New Ben Franklin will become the parent company of Ben Franklin Bank. Voting for approval of the plan of conversion and reorganization will also include approval of the exchange ratio and the articles of incorporation and bylaws of New Ben Franklin (including the anti-takeover provisions and provisions limiting stockholder rights). Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the plan of conversion and reorganization and complete the stock offering.

In addition, Old Ben Franklin stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of New Ben Franklin:

•	Approval of a provision in New Ben Franklin’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Ben Franklin’s articles of incorporation;

•	Approval of a provision in New Ben Franklin’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Ben Franklin’s bylaws; and

•	Approval of a provision in New Ben Franklin’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Ben Franklin’s outstanding voting stock.

The provisions of New Ben Franklin’s articles of incorporation that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion and reorganization. These proposals are informational in nature only because the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Ben Franklin’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of New Ben Franklin if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Your vote is important. We cannot implement the plan of conversion and reorganization and the related stock offering unless the adoption of the plan of conversion and reorganization receives the affirmative vote of a majority of shares held by our public stockholders.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	enhance our regulatory capital position;

•	support the future growth contemplated by our business strategy;

•	transition Ben Franklin Bank to a more familiar and flexible organization structure; and

•	eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation.

See “The Conversion and Offering—Reasons for the Conversion” for additional discussion of the reasons for the conversion and offering.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING OLD BEN FRANKLIN SHARES?

A.	As more fully described in “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Public Stockholders,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 0.3282 of a share at the minimum and 0.4441 of a share at the maximum of the offering range (or 0.5107 shares at the adjusted maximum of the offering range) of New Ben Franklin common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Old Ben Franklin common stock, and the exchange ratio is 0.3862 (at the midpoint of the offering range), after the conversion you will receive 38 shares of New Ben Franklin common stock and $6.20 in cash, the value of the fractional share, based on the $10.00 per share purchase price of stock in the offering.

If you own shares of Old Ben Franklin common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of Old Ben Franklin stock certificates, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. New certificates of New Ben Franklin common stock and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the exchange agent receives a properly executed transmittal form and your Old Ben Franklin stock certificate(s). You should not submit a stock certificate until you receive a transmittal form.

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Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The shares to be issued in the exchange will be based on a price of $10.00 per share because that is the price at which New Ben Franklin will sell shares in its stock offering. The amount of common stock New Ben Franklin will issue at $10.00 per share in the offering plus the exchange is based on an independent appraisal of the estimated market value of New Ben Franklin, assuming the conversion and offering are completed. Keller & Company, Inc., an appraisal firm experienced in appraisal of financial institutions, has estimated that, as of August 15, 2014, this market value was $7.55 million. Based on Federal Reserve Board regulations, this market value forms the midpoint of a range with a minimum of $6.4 million and a maximum of $8.7 million, which can be adjusted upward to $10.0 million. Based on this valuation, the number of shares of common stock of New Ben Franklin that public stockholders of Old Ben Franklin will receive in exchange for their shares of Old Ben Franklin common stock is expected to range from 281,921 to 381,422, and can be adjusted up to 438,636, with a midpoint of 331,672 (a value of approximately $2.8 million to $3.8 million, which can be adjusted up to $4.4 million, with a midpoint of $3.3 million, at $10.00 per share). The number of shares received by the existing public stockholders of Old Ben Franklin is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares and as adjusted to reflect the assets held by Ben Franklin Financial, MHC). The independent appraisal is based in part on Old Ben Franklin’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings and loan holding companies that Keller & Company, Inc. considered comparable to Old Ben Franklin.

Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF OLD BEN FRANKLIN COMMON STOCK?

A.	No, the exchange ratio will not be based on the market price of Old Ben Franklin common stock. Instead, the exchange ratio will be based on the appraised value of New Ben Franklin. The purpose of the exchange ratio is to maintain the ownership percentage of existing public stockholders of Old Ben Franklin. Therefore, changes in the price of Old Ben Franklin common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for surrendering the certificates will be sent to you by our exchange agent after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) in the enclosed proxy reply envelope. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

3

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and offering are in the best interests of our stockholders. Not voting all the proxy card(s) you receive will have the same effect as voting “AGAINST” the plan of conversion and reorganization. Without sufficient favorable votes “FOR” the plan of conversion and reorganization, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “AGAINST” the plan of conversion and reorganization.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	If you would like to receive a prospectus and stock order form, you may call our Stock Information Center, toll-free, at (866) 678-3763, Monday through Friday between 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center is closed weekends and bank holidays.

Eligible current and former depositors of Ben Franklin Bank and Ben Franklin Bank’s tax-qualified employee benefit plans have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein. In the event orders for New Ben Franklin common stock in a community offering exceed the number of shares available for sale, available shares will be allocated first to cover orders of natural persons (including trusts of natural persons) residing in Cook County; second to cover orders of Old Ben Franklin stockholders as of October 31, 2014; and thereafter to cover orders of the general public.

Stockholders of Old Ben Franklin are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Old Ben Franklin common stock, may not exceed 9.9% of the total shares of common stock of New Ben Franklin to be issued and outstanding after the completion of the conversion.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) before 12:00 noon, Central Time on December 17, 2014.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT BEN FRANKLIN BANK?

A. No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors will no longer have voting rights in Ben Franklin Financial, MHC as to matters currently requiring such vote. Ben Franklin Financial, MHC will cease to exist after the conversion and offering. Only stockholders of New Ben Franklin will have voting rights after the conversion and offering.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion and reorganization may be directed to Laurel Hill Associates, toll-free, at (844) 303-2265, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time.

4

Questions about the stock offering may be directed to our Stock Information Center, toll-free, at (866) 678-3763, Monday through Friday between 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center is closed weekends and bank holidays.

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SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3a through 3c — Informational Proposals Related to the Articles of Incorporation of New Ben Franklin” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place. Old Ben Franklin will hold its special meeting of stockholders at [Special Meeting Location], on December 22, 2014, at     :       .m., Central Time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of a plan of conversion and reorganization whereby Ben Franklin Financial, MHC and Ben Franklin Financial, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in this proxy statement/prospectus;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.	The following informational proposals:

3a.	Approval of a provision in New Ben Franklin’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Ben Franklin’s articles of incorporation;

3b.	Approval of a provision in New Ben Franklin’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Ben Franklin’s bylaws;

3c.	Approval of a provision in New Ben Franklin’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Ben Franklin’s outstanding voting stock; and

4.	Such other business that may properly come before the meeting.

The provisions of New Ben Franklin’s articles of incorporation which are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Ben Franklin’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Ben Franklin, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

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Vote Required for Approval of Proposals by the Stockholders of Old Ben Franklin

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old Ben Franklin stockholders, including shares held by Ben Franklin Financial, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old Ben Franklin stockholders other than Ben Franklin Financial, MHC.

Proposal 1 must also be approved by the depositors of Ben Franklin Bank at a special meeting called for that purpose. Depositors will receive separate informational materials from Ben Franklin Financial, MHC regarding the conversion.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Old Ben Franklin stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion and reorganization.

Informational Proposals 3a through 3c. The provisions of New Ben Franklin’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Old Ben Franklin approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Ben Franklin’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Ben Franklin if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Old Ben Franklin. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Old Ben Franklin in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by Ben Franklin Financial, MHC

Management anticipates that Ben Franklin Financial, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Ben Franklin Financial, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

As of October 31, 2014, the directors and executive officers of Old Ben Franklin beneficially owned 151,593 shares (excluding exercisable options), or approximately 7.8% of the outstanding shares of Old Ben Franklin common stock, and Ben Franklin Financial, MHC owned 1,091,062 shares, or approximately 56.0% of the outstanding shares of Old Ben Franklin common stock.

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Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” the plan of conversion and reorganization, “FOR” the adjournment of the special meeting, if necessary, and “FOR” the Informational Proposals 3a through 3c.

The Companies

[Same as Prospectus]

Plan of Conversion and Reorganization

The Boards of Directors of Old Ben Franklin, Ben Franklin Financial, MHC, Ben Franklin Bank and New Ben Franklin have adopted the plan of conversion and reorganization pursuant to which Ben Franklin Bank will reorganize from the mutual holding company structure to a fully public stock holding company structure. Public stockholders of Old Ben Franklin will receive shares in New Ben Franklin in exchange for their shares of Old Ben Franklin common stock based on an exchange ratio. See “—The Exchange of Existing Shares of Old Ben Franklin Common Stock.” This conversion to a stock holding company structure also includes the offering by New Ben Franklin of shares of its common stock to eligible depositors of Ben Franklin Bank and to the public, including Old Ben Franklin stockholders, in a subscription offering and, if necessary, in a community offering and/or in a separate public offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated community offering. Following the conversion and offering, Ben Franklin Financial, MHC and Old Ben Franklin will no longer exist, and New Ben Franklin will replace Old Ben Franklin as the parent company of Ben Franklin Bank.

The conversion and offering cannot be completed unless the stockholders of Old Ben Franklin approve the plan of conversion and reorganization. Old Ben Franklin’s stockholders will vote on the plan of conversion and reorganization at Old Ben Franklin’s special meeting. This document is the proxy statement used by Old Ben Franklin’s board of directors to solicit proxies for the special meeting. It is also the prospectus of New Ben Franklin regarding the shares of New Ben Franklin common stock to be issued to Old Ben Franklin’s public stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by New Ben Franklin of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.

Our Organization Structure and the Proposed Conversion

[Same as Prospectus]

Our Business

[Same as Prospectus]

Regulatory Matters

[Same as Prospectus]

Business Strategy

[Same as Prospectus]

Reasons for the Conversion and Offering

[Same as Prospectus]

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Terms of the Offering

[Same as Prospectus]

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

[Same as Prospectus]

Effect of Ben Franklin Financial, MHC’s Assets on Minority Stock Ownership

[Same as Prospectus]

The Exchange of Existing Shares of Old Ben Franklin Common Stock

[Same as Prospectus]

How We Intend to Use the Proceeds From the Offering

[Same as Prospectus]

Persons Who May Order Shares of Common Stock in the Offering

[Same as Prospectus]

Limits on How Much Common Stock You May Purchase

[Same as Prospectus]

How You May Purchase Shares of Common Stock in the Subscription and Community Offerings

[Same as Prospectus]

Using Retirement Account Funds to Purchase Shares of Common Stock

[Same as Prospectus]

Market for Common Stock

[Same as Prospectus]

Our Dividend Policy

[Same as Prospectus]

Purchases by Officers and Directors

[Same as Prospectus]

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

[Same as Prospectus]

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You May Not Sell or Transfer Your Subscription Rights

[Same as Prospectus]

Delivery of Stock Certificates in the Subscription and Community Offerings

[Same as Prospectus]

Conditions to Completion of the Conversion

[Same as Prospectus]

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

[Same as Prospectus]

Possible Change in the Offering Range

[Same as Prospectus]

Possible Termination of the Offering

[Same as Prospectus]

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

[Same as Prospectus]

Tax Consequences

[Same as Prospectus]

Changes in Stockholders’ Rights for Existing Stockholders of Old Ben Franklin

As a result of the conversion, existing stockholders of Old Ben Franklin will become stockholders of New Ben Franklin. Some rights of stockholders of New Ben Franklin will be reduced compared to the rights stockholders currently have in Old Ben Franklin. The reduction in stockholder rights results from differences between the federal and Maryland charters, articles of incorporation and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Ben Franklin are not mandated by Maryland law but have been chosen by management as being in the best interests of New Ben Franklin and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of New Ben Franklin include the following: (i) greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors; (ii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation; and (iii) a limit on voting rights of shares beneficially owned in excess of 10% of New Ben Franklin’s outstanding voting stock. See “Comparison of Stockholders’ Rights For Existing Stockholders of Old Ben Franklin” for a discussion of these differences.

Dissenters’ Rights

Stockholders of Old Ben Franklin do not have dissenters’ rights in connection with the conversion and offering.

10

How You Can Obtain Additional Information—Stock Information Center

[Same as Prospectus]

Important Risks in Owning New Ben Franklin’s Common Stock

Before you decide to purchase stock, you should read the “Risk Factors” section beginning on page 12 of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of New Ben Franklin common stock.

Risks Related to Our Business

[Same as Prospectus]

Risks Related to the Offering and the Exchange

The market value of New Ben Franklin common stock received in the share exchange may be less than the market value of Old Ben Franklin common stock exchanged.

The number of shares of New Ben Franklin common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Old Ben Franklin common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of New Ben Franklin common stock prepared by Keller & Company, Inc. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public stockholders of Old Ben Franklin common stock will own the same percentage of New Ben Franklin common stock after the conversion and offering as they owned of Old Ben Franklin common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and as adjusted for assets held by Ben Franklin Financial, MHC). The exchange ratio will not depend on the market price of Old Ben Franklin common stock.

The exchange ratio ranges from 0.3282 shares at the minimum to 0.4441 shares at the maximum (or 0.5107 shares at the adjusted maximum) of the offering range of New Ben Franklin common stock per share of Old Ben Franklin common stock. Shares of New Ben Franklin common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Old Ben Franklin common stock at the time of the exchange, the initial market value of the New Ben Franklin common stock that you receive in the share exchange could be less than the market value of the Old Ben Franklin common stock that you currently own. Based on the most recent closing price of Old Ben Franklin common stock prior to the date of this proxy statement/prospectus, which was $        , unless at least          shares of New Ben Franklin common stock are sold in the offering (which is between the          and the          of the offering range), the initial value of the New Ben Franklin common stock you receive in the share exchange would be less than the market value of the Old Ben Franklin common stock you currently own.

There may be a decrease in stockholders’ rights for existing stockholders of Old Ben Franklin.

As a result of the conversion, existing stockholders of Old Ben Franklin will become stockholders of New Ben Franklin. In addition to the provisions discussed above that may discourage takeover attempts that may be favored by stockholders, some rights of stockholders of New Ben Franklin will be reduced compared to the rights stockholders currently have in Old Ben Franklin. The reduction in stockholder rights results from differences between the federal and Maryland chartering documents and bylaws, and from differences between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Ben Franklin are not mandated by Maryland law but have been chosen by management as being in the best interests of New Ben Franklin and its stockholders. The articles of incorporation and bylaws of New Ben Franklin include the following provisions: (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (ii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation; and (iii) a limit on voting rights of shares beneficially owned in excess of 10% of New Ben Franklin’s outstanding voting stock. See “Comparison of Stockholders’ Rights For Existing Stockholders of Old Ben Franklin” for a discussion of these differences.

[Remaining risks same as Prospectus]

12

INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Old Ben Franklin of proxies to be voted at the special meeting of stockholders to be held at [Special Meeting Location], on December 22, 2014, at     :       .m., Central Time, and any adjournment or postponement thereof.

At the special meeting, stockholders will consider and vote upon the plan of conversion and reorganization of Ben Franklin Financial, MHC.

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization. Stockholders also will vote on informational proposals with respect to the articles of incorporation of New Ben Franklin.

Voting in favor of or against the plan of conversion and reorganization includes a vote for or against the conversion of Ben Franklin Financial, MHC to a stock holding company as contemplated by the plan of conversion and reorganization. Voting in favor of the plan of conversion and reorganization will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Ben Franklin Bank.

Who Can Vote at the Meeting

You are entitled to vote your Old Ben Franklin common stock if our records show that you held your shares as of the close of business on October 31, 2014. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on October 31, 2014, there were 1,949,956 shares of Old Ben Franklin common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on October 31, 2014, you may attend the meeting. However, if you hold your shares in street name, you will need proof of stock ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Old Ben Franklin common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding shares of common stock of Old Ben Franklin entitled to be

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cast at the special meeting, including shares held by Ben Franklin Financial, MHC, and (ii) a majority of the outstanding shares of common stock of Old Ben Franklin entitled to be cast at the special meeting, other than shares held by Ben Franklin Financial, MHC.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Old Ben Franklin stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization.

Informational Proposals 3a through 3c. The provisions of New Ben Franklin’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Old Ben Franklin approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Ben Franklin’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Ben Franklin, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Old Ben Franklin. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by Ben Franklin Financial, MHC and Our Executive Officers and Directors

As of October 31, 2014, Ben Franklin Financial, MHC beneficially owned 1,091,062 shares of Old Ben Franklin common stock. This equals approximately 56.0% of our outstanding shares. Ben Franklin Financial, MHC intends to vote all of its shares in favor of each proposal presented by Old Ben Franklin at the meeting.

As of October 31, 2014, our executive officers and directors beneficially owned 151,593 shares of Old Ben Franklin common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals 7.8% of our outstanding shares and 17.6% of shares held by persons other than Ben Franklin Financial, MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Old Ben Franklin common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Old Ben Franklin common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion and reorganization, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” each of the Informational Proposals 3a through 3c.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

If your Old Ben Franklin common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker or other nominee that accompanies this proxy statement/prospectus.

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Old Ben Franklin in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Old Ben Franklin will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and reorganization and the other proposals being considered, Laurel Hill Associates, our proxy solicitor, directors, officers or employees of Old Ben Franklin and Ben Franklin Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as stockholder information agent and stockholder proxy solicitor, we will pay Laurel Hill Associates $5,000 for stockholder solicitation services plus reasonable out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan

If you participate in Ben Franklin Bank of Illinois Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the Employee Stock Ownership Plan. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Old Ben Franklin common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee or its designee is December 17, 2014.

Recommendation of the Board of Directors

The board of directors recommends that you promptly vote the enclosed proxy card in favor of the above described proposals, including the adoption of the plan of conversion and reorganization. Voting the proxy card will not prevent you from voting in person at the special meeting.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion and reorganization.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The boards of directors of Old Ben Franklin and of Ben Franklin Financial, MHC have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the depositors of Ben Franklin Bank and the stockholders of Old Ben Franklin. Special meetings have been called for this purpose. The Federal Reserve Board has approved the application that includes the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

General

Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, Ben Franklin Bank is a wholly-owned subsidiary of Old Ben Franklin and Ben Franklin Financial, MHC owns approximately 56.0% of Old Ben Franklin’s common stock. The remaining 44.0% of Old Ben Franklin’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, New Ben Franklin, will replace Old Ben Franklin as the holding company of Ben Franklin Bank. Each share of Old Ben Franklin common stock owned by the public will be exchanged for between 0.3282 of a share at the minimum and 0.4441 of a share at the maximum of the offering range (or 0.5107 shares at the adjusted maximum of the offering range) of New Ben Franklin common stock, so that Old Ben Franklin’s existing public stockholders will own the same percentage of New Ben Franklin common stock as they owned of Old Ben Franklin’s common stock immediately prior to the conversion (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and as adjusted for assets held by Ben Franklin Financial, MHC). The actual number of shares that you will receive will depend on the percentage of Old Ben Franklin common stock held by the public at the completion of the conversion, the final independent appraisal of New Ben Franklin and the number of shares of New Ben Franklin common stock sold in the offering described in the following paragraph. It will not depend on the market price of Old Ben Franklin common stock.

Concurrently with the exchange offer, we are offering up to 486,828 shares (subject to increase to 559,852 shares) of common stock of New Ben Franklin, representing the ownership interest of Ben Franklin Financial, MHC in Old Ben Franklin (adjusted for the assets held by Ben Franklin Financial, MHC), for sale to eligible Ben Franklin Bank depositors and, possibly to the public, at a price of $10.00 per share. After the conversion and offering are completed, Ben Franklin Bank will be a wholly-owned subsidiary of New Ben Franklin, and 100% of the common stock of New Ben Franklin will be owned by public stockholders. As a result of the conversion and offering, Old Ben Franklin and Ben Franklin Financial, MHC will cease to exist.

New Ben Franklin intends to contribute between $1.2 million and $2.2 million of the net proceeds to Ben Franklin Bank and to retain between $1.0 million and $1.9 million of the net proceeds. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	First, to depositors with accounts at Ben Franklin Bank with aggregate balances of at least $50 at the close of business on June 30, 2013.

(ii)	Second, to our tax-qualified employee benefit plans (specifically Ben Franklin Bank’s employee stock ownership plan), which may subscribe for up to 10% of the shares of common stock sold in the offering. Although we expect our employee stock ownership plan to purchase 7% of the shares of common stock sold in the stock offering, we reserve the right to have the employee stock ownership plan purchase more than 7% of the shares sold in the offering to the extent necessary to complete the offering at the minimum of the offering range.

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(iii)	Third, to depositors with accounts at Ben Franklin Bank with aggregate balances of at least $50 at the close of business on September 30, 2014.

(iv)	Fourth, to depositors of Ben Franklin Bank at the close of business on October 31, 2014.

Shares of common stock not purchased in the subscription offering may be offered for sale to the public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the Cook County and then to Old Ben Franklin’s public stockholders as of October 31, 2014. The community offering, if any, may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated offering. Any determination to accept or reject stock orders in the community offering and the syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New Ben Franklin. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the plan of conversion and reorganization is available for inspection at each branch office of Ben Franklin Bank and at the Federal Reserve Bank of Chicago. The plan of conversion and reorganization is also filed as an exhibit to Ben Franklin Financial, MHC’s application to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website. See “Where You Can Find Additional Information.”

The board of directors recommends that you vote “FOR” the plan of conversion and reorganization of Ben Franklin Financial, MHC.

[Remaining sections same as Prospectus under “The Conversion and Offering,” with the following to be added.]

Exchange of Old Ben Franklin Existing Stockholders’ Stock Certificates

The conversion of outstanding publicly held shares of Old Ben Franklin common stock into the right to receive shares of New Ben Franklin common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Old Ben Franklin who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Old Ben Franklin common stock for certificates evidencing New Ben Franklin common stock. We expect that stock certificates evidencing shares of New Ben Franklin common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Old Ben Franklin stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of New Ben Franklin common stock will be issued to any public stockholder of Old Ben Franklin when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by

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multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Old Ben Franklin stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of a fractional share in your account.

You should not forward your stock certificate(s) until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of New Ben Franklin common stock and will not be paid dividends on the shares of New Ben Franklin common stock until certificates representing shares of Old Ben Franklin common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Old Ben Franklin common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New Ben Franklin common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Old Ben Franklin common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of New Ben Franklin common stock that we issue in exchange for existing shares of Old Ben Franklin common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion and reorganization at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Old Ben Franklin at the time of the special meeting to be voted for an adjournment, if necessary, Old Ben Franklin has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Old Ben Franklin recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization.

PROPOSALS 3a THROUGH 3c — INFORMATIONAL PROPOSALS RELATED TO THE

ARTICLES OF INCORPORATION OF NEW BEN FRANKLIN

By their approval of the plan of conversion and reorganization as set forth in Proposal 1, the board of directors of Old Ben Franklin has approved each of the informational proposals numbered 3a through 3c, all of which relate to provisions included in the articles of incorporation of New Ben Franklin. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of Old Ben Franklin, whose rights are presently governed by the charter and bylaws of Old Ben Franklin, will become stockholders of New Ben Franklin, whose

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rights will be governed by the articles of incorporation and bylaws of New Ben Franklin. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Old Ben Franklin and the articles of incorporation and bylaws of New Ben Franklin. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of New Ben Franklin’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which the board of directors of Old Ben Franklin approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. Old Ben Franklin’s stockholders are being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New Ben Franklin’s articles of incorporation and bylaws which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Ben Franklin, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 3a. – Approval of a Provision in New Ben Franklin’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Certain Amendments to New Ben Franklin’s Articles of Incorporation. No amendment of the charter of Old Ben Franklin may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of New Ben Franklin generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D, E or F of Article 5 (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability) and Article 12 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of New Ben Franklin’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, Ben Franklin Financial, MHC, as a 56.0% stockholder, currently can effectively block any stockholder proposed change to the charter.

The requirement of a super-majority stockholder vote to amend specified provisions of New Ben Franklin’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New Ben Franklin and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of a provision in New Ben Franklin’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Ben Franklin’s articles of incorporation.

Informational Proposal 3b. – Approval of a Provision in New Ben Franklin’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed

19

Amendments to New Ben Franklin’s Bylaws. An amendment to Old Ben Franklin’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Federal Reserve Board. The articles of incorporation of New Ben Franklin provide that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority stockholder vote to amend the bylaws of New Ben Franklin is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, Ben Franklin Financial, MHC, as a 56.0% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both Old Ben Franklin and New Ben Franklin may by a majority vote amend either company’s bylaws.

This provision in New Ben Franklin’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New Ben Franklin and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of the provision in New Ben Franklin’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to New Ben Franklin’s bylaws.

Informational Proposal 3c. – Approval of a Provision in New Ben Franklin’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of New Ben Franklin’s Outstanding Voting Stock. The articles of incorporation of New Ben Franklin provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by New Ben Franklin to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plan of New Ben Franklin or any subsidiary or a trustee of a plan.

The provision in New Ben Franklin’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of New Ben Franklin’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of New Ben Franklin common stock and thereby gain sufficient voting control so as to cause New Ben Franklin to effect a transaction that may not be in the best interests of New Ben Franklin and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in New Ben Franklin, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of New Ben Franklin believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transaction and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in New Ben Franklin’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

20

The board of directors recommends that you vote “FOR” the approval of a provision in New Ben Franklin’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Ben Franklin’s outstanding voting stock.

21

FORWARD-LOOKING STATEMENTS

[Same as prospectus]

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[Same as prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[Same as prospectus]

OUR DIVIDEND POLICY

[Same as prospectus]

MARKET FOR THE COMMON STOCK

[Same as prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[Same as prospectus]

CAPITALIZATION

[Same as prospectus]

PRO FORMA DATA

[Same as prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

[Same as prospectus]

BUSINESS OF NEW BEN FRANKLIN AND OLD BEN FRANKLIN

[Same as prospectus]

BUSINESS OF BEN FRANKLIN BANK

[Same as prospectus]

SUPERVISION AND REGULATION

[Same as prospectus]

FEDERAL, STATE AND LOCAL TAXATION

[Same as prospectus]

22

MANAGEMENT

[Same as prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[Same as prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[Same as prospectus]

THE CONVERSION AND OFFERING

[Same as prospectus]

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF OLD BEN FRANKLIN

[Same as prospectus]

RESTRICTIONS ON ACQUISITION OF NEW BEN FRANKLIN

[Same as prospectus]

DESCRIPTION OF CAPITAL STOCK OF NEW BEN FRANKLIN FOLLOWING THE CONVERSION

[Same as prospectus]

EXCHANGE AGENT

[Same as prospectus]

EXPERTS

[Same as prospectus]

LEGAL MATTERS

[Same as prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[Same as prospectus]

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2015 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 830 East Kensington Road, Arlington Heights, Illinois 60004, no later than                     . Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

23

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of Old Ben Franklin’s Bylaws. Under Old Ben Franklin’s bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received by the Secretary of Old Ben Franklin at least five days before the meeting of stockholders. Written notice that is not timely received will be laid over for action at the following adjourned, special or annual meeting of stockholders taking place 30 days or more thereafter.

Provisions of New Ben Franklin’s Bylaws. New Ben Franklin’s bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of stockholders. Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New Ben Franklin at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on New Ben Franklin’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of New Ben Franklin which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification to serve on the board of directors; (B) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the bylaws; (C) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (D) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on New Ben Franklin’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of New Ben Franklin which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation.

If the conversion is completed, it is expected that advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be given to us no earlier than                     , and no later than                     . If notice is received before                      and no later than                     , it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

24

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available at             .

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

[Financial Statements that are the same as the offering prospectus to appear here]

25

PART II:   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount
*	Registrant’s Legal Fees and Expenses	$375,000
*	Registrant’s Accounting Fees and Expenses	155,000
*	Marketing Agent Fees (1)	305,000
*	Records Management Fees and Expenses	35,000
*	Appraisal Fees and Expenses	39,500
*	Printing, Postage, Mailing and EDGAR Fees	85,000
*	Filing Fees (FINRA, SEC and Blue Sky)	17,000
*	Transfer Agent Fees and Expenses	25,000
*	Business Plan Fees and Expenses	35,000
*	Proxy Solicitor Fees and Expenses	25,000
*	Other	13,000

*	Total	$1,109,500

*	Estimated
(1)	Ben Franklin Financial, Inc. has retained Sterne, Agee & Leach, Inc. to assist in the sale of common stock on a best efforts basis.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Ben Franklin Financial, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder. Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letters between Ben Franklin Financial, MHC, Ben Franklin Financial, Inc., Ben Franklin Bank of Illinois and Sterne, Agee & Leach, Inc.*

1.2	Form of Agency Agreement between Ben Franklin Financial, MHC, Ben Franklin Financial, Inc., a Federal corporation, Ben Franklin Bank of Illinois, Ben Franklin Financial, Inc., a Maryland corporation, and Sterne, Agee & Leach, Inc.

2	Plan of Conversion and Reorganization*

3.1	Articles of Incorporation of Ben Franklin Financial, Inc.*

3.2	Bylaws of Ben Franklin Financial, Inc.*

4	Form of Common Stock Certificate of Ben Franklin Financial, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*

8.2	State Tax Opinion of Crowe Horwath LLP

10.1	Employment Agreement by and between Ben Franklin Bank of Illinois and C. Steven Sjogren(2)

10.2	Employment Agreement by and between Ben Franklin Bank of Illinois and Glen A. Miller(2)

10.3	Ben Franklin Bank of Illinois Employee Stock Ownership Plan(1)

10.4	Ben Franklin Financial, Inc. Equity Incentive Plan(3)

10.5	Form of Restricted Stock Agreement for Employees and Directors(4)

10.6	Form of Stock Option Agreement for Employees(4)

10.7	Form of Stock Option Agreement for Outside Directors(4)

10.8	Formal Agreement with the Office of the Comptroller of the Currency dated December 19, 2012*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Keller & Company, Inc.*

23.3	Consent of Crowe Horwath LLP

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Ben Franklin Financial, Inc. and Keller & Company, Inc.*

99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights*

99.3	Appraisal Report of Keller & Company, Inc.**

99.4	Marketing Materials*

99.5	Stock Order and Certification Form*

99.6	Letter of Keller & Company, Inc. with respect to Liquidation Account*

99.7	Form of Ben Franklin Financial, Inc. Stockholder Proxy Card*

(1)	Incorporated by reference to the Registration Statement on Form SB-2 of Ben Franklin Financial, Inc., originally filed on June 30, 2006, as amended (File No. 333-135562).
(2)	Incorporated by reference to Ben Franklin Financial, Inc.’s Current Report on Form 8-K filed on January 29, 2008 (File No. 000-52240).
(3)	Incorporated by reference to Appendix A to the Definitive Proxy Statement of Ben Franklin Financial, Inc. filed on February 6, 2008 (File No. 000-52240).
(4)	Incorporated by reference to Ben Franklin Financial, Inc.’s Current Report on Form 8-K filed on May 15, 2008 (File No. 000-52240).
*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arlington Heights, State of Illinois on November 6, 2014.

BEN FRANKLIN FINANCIAL, INC.

By:	/s/ C. Steven Sjogren
C. Steven Sjogren
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Ben Franklin Financial , Inc. (the “Company”) hereby severally constitute and appoint C. Steven Sjogren as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said C. Steven Sjogren may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said C. Steven Sjogren shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ C. Steven Sjogren C. Steven Sjogren	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 6, 2014

/s Glen A. Miller Glen A. Miller	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	November 6, 2014

/s/ Robert E. DeCelles Robert E. DeCelles	Director	November 6, 2014

/s/ Bernadine V. Dziedzic Bernadine V. Dziedzic	Director	November 6, 2014

/s/ Nicolas J. Raino Nicholas J. Raino	Director	November 6, 2014

/s/ James M. Reninger James M. Reninger	Director	November 6, 2014